                                                                EXHIBIT 4(ii)(i)

                                                             Loan Number: 020101




                                CREDIT AGREEMENT

                                  by and among

          HERITAGE-IVYSTONE L.P., HERITAGE-LONDON PARK L.P., HERITAGE-
      SPRINGFIELD L.P., UDR PECAN GROVE, L.P., UDR ARIZONA PROPERTIES, LLC,
        ASV-VII PROPERTIES, INC., and UNITED DOMINION REALTY TRUST, INC.,
                            collectively as Borrower


                                       AND


                 GMAC COMMERCIAL MORTGAGE CORPORATION, as Lender


                                February 26, 2002

                                TABLE OF CONTENTS

                                                                              Page
1.   DEFINITIONS.............................................................    1

     1.1.  Definitions.......................................................    1

     1.2.  Construction......................................................   13

           1.2.1.  Number; Inclusion.........................................   13

           1.2.2.  Determination.............................................   13

           1.2.3.  Lender's Discretion and Consent; References to Lender's
                   Requirements..............................................   13

           1.2.4.  Documents Taken as a Whole................................   14

           1.2.5.  Headings..................................................   14

           1.2.6.  Implied References to this Agreement......................   14

           1.2.7.  Persons...................................................   14

           1.2.8.  Modifications to Documents................................   14

           1.2.9.  From, To and Through......................................   14

           1.2.10. Conflicts with Other Loan Documents.......................   14

     1.3.  Accounting Principles.............................................   14

2.   CREDIT FACILITY.........................................................   15

     2.1.  Lender's Commitment...............................................   15

           2.1.1.  Conversion of Indebtedness................................   15

           2.1.2.  Increases in the Commitment...............................   17

     2.2.  Term..............................................................   18

     2.3.  Nature of Lender's Obligations with Respect to the Loan...........   18

     2.4.  Fees..............................................................   18

           2.4.1.  Fees Paid Prior to the Closing Date.......................   19

           2.4.2.  Fees Due on the Closing Date..............................   19

           2.4.3.  Unused Facility Fee.......................................   19

           2.4.4.  Minimum Usage Fee.........................................   19

           2.4.5.  Minimum Servicing Fee.....................................   20

     2.5.   Loan Requests under the Revolving Credit Note...........................  20

            2.5.1.  Sublimits.......................................................  20

     2.6.   Borrowing Tranches......................................................  21

     2.7.   The Note................................................................  21

     2.8.   Use of Proceeds.........................................................  22

     2.9.   Additions to the Collateral Pool........................................  22

            2.9.1.  Procedure for Proposing a Real Property Addition to the
                    Collateral Pool.................................................  22

            2.9.2.  Procedure for Adding a Real Property to the Collateral Pool.....  22

            2.9.3.  Addition Fee....................................................  24

     2.10.  Release of Collateral...................................................  24

     2.11.  Payment of the Loan Balance Without Termination.........................  24

     2.12.  Valuations..............................................................  25

            2.12.1. Timing and Procedure of Valuation...............................  25

            2.12.2. Valuations that Disclose a Decrease in Market Value.............  25

     2.13.  Early Termination Rights................................................  25

            2.13.1. Borrower's Right to Terminate the Revolving Credit Note.........  25

            2.13.2. Borrower's Right to Terminate any Fixed Rate Note...............  26

            2.13.3. Borrower's Right to Terminate the Agreement.....................  26

            2.13.4. Fees Due Upon Early Termination.................................  26

     2.14.  Material Adverse Change.................................................  27

     2.15.  Release of Collateral Followed by a Permanent Loan......................  27

            2.15.1. Permanent Loan..................................................  28

            2.15.2. Procedure for Making a Permanent Loan...........................  28

     2.16.  Guaranty................................................................  29

     2.17.  Extension Option........................................................  30

3.   INTEREST RATES.................................................................  31

     3.1.   Interest Rate...........................................................  31

     3.2.   Interest Rate Determinations............................................  31

            3.2.1.  Prime Rate and Base Rate Determinations.........................  31

            3.2.2.  Base Rate and Margin Quotations.................................  32

     3.3.  Interest Periods.........................................................  32

           3.3.1.  Interest Period to End on a Business Day.........................  32

           3.3.2.  No Interest Periods Beyond the Revolving Credit Note
                   Expiration Date..................................................  32

           3.3.3.  Renewals.........................................................  32

           3.3.4.  Interest After Default...........................................  33

           3.3.5.  Late Charge......................................................  34

     3.4.  Reference Bills(SM) Rate Unascertainable: Illegality; Increased Costs....  34

           3.4.1.  Unascertainable..................................................  34

           3.4.2.  Illegality; Increased Costs......................................  34

           3.4.3.  Lender's Rights..................................................  35

4.   PAYMENTS.......................................................................  35

     4.1.  Payments.................................................................  35

     4.2.  Payment Dates............................................................  35

     4.3.  Prepayments..............................................................  36

           4.3.1.  Voluntary Prepayments............................................  36

           4.3.2.  Mandatory Prepayment / Collateral Pool Addition..................  36

     4.4.  Prepayment Fee...........................................................  38

     4.5.  Additional Payment Obligations...........................................  38

     4.6.  Additional Compensation in Certain Circumstances.........................  38

           4.6.1.  Increased Costs Resulting from Taxes, Etc........................  39

           4.6.2.  Termination......................................................  39

           4.6.3.  Indemnity........................................................  39

5.   CONDITIONS OF LENDING..........................................................  40

     5.1.  Initial Borrowing........................................................  40

           5.1.1.  Delivery of Loan Documents.......................................  40

           5.1.2.  Validity of Representations......................................  40

           5.1.3.  Officer's Certificate............................................  40

           5.1.4.  Opinion of Counsel...............................................  41

           5.1.5.  Legal Details....................................................  41

           5.1.6.  Payment of Fees..................................................  41

           5.1.7.  Consents....................................................  41

           5.1.8.  No Material Adverse Change..................................  41

           5.1.9.  No Violation of Laws........................................  42

           5.1.10. No Actions or Proceedings...................................  42

           5.1.11. Collateral Initially Included in Collateral Pool............  42

           5.1.12. Other Conditions............................................  42

     5.2.  Each Subsequent Borrowing Tranche...................................  42

6.   REPRESENTATIONS AND WARRANTIES............................................  43

     6.1.  Representations and Warranties......................................  43

           6.1.1.  Organization and Qualification..............................  43

           6.1.2.  Single Asset Borrower.......................................  43

           6.1.3.  Power and Authority.........................................  43

           6.1.4.  Validity and Binding Effect.................................  43

           6.1.5.  No Conflict.................................................  43

           6.1.6.  Litigation..................................................  44

           6.1.7.  Title to Collateral Pool Properties.........................  44

           6.1.8.  Use of Proceeds.............................................  44

           6.1.9.  Full Disclosure.............................................  44

           6.1.10. Taxes.......................................................  45

           6.1.11. Consents and Approvals......................................  45

           6.1.12. No Event of Default; Compliance with Instruments............  45

           6.1.13. Security Interests..........................................  45

           6.1.14. Mortgage Liens..............................................  46

           6.1.15. Insurance...................................................  46

           6.1.16. Material Contracts; Burdensome Restrictions.................  46

           6.1.17. Investment Companies; Regulated Entities....................  46

           6.1.18. Pension Plans and Benefit Arrangements......................  47

           6.1.19. Other Indebtedness..........................................  48

           6.1.20. Solvency....................................................  48

           6.1.21. Agreements..................................................  48

           6.1.22. No Bankruptcy Filing........................................  48

            6.1.23. Formation.................................................  48

            6.1.24. Compliance................................................  49

            6.1.25. Not a Foreign Person......................................  49

            6.1.26. Labor Matters.............................................  49

            6.1.27. Condemnation..............................................  49

            6.1.28. Utilities and Public Access...............................  49

            6.1.29. No Joint Assessment; Separate Lots........................  49

            6.1.30. Assessments...............................................  50

            6.1.31. No Liabilities............................................  50

            6.1.32. No Prior Assignment.......................................  50

            6.1.33. Certificate of Occupancy..................................  50

            6.1.34. Intellectual Property.....................................  50

            6.1.35. Conduct of Business.......................................  50

            6.1.36. Title Insurance...........................................  51

            6.1.37. No Default................................................  51

            6.1.38. Condition of the Collateral Pool Properties...............  51

            6.1.39. Non-Residential Leases....................................  51

            6.1.40. No Low Income Housing Tax Credit..........................  51

            6.1.41. No Restrictions...........................................  51

            6.1.42. No Adverse Affect on the Loan.............................  51

            6.1.43. Term of Leases............................................  52

      6.2.  Updates...........................................................  52

      6.3.  Survival of Representations and Warranties........................  52

7.    COVENANTS...............................................................  52

      7.1.  Covenants.........................................................  52

            7.1.1.  Preservation of Existence.................................  52

            7.1.2.  Maintenance of Real Estate Properties and Leases..........  53

            7.1.3.  Collateral Agreements.....................................  53

            7.1.4.  Inspection Rights.........................................  53

            7.1.5.  Single Asset Borrower.....................................  53

            7.1.6.  Use of Proceeds...........................................  54

           7.1.7.  Further Assurances.........................................  54

           7.1.8.  Collateral Pool Properties.................................  54

           7.1.9.  Subsequent Periodic Valuations.............................  54

           7.1.10. Special ERISA Related Covenants............................  54

           7.1.11. Indebtedness...............................................  55

           7.1.12. Liens......................................................  56

           7.1.13. Liquidations, Mergers, Consolidations, Acquisitions........  56

           7.1.14. Dispositions of Assets.....................................  56

           7.1.15. Affiliate Transactions.....................................  56

           7.1.16. Continuation of or Change in Business......................  56

           7.1.17. Changes in Organizational Documents; Name..................  56

           7.1.18. Properties Under Development...............................  57

           7.1.19. Further Documentation......................................  57

           7.1.20. Compliance with Lender Requirements........................  57

           7.1.21. Subordination of Leases....................................  57

           7.1.22. Enforceability of Loan Documents...........................  57

           7.1.23. ERISA Matters..............................................  58

     7.2.  Reporting Requirements.............................................  58

           7.2.1.  Notice of Default..........................................  58

           7.2.2.  Notice of Litigation.......................................  59

           7.2.3.  Notice of Material Adverse Change..........................  59

8.   DEFAULT..................................................................  59

     8.1.  Events of Default..................................................  59

           8.1.1.  Payments Under Loan Documents..............................  59

           8.1.2.  Breach of Representation or Warranty.......................  59

           8.1.3.  Breach of Covenant.........................................  59

           8.1.4.  Event of Default under the Loan Documents..................  60

           8.1.5.  Final Judgments or Orders..................................  60

           8.1.6.  Notice of Lien or Assessment...............................  60

           8.1.7.  Insolvency.................................................  60

           8.1.8.  Cessation of Business......................................  60

           8.1.9.  Lien Priority.......................................................  60

           8.1.10. Bankruptcy and Other Proceedings....................................  61

           8.1.11. Material Adverse Change.............................................  61

     8.2.  Consequences of Event of Default............................................  61

     8.3.  Notice of Sale..............................................................  61

9.   MISCELLANEOUS.....................................................................  61

     9.1.  Cooperation by Borrower; Borrower's Obligations.............................  61

     9.2.  Successors and Assigns......................................................  62

     9.3.  Modifications, Amendments or Waivers........................................  62

     9.4.  Forbearance.................................................................  62

     9.5.  Remedies Cumulative.........................................................  62

     9.6.  Reimbursement and Indemnification of Lender and Servicer by Borrower;
           Taxes.......................................................................  63

     9.7.  Holidays....................................................................  63

     9.8.  Notices.....................................................................  64

     9.9.  Severability................................................................  65

     9.10. Governing Law; Consent to Jurisdiction and Venue............................  65

     9.11. Prior Understanding.........................................................  65

     9.12. Duration; Survival..........................................................  65

     9.13. Disclosure of Information...................................................  66

     9.14. Exceptions..................................................................  66

     9.15. Relationship of Parties; No Third Parties Benefited.........................  66

     9.16. Authority to File Notices...................................................  66

     9.17. WAIVER OF TRIAL BY JURY.....................................................  66

     9.18. Interpretation..............................................................  67

     9.19. Brokerage Fee...............................................................  67

     9.20. Advertising.................................................................  67

     9.21. Time of Essence.............................................................  67

     9.22. Counterparts................................................................  67

     9.23. Transfers of Collateral Pool Properties to Affiliates of Borrower...........  67

     9.24. Full Recourse Guaranty......................................................  68

     9.25.  Indemnity and Certification Regarding Certain Surveys Provided to Lender.......   69

     9.26.  Provisions regarding the Springfield Apartments in Denton, Texas...............   69

10.  PROVISIONS WITH RESPECT TO THE FIXED RATE NOTE........................................   70

     10.1.  Fixed Rate Note Specific Provisions Contained in Section 1.....................   70

     10.2.  Fixed Rate Note Specific Provisions Contained in Section 2.....................   70

     10.3.  Fixed Rate Note Specific Provisions Contained in Section 3.....................   71

     10.4.  Additional Fixed Rate Note Specific Provisions.................................   71

                                CREDIT AGREEMENT
                                ----------------

          THIS CREDIT AGREEMENT ("Agreement") is dated as of February 26, 2002
                                  ---------
and is made by and among HERITAGE-IVYSTONE L.P., an Arizona limited partnership, HERITAGE-LONDON PARK L.P., an Arizona limited partnership, HERITAGE-SPRINGFIELD L.P., an Arizona limited partnership, UDR PECAN GROVE, L.P., a Delaware limited partnership, UDR ARIZONA PROPERTIES, LLC, a Virginia limited liability company, ASV-VII PROPERTIES, INC., an Arizona corporation and UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, each having an address at c/o United Dominion Realty Trust, Inc. (as applicable), 400 East Cary Street, Corporate Offices, Richmond, Virginia 23219 (collectively, "Borrower") and GMAC COMMERCIAL
                                                  --------
MORTGAGE CORPORATION, a California corporation, having an address at 200 Witmer Road, Horsham, Pennsylvania 19044.

                                    RECITALS
                                    --------

          WHEREAS, Borrower desires to obtain from Lender a credit facility in an amount, up to but not exceeding, Seventy Million Six Hundred Sixty-Nine Thousand and NO/100 Dollars ($70,669,000.00), subject to adjustment in the manner set forth herein;

          WHEREAS, Borrower has offered to grant Lender a security interest in certain real property and other assets owned by Borrower as security for Borrower's repayment of such loan; and

          WHEREAS, Lender is willing to make the above-described loan to Borrower secured by an interest in such real property and other assets owned by Borrower.

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.   DEFINITIONS

     1.1. Definitions.

          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

          "Addition Fee" shall have the meaning set forth in SECTION 2.9.3.
           ------------                                      -------------

          "Additional Collateral Facility" shall mean the increase in the
           ------------------------------
Maximum Facility Available caused solely by the addition of real property to the Collateral Pool.

          "Affiliate" or "Affiliates" as to any Person shall mean any other
           ---------      ----------
Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or
(iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

          "Agreement" shall mean this Credit Agreement, as the same may be
           ---------
supplemented or amended from time to time, including all schedules attached hereto.

          "Authorized Officer" shall mean those individuals, designated by
           ------------------
written notice to Lender from Borrower, authorized to execute notices, reports and other documents on behalf of Borrower required hereunder; provided, further,
                                                              --------  -------
that the individuals so designated as the Authorized Officers of Borrower shall be the sole representatives of Borrower for the purpose of giving or receiving any notices permitted or required by this Agreement. Borrower may amend such list of individuals from time to time by giving written notice of such amendment to Lender.

          "Base Rate" shall mean the Reference BillsSM Rate plus the Margin or
           ---------
the LIBO Rate plus the Margin, as the context shall require. Interest accruing at the Base Rate shall be calculated monthly in the manner provided herein based on the aggregate principal balance of the Base Rate Borrowing Tranches outstanding during the applicable Month, and such interest shall be paid in arrears, as provided herein. The Reference BillsSM Rate or the LIBO Rate, as applicable, with respect to each Base Rate Borrowing Tranche shall remain fixed throughout the applicable Interest Period and shall then be redetermined as of each renewal of such Base Rate Borrowing Tranche in accordance with SECTION
                                                                    -------
3.2.1. The Margin with respect to each Base Rate Borrowing Tranche shall be
-----
determined and redetermined from time to time in accordance with SECTION 3.2.1.
                                                                 -------------

          "Base Rate Borrowing Tranche" shall mean any Borrowing Tranche which
           ---------------------------
accrues interest at the Base Rate.

          "Benefit Arrangement" shall mean at any time an "employee benefit
           -------------------
plan," within the meaning of Section 3(3) of ERISA, including without limitation a Pension Plan or a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

          "Borrower" shall mean the entity(ies) defined as Borrower in the
           --------
Recitals together with any Proposed Borrower that joins in this Agreement pursuant to the terms and conditions of SECTION 2.9.2.2.
                                        ---------------

          "Borrowing Date" shall mean, with respect to any Borrowing Tranche,
           --------------
the date of borrowing, which shall be a Business Day.

          "Borrowing Tranche" shall mean (i) each advance at the Base Rate
           -----------------
hereunder having a particular Interest Period outstanding at any one time, (ii) each advance, if any, evidenced by a separate Fixed Rate Note and (iii) all advances at the Prime Rate. Two (2) or more Base Rate Borrowing Tranches may be combined to form a single Base Rate Borrowing Tranche with the same Interest Period in the event such Borrowing Tranches mature and are renewed at the same time with the same Interest Period, provided that in the event such Borrowing Tranches do not mature at the same time, Borrower may prepay one or more of such Borrowing Tranche(s) on the maturity date of the other Borrowing Tranche(s), but only in the event Borrower shall have previously paid in advance all interest applicable to the Borrowing Tranche(s) to be prepaid in accordance with the provisions of SECTION 4.3.1.2(iii). One or
                                                   -------------------
more Base Rate Borrowing Tranches may be converted to a single Fixed Rate Borrowing Tranche under and pursuant to the terms of SECTION 2.1.1. For all
                                                     -------------
purposes hereunder, all Prime Rate fundings shall be aggregated and deemed a single Borrowing Tranche. The Prime Rate Borrowing Tranche may be converted, in whole or in part, to (1) a Base Rate Borrowing Tranche subject to the provisions of SECTION 3.3 or (2) a Fixed Rate Borrowing Tranche subject to the provisions
   -----------
of SECTION 2.1.1.
   -------------

          "Business Day" shall mean any day other than (i) a Saturday or Sunday
           ------------
or a legal holiday on which either Lender or Servicer is closed for business, and (ii) in connection with any Loan Request or Renewal Request for a Base Rate Borrowing Tranche which will accrue interest in part based on the LIBO Rate, any day in which business is not carried on in the London interbank market.

          "Closing Date" shall mean the first date on which both of the
           ------------
following requirements are met: (i) this Agreement has been fully executed and
(ii) all conditions to closing set forth in SECTION 5.1 hereof shall have been
                                            -----------
satisfied. The closing shall take place on the Closing Date at such time and place as the parties agree.

          "Collateral" shall mean the Collateral Pool Properties, and all other
           ----------
property of Borrower on which first priority liens and security interests have been granted for the benefit of Lender to secure the Loan and all other obligations of Borrower under the Collateral Pool Property Documents.

          "Collateral Agreements" shall mean (i) any agreements between Borrower
           ---------------------
and Lender for the purpose of establishing replacement reserves for the Collateral Pool Properties or a particular Collateral Pool Property, including
(a) agreements establishing a fund to assure the completion of repairs or improvements specified in any such agreement, or (b) agreements assuring a reduction of the outstanding principal balance of the Loan if the occupancy income from a Collateral Pool Property does not increase to a level specified in such agreement, and (ii) any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account, all of the foregoing to be imposed only pursuant to an express written agreement between Borrower and Lender entered into (a) at the Closing Date, or
(b) with respect to real estate properties added to the Collateral Pool pursuant to SECTION 2.9, at or prior to such addition.
   -----------

          "Collateral Pool", "Collateral Pool Property" and "Collateral Pool
           ---------------    ------------------------       ---------------
Properties" shall mean, subject to the provisions of SECTION 9.26, the
----------                                           ------------
multi-family real property or properties, as the case may be, as set forth in
SCHEDULE 1.1(A), together with any multi-family real estate properties which
--------------
have been added to the Collateral Pool and less any real estate properties which have been released from the Collateral Pool hereunder.

          "Collateral Pool Property Documents" shall mean the then current
           ----------------------------------
versions of the Security Instruments, assignments of leases and rents, guaranties, indemnities, Collateral Agreements, O&M Programs, and any other documents now or in the future executed by Borrower, any guarantor or any other person or entity in connection with the Loan or the Collateral, as such documents may be amended from time to time. The Collateral Pool Property Documents shall include those documents set forth in SCHEDULE 1.1(B).
                                                     --------------

          "Commitment" shall mean Seventy Million Six Hundred Sixty-Nine
           ----------
Thousand and NO/100 Dollars ($70,669,000.00), subject to adjustment pursuant to the provisions of SECTION 2.1.2.
                  -------------

          "Consolidated Adjusted Tangible Net Worth" shall mean at any date (i)
           ----------------------------------------
the sum of (a) the consolidated shareholders equity of the Consolidated Group (net of Minority Interests) and (b) accumulated depreciation of all real estate owned to the extent reflected in the then book value of the Consolidated Assets, less without duplication (ii) the Intangible Assets of the Consolidated Group.

          "Consolidated Assets" shall mean the amount set forth on Guarantor's
           -------------------
then current 10-Q or 10-K filing with the Securities and Exchange Commission, as the case may be, and listed under the item "Consolidated Assets".

          "Consolidated Group" shall mean Guarantor and its consolidated
           ------------------
subsidiaries, as determined in accordance with GAAP.

          "Deemed Minimum Loan Amount" shall mean an amount equal to twenty-five
           --------------------------
percent (25%) of the Commitment.

          "Dollar", "U.S. Dollars" and the symbol $ shall mean lawful money of
           ----------------------                 -
the United States of America.

          "Early Termination Fee" shall have the meaning set forth in SECTION
           ---------------------                                      -------
2.13.4.1.
--------

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          "ERISA Group" shall mean, at any time, Borrower and all members of a
           -----------
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Event of Default" shall mean any of the events described in SECTION
           ----------------                                            -------
8.1 or otherwise referred to herein as an "Event of Default".
---

          "Expiration Date" shall mean the later to occur of the Revolving
           ---------------
Credit Note Expiration Date or the Fixed Rate Note Expiration Date.

          "Facility Debt Service" shall mean, for the purposes of this
           ---------------------
Agreement, the sum of (i) the interest due under the Revolving Credit Note and any Fixed Rate Notes then outstanding, including any default interest due under such notes, (ii) an amount equal to one hundred basis points (.01) times the then outstanding principal balance of the Revolving Credit Note, and (iii) the amounts payable under SECTION 2.4.5 but exclusive of any voluntary or mandatory
                      -------------
principal prepayments allowed or required hereunder. Facility Debt Service with respect to the Revolving Credit Note shall be annualized at the time of determination based on the debt service then accruing under all outstanding Base Rate Borrowing Tranches (notwithstanding the duration of any Interest Period) and all outstanding Prime Rate Borrowing Tranches. Facility Debt Service shall be recalculated as of each (a) Loan Request, (b) Renewal Request, or deemed renewal under SECTION 3.3.3, (c)
                                                      -------------
conversion pursuant to SECTION 2.1.1, (d) anniversary of the Closing Date, (e)
                       -------------
addition or deletion of a property to or from the Collateral Pool and (f) repayment of any principal portion of the Loan.

          "Facility Debt Service Coverage Ratio" shall mean, at the time of
           ------------------------------------
determination, the then prevailing computation of Net Operating Income of the Collateral Pool Properties divided by the then prevailing computation of Facility Debt Service.

          "Fixed Rate Borrowing Tranche" shall mean any Borrowing Tranche
           ----------------------------
evidenced by a Fixed Rate Note. For all purposes hereunder each Fixed Rate Note shall evidence a single Fixed Rate Borrowing Tranche and each Fixed Rate Borrowing Tranche shall accrue interest at the rate set forth in the Fixed Rate Note evidencing such Borrowing Tranche.

          "Fixed Rate Note" shall mean, collectively (or individually, as and
           ---------------
when the context shall require) any Multifamily Note executed in connection with the provisions of SECTION 2.1.1, evidencing a conversion of the indebtedness
                  -------------
formerly evidenced by the Revolving Credit Note, to indebtedness evidenced by and accruing interest at the fixed interest rate set forth in such Multifamily Note, together with all amendments, extensions, renewals, replacements, refinancings, refundings or replacements of any such Multifamily Note, in whole or in part.

          "Fixed Rate Note Expiration Date" shall mean the earlier to occur of
           -------------------------------
(i) the maturity date of the last maturing Fixed Rate Note or (ii) the date on which Borrower elects to terminate this Agreement in full or its obligations under the last remaining Fixed Rate Note pursuant to SECTION 2.13, provided
                                                     ------------
that, in the instance of item (i), Borrower shall comply with the applicable provisions of SECTION 2.13.
              ------------

          "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation.
           -----------

          "GAAP" shall mean generally accepted accounting principles as are in
           ----
effect from time to time, subject to the provisions of SECTION 1.3, and applied
                                                       -----------
on a consistent basis both as to classification of items and amounts.

          "G-Fee" shall mean (i) with respect to any Base Rate Borrowing Tranche
           -----
hereunder, the applicable percentage set forth in SCHEDULE 3.2 unless (a)
                                                  ------------
Guarantor shall not then be in compliance with Guarantor's Financial Covenant or
(b) a Material Adverse Change shall then exist with respect to Guarantor, in which case the applicable percentage shall be as set forth in SCHEDULE 3.2(A),
                                                              --------------
and (ii) with respect to any Fixed Rate Borrowing Tranche, the percentage attributable to the G-Fee for each Fixed Rate Borrowing Tranche shall be set forth in Section 23 of the applicable Fixed Rate Note. The G-Fee with respect to each Base Rate Borrowing Tranche shall be determined and redetermined from time to time in accordance with SECTION 3.2.1. The G-Fee with respect to each Base
                           -------------
Rate Borrowing Tranche shall also be subject to repricing prior to any extension period in accordance with the provisions of SECTION 2.17. The G-Fee may be
                                            ------------
increased as provided in SECTION 4.5.
                         -----------

          "G-Fee Amount" shall mean the product of the applicable G-Fee times
           ------------
the principal amount of the then outstanding Borrowing Tranche(s).

          "Guarantor" shall mean United Dominion Realty Trust, Inc.
           ---------

          "Guarantor's Financial Covenant" shall have the meaning set forth in
           ------------------------------
SECTION 2.16.
------------

          "Guaranty" shall mean that certain Guaranty dated as of the Closing
           --------
Date and executed by Guarantor in favor of Lender, together with any and all amendments, extensions, renewals or replacements, thereof in whole or in part.

          "Guide" shall mean the then current version of the Freddie Mac
           -----
Multifamily Seller/Servicer's Guide.

          "Intangible Assets" shall mean the amount set forth on Guarantor's
           -----------------
then current 10-Q or 10-K filing with the Securities and Exchange Commission, as the case may be, and listed under the item "Intangible Assets".

          "Interest Period" shall have the meaning assigned to such term in
           ---------------
SECTION 3.3.
-----------

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,
           ---------------------
as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          "Law" shall mean any applicable law (including common law),
           ---
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

          "Lender" shall mean at any time and from time to time, the entity that
           ------
is the holder of the Note, provided that Lender may in its sole discretion designate Servicer to perform some or all of Lender's obligations under this Agreement, the Note and the other Loan Documents. Promptly after the initial closing under this Agreement, GMAC Commercial Mortgage Corporation, the initial Lender, shall sell the Note to Freddie Mac and shall assign all of its interests in this Agreement and the other Loan Documents to Freddie Mac.

          "LIBO Rate" shall mean, with respect to any Borrowing Tranche, the
           ---------
rate of interest, rounded to the nearest basis point (i.e. one-hundredth of one percent (.0001)), displayed as of 11:00 a.m. London time on the second Business Day preceding the first day of the applicable Interest Period on the Bloomberg, L.P., page "BBAM", as the British Bankers Association ("BBA") LIBO Rate (such
                                                        ---
page, or such other page as may replace page BBAM on that service, or at the option of Lender (i) the applicable page on another credible and generally recognized service which electronically transmits or displays BBA LIBO Rates for the applicable Interest Period or (ii) any publication of LIBO Rates available from BBA for the applicable Interest Period, is referred to as the "Designated
                                                                    ----------
Bloomberg Page") for purposes of calculating effective rates of interest for
--------------
loans or obligations for an amount comparable to such Borrowing Tranche and having a borrowing date equal to the Borrowing Date and a maturity comparable to the Interest Period. If the Designated

Bloomberg Page is not available but is generally still published the LIBO Rate for such Interest Period will be the BBA LIBO Rate most recently published for such Interest Period.

          "Lien" shall mean any Security Instrument, pledge, lien, security
           ----
interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

          "Loan" shall mean the sum of all Borrowing Tranches outstanding at any
           ----
one time.

          "Loan Document" or "Loan Documents" shall mean any or all of this
           -------------      --------------
Agreement, the Revolving Credit Note, the Fixed Rate Note, if any, the Guaranty, the Collateral Pool Property Documents and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith.

          "Loan to Value Ratio" shall mean the product, expressed as a
           -------------------
percentage, determined by dividing the Loan by the aggregate of the then current Market Values of the Collateral Pool Properties.

          "Loan Request" shall have the meaning given to such term in SECTION
           ------------                                               -------
2.5.
---

          "Margin" shall mean the sum of the G-Fee and the Servicing Fee.
           ------

          "Market Value" shall mean as to each individual Collateral Pool
           ------------
Property, the fair market value of such property, as determined by Lender in its discretion, as the same shall exist from time to time. The initial Market Values of each real property which will comprise the Collateral Pool as of the Closing Date are set forth on SCHEDULE 1.1(A). The Market Value of any Collateral Pool
                      --------------
Property, including, without limitation, those set forth on SCHEDULE 1.1(A),
                                                            --------------
shall be subject to increase or decrease in accordance with the terms and conditions of this Agreement.

          "Material Adverse Change" shall mean any set of circumstances or
           -----------------------
events which, in Lender's reasonable discretion would have or is then reasonably expected to have a material adverse effect on (i) the validity or enforceability of this Agreement, the Guaranty or the other Loan Documents taken as a whole,
(ii) the ability of Borrower or Guarantor to duly and punctually pay or perform its Obligations, (iii) the ability of Lender to (a) obtain the benefits of the Loan, or (b) enforce its legal remedies pursuant to this Agreement or the other Loan Documents taken as a whole, including, without limitation, by realizing upon any Collateral or the Guaranty, (iv) the business prospects or financial condition of Borrower or Guarantor, (v) the business prospects or financial condition or Market Value of, or the leasing activity with respect to, any Collateral Pool Property, (vi) the physical condition of any Collateral Pool Property, or (vii) the compliance of any Collateral Pool Property with any Law.

          "Maximum Facility Available" shall mean, at the time of determination,
           --------------------------
the maximum amount which Borrower may borrow under the Revolving Credit Note without violating the Sublimits set forth in SECTION 2.5.1.
                                             -------------

          "Maximum Loan to Value Ratio" shall have the meaning given to such
           ---------------------------
term in SECTION 2.5.1.1.
                -------

          "Minimum Servicing Fee" shall mean an amount equal to one-twelfth
           ---------------------
(1/12th) of the product obtained by (i) an assumed Borrowing Tranche in an amount equal to the Deemed Minimum Loan Amount times (ii) the Servicing Fee.

          "Minority Interests" shall mean any shares of stock (or other equity
           ------------------
interest) of any class of a subsidiary of Guarantor (other than directors' qualifying shares as required by law) that are not owned by Guarantor and/or any wholly owned subsidiary of Guarantor, all as determined in accordance with GAAP. Minority Interests constituting (i) preferred stock shall be valued at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater and (ii) common stock shall be valued at the book value of the capitalized surplus applicable thereto adjusted by the foregoing method of valuing Minority Interests in preferred stock.

          "Minimum Usage Fee" shall have the meaning set forth in SECTION 2.4.4.
           -----------------                                      -------------

          "Month" shall mean the appropriate calendar month.
           -----

          "Monthly Payment Statement" shall have the meaning given to such term
           -------------------------
in SECTION 4.2.
   -----------

          "Mortgage Review Fee" shall mean a non-refundable fee in the amount of
           -------------------
Four Thousand and NO/100 Dollars ($4,000.00) per real property.

          "Multiemployer Plan" shall mean any employee benefit plan which is a
           ------------------
"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) Pension Plan years, has made or had an obligation to make such contributions.

          "Net Operating Income" shall mean an annualized dollar amount equal to
           --------------------
all income from the operations of the Collateral Pool Properties that is available for repayment of debt and return of equity after deducting for economic vacancy and all expenses (exclusive of Facility Debt Service). Net Operating Income shall be calculated by Lender for each individual Collateral Pool Property as of the Closing Date and thereafter no later than July 1/st/ of each calendar year during the term of this Agreement which is prior to the Revolving Credit Note Expiration Date, commencing July 1, 2003, in accordance with Lender's then current methodology, consistently applied, excluding from such calculation expenses from depreciation, amortization, interest expenses, non-recurring items and capital expenses, but including in such calculation an assumed capital expense reserve in an amount consistent with Lender's then current requirements for such capital reserves. In addition, upon the addition or release of any real property in the Collateral Pool pursuant to the provisions hereof, Lender shall re-calculate Net Operating Income for the Collateral Pool as follows: (i) in the event of an addition of a real property to the Collateral Pool, Lender shall add the Net Operating Income of the real property included in the Collateral Pool to the then current determination of Net Operating Income for the Collateral Pool; or (ii) in the event of a release of a real property from the Collateral Pool, Lender shall subtract the Net Operating Income of the real property released from the Collateral Pool from the then current determination of Net Operating Income for the Collateral Pool.

          "Note" shall mean the Revolving Credit Note and the Fixed Rate Note
           ----
(if any), individually or collectively, as the context may require.

          "O&M Programs" shall mean a written program of operations and
           ------------
maintenance for a Collateral Pool Property approved in writing by Lender.

          "Obligation" shall mean any obligation or liability of Borrower to
           ----------
Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Note or any other Loan Document, excluding any Permanent Loan or any other liability of Borrower to Lender not created under this Agreement, the Note or the other Loan Documents.

          "Official Body" shall mean any national, federal, state, local or
           -------------
other government or political subdivision or any agency, authority, bureau, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Payment Date" shall have the meaning given to that term in SECTION
           ------------                                               -------
4.2.
---

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
pursuant to Subtitle A of Title IV of ERISA or any successor.

          "Pension Plan" shall mean at any time an employee pension benefit plan
           ------------
which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five (5) years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

          "Permanent Loan" shall have the meaning assigned to that term in
           --------------
SECTION 2.15.1.
--------------

          "Permanent Loan Collateral" shall have the meaning assigned to that
           -------------------------
term in SECTION 2.15.1.
        --------------

          "Permitted Exceptions" shall mean:
           --------------------

              (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

               (b) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

               (c) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of a real property, none of which (i) materially impairs the use of such property or the value thereof, (ii) is violated in any material respect by existing or proposed structures or land use or (iii) impairs Borrower's ability to rebuild, repair or restore any improvements located on a Collateral Pool Property following a casualty;

               (d) Liens, security interests and mortgages in favor of Lender for the benefit of Lender; and

               (e) Encumbrances listed as exceptions to Lender's title insurance policies for the Collateral Pool Properties.

          "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

          "Potential Default" shall mean any event or condition which, with the
           -----------------
passage of time, the giving of notice, or a determination by Lender, or any combination of the foregoing, would constitute an Event of Default.

          "Prepayment Fee" shall have the meaning set forth in SECTION 4.4.
           --------------                                      -----------

          "Prime Rate" shall mean the rate of interest per annum established on
           ----------
the first day of each Month during the term hereof and published in The Wall
                                                                    --------
Street Journal as the prime rate, or any comparable publication reasonably
--------------
selected by Lender in the event The Wall Street Journal no longer publishes the
                                -----------------------
prime rate.

          "Prime Rate Borrowing Tranche" shall mean any Borrowing Tranche which
           ----------------------------
accrues interest at the Prime Rate.

          "Prohibited Transaction" shall mean any prohibited transaction as
           ----------------------
defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

          "Proposed Borrower" shall mean a single asset entity that is an
           -----------------
Affiliate of Borrower and is the owner of a real property which has been proposed to be included in the Collateral Pool, pursuant to the terms hereof.

          "Receivables" shall mean any (i) right of payment from or on behalf of
           -----------
any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale or financing by a member or the Consolidated Group of merchandise or services, and monies due thereunder, (ii) security in the merchandise and services financed thereby, (iii) records related thereto, (iv) right to payment of any interest or finance charges and other obligations with respect thereto, (v) proceeds from claims or insurance policies related thereto,
(vi) other proceeds related thereto, and (vii) other related rights.

          "Reference Bills(SM)" shall mean the unsecured general obligations of
           ------------------
Freddie Mac designated by Freddie Mac as "Reference Bills(SM)" and issued by Freddie Mac at regularly scheduled auctions. In the event Freddie Mac shall at any time cease to designate any unsecured general obligations of Freddie Mac as "Reference Bills(SM)", Lender shall be permitted to exercise its rights under
SECTION 3.4.
-----------

          "Reference Bills(SM) Rate" shall mean, with respect to each Base Rate
           ------------------------
Borrowing Tranche, the "Money Market Yield" (or any equivalent terms designated by Lender) applicable to the Reference Bills(SM) (i) having an original maturity most comparable to the term of the Interest Period for the applicable Borrowing Tranche and (ii) issued at the most recently conducted regularly scheduled auction preceding the commencement of the Interest Period for such Borrowing Tranche, as the same is displayed (a) on the Reference Bill Index Page (i.e. the Freddie Mac debt securities web page accessed via the Freddie Mac website at www.freddiemac.com), or (b) at the option of Lender, in any publication of Reference Bills(SM) auction results designated by Freddie Mac. Notwithstanding any of the foregoing to the contrary, in the event Freddie Mac shall not have conducted a regularly scheduled auction of unsecured general obligations within the sixty (60) day period prior to the first day of the Interest Period for any Borrowing Tranche requested under SECTIONS 2.5 or 3.3 hereof, the Reference
                                  ------------    ---
Bills(SM) Rate shall be deemed to be unascertainable and Lender shall be permitted to exercise its rights under SECTION 3.4.
                                       -----------

          "Renewal Date" shall have the meaning given to such term in SECTION
           ------------                                               -------
3.3.3.
-----

          "Renewal Request" shall have the meaning given to such term in SECTION
           ---------------                                               -------
3.3.3.
-----

          "Reportable Event" shall mean a reportable event described in Section
           ----------------
4043 of ERISA and regulations thereunder with respect to a Pension Plan or Multiemployer Plan.

          "Required Maturity Date" shall have the meaning set forth in SECTION
           ----------------------                                      -------
3.3.2.
-----

          "Revolving Credit Note" shall mean the Multifamily Note of Borrower,
           ---------------------
in the initial maximum principal amount of the Commitment, which evidences the Base Rate and Prime Rate Borrowing Tranches, together with all amendments, extensions, renewals, replacements, refinancings, refundings or replacements thereof in whole or in part. The G-Fee applicable to any Base Rate Borrowing Tranche shall be subject to repricing prior to any extension period in accordance with the provisions of SECTION 2.17.
                                  ------------

          "Revolving Credit Note Expiration Date" shall mean the earlier to
           -------------------------------------
occur of (i) the maturity date of the Revolving Credit Note (which date shall be the fifth (5/th/) anniversary of the Closing Date or in the event Borrower shall exercise the extension option pursuant to the provisions of SECTION 2.17, the
                                                            ------------
ninth (9/th/) anniversary of the Closing Date) or (ii) the date on which Borrower elects to terminate its obligations under the Revolving Credit Note or this Agreement pursuant to SECTION 2.13, provided that Borrower shall comply
                           ------------
with the applicable provisions of SECTION 2.13.
                                  ------------

          "Securitization Transaction" shall mean any financing transaction or
           --------------------------
series of financing transactions that have been or may be entered into by a member or the Consolidated Group pursuant to which such member of the Consolidated Group may (i) sell, convey or otherwise transfer to a Subsidiary or Affiliate or any other Person, or (ii) grant a security interest in, and Receivables or interest therein secured by merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

          "Security Instrument" shall mean any mortgage, deed of trust, or deed
           -------------------
to secure debt securing any of the Collateral Pool Properties.

          "Seismic Report Fee" shall mean a nonrefundable fee equal to Lender's
           ------------------
out-of-pocket costs and expenses incurred in connection with obtaining a seismic report with respect to any real property for which Lender, in its discretion, deems such report necessary.

          "Servicer" shall mean GMAC Commercial Mortgage Corporation, or any
           --------
subsequent independent contractor appointed by Lender, at Lender's sole cost and expense, to administer the Loan and the Loan Documents or otherwise perform certain functions in connection therewith under the terms of a Servicing Agreement. Pursuant to the terms of any Servicing Agreement, Lender may designate Servicer to perform some or all of Lender's obligations under this Agreement, the Note and the other Loan Documents.

          "Servicing Agreement" shall mean any agreement between Lender and an
           -------------------
independent contractor pursuant to which Lender appoints said independent contractor as Servicer under this Agreement, the Note and the other Loan Documents.

          "Servicing Fee" shall mean a fee of seven basis points (.0007).
           -------------

          "Servicing Fee Payment" shall mean the product of the Servicing Fee
           ---------------------
times the principal amount of the Borrowing Tranche(s) then outstanding.

          "Solvent" shall mean, with respect to any Person on a particular date,
           -------
that on such date (i) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of such Person after giving effect to any rights of contribution, subrogation or indemnification of such Person.

                  "Streamlined Refinancing Program" shall mean Lender's then
                   -------------------------------
current program for refinancing a performing loan in its loan portfolio.

                  "Sublimits" shall have the meaning assigned to that term in
                   ---------
SECTION 2.5.1.
-------------

                  "Subsidiary"
                   ----------

                  "Underwriting Materials" shall mean all materials required by
                   ----------------------
Lender pursuant to Lender's then current loan underwriting requirements.

                  "Uniform Commercial Code" shall have the meaning assigned to
                   -----------------------
that term in SECTION 6.1.13.
             --------------

                  "Unused Facility Fee" shall have the meaning assigned to that
                   -------------------
term in SECTION 2.4.3.
        -------------

                  "Valuation" shall have the meaning set forth in SECTION 2.12.
                   ---------                                      ------------

                  "Wholly Owned Subsidiary"
                   -----------------------

         1.2.     Construction.
                  ------------

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents.

         1.2.1.   Number; Inclusion.
                  -----------------

                  References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or", and "including" has the meaning represented by the phrase "including without limitation";

         1.2.2.   Determination.
                  -------------

                  References to "determination" of or by Lender shall be deemed to include good-faith estimates by Lender (in the case of quantitative determinations) and good-faith beliefs by Lender (in the case of qualitative determinations) and such determinations shall be conclusive absent manifest error;

         1.2.3.   Lender's Discretion and Consent; References to Lender's
                  --------------------------------------------------------
                  Requirements.
                  ------------

                  Whenever Lender is granted the right herein to act in its sole discretion or to grant or withhold consent, such right shall be exercised in good faith, and whenever a reference is made to "Lender's then current requirements", "Lender's then current programs" or the like, such reference shall be deemed to mean such requirements, programs and the like as are then standard in the secondary multifamily mortgage industry, as such standards are generally reflected in the Guide;

          1.2.4.  Documents Taken as a Whole.
                  --------------------------

                  The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

          1.2.5.  Headings.
                  --------

                  The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

          1.2.6.  Implied References to this Agreement.
                  ------------------------------------

                  Article, section, subsection, clause, and schedule references are to this Agreement unless otherwise specified, and schedules attached hereto are incorporated herein by this reference;

          1.2.7.  Persons.
                  -------

                  Reference to any Person includes such Person's successors and assigns (but only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be), and reference to a Person in a particular capacity excludes such Person in any other capacity;

          1.2.8.  Modifications to Documents.
                  --------------------------

                  Reference to any agreement (including this Agreement and any other Loan Document together with any schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

          1.2.9.  From, To and Through.
                  --------------------

                  Relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding", and "through" means "through and including"; and

          1.2.10. Conflicts with Other Loan Documents.
                  -----------------------------------

                  In the event of any conflict between the terms and provisions of this Agreement and any other Loan Document, the terms and provisions of this Agreement shall prevail.

          1.3.    Accounting Principles.
                  ---------------------

                  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate) and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with any financial covenants set forth herein, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with Borrower's financial statements at that time.

2.   CREDIT FACILITY
     ---------------

     2.1.    Lender's Commitment.
             -------------------

                  Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein, Lender agrees to (i) advance to Borrower up to Seventy Million Six Hundred Sixty-Nine Thousand and NO/100 Dollars ($70,669,000.00) under and pursuant to the Revolving Credit Note at any time or from time to time during the term hereof and (ii) permit Borrower to convert a portion of the indebtedness evidenced by the Revolving Credit Note to one or more Fixed Rate Notes, provided that after giving effect to any particular advance and/or conversion the Loan amount outstanding at any one time shall not exceed the amount which would be permitted to be outstanding under the Sublimits as the same may be constituted from time to time. Within such limits of time and amount and subject to the other provisions of this Agreement, Borrower may borrow, repay and reborrow with respect to the Revolving Credit Note pursuant to this SECTION 2.1. All advances under this Agreement, the
                      -----------
Revolving Credit Note and any Fixed Rate Note constitute a single indebtedness, and all of the Collateral is security for the Revolving Credit Note, any and all Fixed Rate Notes then outstanding and for the performance of all of the Obligations.

             2.1.1.  Conversion of Indebtedness.
                     --------------------------

                      2.1.1.1.    Procedure for Proposing a Conversion.
                                  ------------------------------------

                  Borrower shall have the right from time to time prior to the date which is one hundred and eighty (180) days prior to the Revolving Credit Note Expiration Date, to request that Lender convert a portion of the indebtedness evidenced by the Revolving Credit Note to indebtedness evidenced by a Fixed Rate Note. Borrower shall exercise such right by submitting a written request therefor to Servicer at any time prior to the date which is one hundred and eighty (180) days prior to the Revolving Credit Note Expiration Date, which request shall include or be accompanied by, as the case may be, (i) the proposed conversion amount, which amount shall not be less than Three Million and NO/100 Dollars ($3,000,000.00), (ii) the maturity date with respect to the Fixed Rate Note which will evidence the Fixed Rate Borrowing Tranche to be created as a result of such proposed conversion, which maturity date shall be either the fifth (5th), seventh (7th) or tenth (10th) anniversary of (a) the date of execution and delivery of such Fixed Rate Note to Lender, in the event such date is the first (1st) day of any Month or (b) the first (1st) day of the Month following the date of execution and delivery of such Fixed Rate Note to Lender, in the event such date is any date other than the first (1st) day of such Month, (iii) in the event such request shall be made (a) on or prior to the first (1st) anniversary of the Closing Date, rent rolls for each Collateral Pool Property certified by an Authorized Officer of Borrower as representing the true and complete leasing status of each Collateral Pool Property as of a date not more than thirty (30) days prior to the date of such request and (b) after the first (1st) anniversary of the Closing Date, the Underwriting Materials, a Mortgage Review Fee and a Seismic Report Fee (if and as applicable), all with respect to each Collateral Pool Property, and (iv) that portion, if any, of the conversion amount to be comprised of a new advance under this Agreement and that portion, if any, of the conversion amount to be comprised from the deemed repayment of any then existing Base Rate Borrowing Tranche(s). Any and all Mortgage Reviews and Seismic Report Fees paid pursuant to this SECTION 2.1.1.1 shall be deemed earned upon delivery
                           ---------------
thereof, whether or not the conversion requested by Borrower is actually consummated pursuant to the provisions hereof.

          2.1.1.2.  Procedure for Effectuating a Conversion.
                    ---------------------------------------

                  Upon receipt of Borrower's request pursuant to SECTION
                                                                 -------
2.1.1.1, Lender will in good faith consider and evaluate the same in accordance
-------
with Lender's then current underwriting requirements and use its best efforts to quote Borrower an interest rate in writing with respect to the indebtedness that Borrower has requested to be converted to a Fixed Rate Note within (i) ten (10) days of receipt of such request and all deliverables required under SECTION
                                                                    -------
2.1.1.1., in the event such request and deliverables are received on or prior to
-------
the first (1st) anniversary of the Closing Date and (ii) thirty (30) days of receipt of such request and all deliverables required under SECTION 2.1.1.1, in
                                                            ---------------
the event such request and deliverables are received after the first (1st) anniversary of the Closing Date. Borrower shall accept such interest rate quote by delivering to Servicer within seven (7) days of Borrower's receipt of such interest rate quote (a) a good faith deposit of three percent (3.0%) of the requested conversion amount by wire transfer of immediately available funds to an account specified by Servicer and (b) written notice of its intent to accept such interest rate quote in form and substance acceptable to Lender; thereafter, Borrower shall proceed to consummate the subject conversion within one hundred and twenty (120) days after the date of Borrower's delivery of both the deposit and notice specified in (a) and (b) above (and in all events prior to the Revolving Credit Note Expiration Date) by performing each of the following: (1) paying to Servicer (A), in all events, the reasonable costs and expenses that Lender and Servicer incur in connection with such conversion and (B), in the event of a conversion for which Borrower submitted a request after the first
(1st) anniversary of the Closing Date, a transaction fee in an amount equal to the product of ten basis points (.0010) times the amount of indebtedness which Borrower has requested to be converted, and (2) submitting (A) any amendments to this Agreement and any of the other Loan Documents, as Lender deems necessary, in form and substance acceptable to Lender, executed and where appropriate acknowledged by Borrower, (B) a new Fixed Rate Note in substantially the same form as set forth in SCHEDULE 2.1.1, evidencing a Fixed Rate Borrowing Tranche
                     --------------
in the amount of the indebtedness converted pursuant to Borrower's request, accruing interest at the interest rate quoted by Lender and maturing on the date specified by Borrower in its request under SECTION 2.1.1.1, which Fixed Rate Note shall specify the G-Fee
              ---------------
attributable to such Fixed Rate Borrowing Tranche and (C) any other amendments or agreements deemed necessary by Lender to evidence the transactions contemplated herein. Notwithstanding any of the foregoing to the contrary, in the event of a request for conversion received after the first (1st) anniversary of the Closing Date, Lender shall have the right to withdraw or revise its interest rate quote, in its discretion, by written notice dated within thirty
(30) days of Borrower's delivery of both the good faith deposit and notice discussed in (a) and (b) above, in the event such notice shall indicate that Lender has (x) revised its interest rate quote Borrower shall either (I) accept the revised interest rate quote set forth in Lender's notice by written notice delivered to Servicer within seven (7) days of the date of Lender's notice and thereafter proceed to consummate the requested conversion by performing the requirements set forth in (1) and (2) above (within the timeframes set forth in the preceding sentence, with the one hundred and twenty (120) day period set forth therein commencing as of the date of Borrower's notice of acceptance of such revised interest rate) or (II) deliver notice to Servicer of its rejection of such revised interest rate quote within seven (7) days of receipt of the same, in which event Borrower's request for conversion shall automatically terminate and Lender shall thereafter refund to Borrower the good faith deposit discussed in (a) above or (y) withdrawn its interest rate quote, Borrower's request for a conversion shall be deemed terminated and Lender shall thereafter refund to Borrower the good faith deposit discussed in (a) above. In the event Borrower fails to perform any of the acts, pay any of the fees or to submit any of the documents and evidence described in (1) and (2) above, together with any updates to the Underwriting Materials reasonably requested by Lender, within the timeframes set forth above and in all events prior to the Revolving Credit Note Expiration Date, Lender may, at any time and at its sole option, withdraw its interest rate quote, terminate Borrower's request for a conversion and retain the good faith deposit discussed in (a) above. In the event (X) Borrower performs all of the acts, pays all the fees and submits all of the documents and evidence described in (1) and (2) above, and submits any updates to the Underwriting Materials reasonably requested by Lender within such time period and (Y) no Event of Default, Potential Default or Material Adverse Change shall then exist or shall result as a consequence of such conversion (and in the instance of an Event of Default or Potential Default based on Borrower's failure to comply with any of the Sublimits, Borrower shall have failed to cure such non-compliance prior to the date of the proposed conversion by either (AA) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (BB) prepaying so much of the Revolving Credit Note and/or any Fixed Rate Notes then outstanding, as is necessary to cause compliance with the Sublimits, each in accordance the provisions of
SECTION 4.3.2), the proposed conversion shall become effective as of the date
-------------
each of the requirements set forth in (1) and (2) above are met and Borrower's good faith deposit discussed in (a) above shall thereafter be refunded to Borrower. In such event, the amount of such conversion, if any, comprised by the advance of amounts permitted under the terms of this Agreement but not previously advanced shall be disbursed to Borrower on the next available Borrowing Date.

          2.1.2.  Increases in the Commitment.
                  ---------------------------

                  Borrower shall have the one-time right to request an increase in the amount of the Commitment and the corresponding maximum principal amount of the Revolving Credit Note to an amount up to, but not exceeding, Seventy-Two Million and NO/100 Dollars ($72,000,000.00), which right shall be exercised, if at all, prior to the first (1st) anniversary of the Closing Date by delivering to Lender (i) a written request therefor and (ii) evidence acceptable to Lender in its sole discretion that the Market Value of the Collateral Pool has increased beyond the initial Market Value thereof. Upon receipt of such request and evidence, Lender will in good faith consider and evaluate the same in accordance with Lender's then current underwriting requirements. Borrower hereby acknowledges that any resultant increase shall be conditioned upon the following (among other things): (a) Borrower's payment to Lender of (1) a transaction fee in an amount equal to the product of seventy-five basis points (.0075) times the resultant increase in the amount of the Commitment and (2) all reasonable costs and expenses that Lender or Servicer incur in connection with the increase in the amount of the Commitment and the corresponding increase in the maximum principal amount of the Revolving Credit Note, including, but not limited to, attorney's fees, and (b) Borrower's submission of (1) amendments to this Agreement, the Revolving Credit Note, the Guaranty and any of the other Loan Documents, as Lender deems necessary, in form and substance acceptable to Lender, executed and where appropriate acknowledged by Borrower, evidencing the increase in the Commitment and the corresponding increase in the maximum principal amount of the Revolving Credit Note, and (2) any other amendments or agreements deemed necessary by Lender, including, but not limited to, amendments to the applicable title insurance policy(ies) increasing the amount of coverage provided thereunder.

     2.2. Term.
          ----

          The term of the Loan shall commence on the Closing Date and terminate on the Expiration Date unless otherwise terminated earlier pursuant to the provisions hereof.

     2.3. Nature of Lender's Obligations with Respect to the Loan.
          -------------------------------------------------------

                  Subject to the provisions of this Agreement, the aggregate amount of the Loan outstanding hereunder at any time shall never exceed the amount which would be permitted to be outstanding under the Sublimits as the same may be constituted at such time. Lender shall have no obligation to make any additional advance hereunder (i) on account of any existing Fixed Rate Borrowing Tranche or (ii) on account of the Revolving Credit Note on or after the Business Day next preceding the Revolving Credit Note Expiration Date. While a Potential Default, Event of Default or Material Adverse Change exists, Lender may refuse to make any additional advances to Borrower.

     2.4. Fees.
          ----

                  For informational purposes only, attached as SCHEDULE 2.4 to
                                                               ------------
this Agreement is a chart detailing certain of the fees payable under this Agreement. The chart set forth in SCHEDULE 2.4 shall in no way limit the
                                  ------------
provisions of this Agreement, including, without limitation, the provisions set forth in this SECTION 2.4. In the event of any conflict between the
              -----------
information set forth in SCHEDULE 2.4 and any other provisions of this
                         ------------
Agreement, including, without limitation, the provisions set forth in this
SECTION 2.4, such other provisions shall prevail.
-----------

       2.4.1.     Fees Paid Prior to the Closing Date.
                  -----------------------------------

                  Lender acknowledges that, in addition to Borrower's obligations under SECTION 5.1.6, Borrower has paid to Lender, as consideration
                  -------------
for Lender's costs in underwriting the transaction contemplated hereby, a Mortgage Review Fee and a Seismic Report Fee, if and as applicable, for each real property described at SCHEDULE 1.1(A) and proposed by Borrower to be
                           --------------
included in the Collateral Pool on the Closing Date.

       2.4.2.     Fees Due on the Closing Date.
                  ----------------------------

                  Borrower shall pay to Lender on the Closing Date (simultaneously with the closing of the Loan), as further consideration for Lender's cost in underwriting the Commitment, a non-refundable transaction fee in the amount of Five Hundred Thirty Thousand Seventeen and 50/100 Dollars ($530,017.50), of which Seventy-Five Thousand Seven Hundred and NO/100 Dollars ($75,700.00) has been previously deposited with Lender.

       2.4.3.     Unused Facility Fee.
                  --------------------

                  Accruing from the Closing Date until the Revolving Credit Note Expiration Date, Borrower agrees to pay to Lender, as consideration for Lender's commitment to advance funds under the Revolving Credit Note, a nonrefundable unused facility fee (the "Unused Facility Fee") equal to twelve basis points
                          -------------------
(.0012) per annum (computed on the basis of a year of 360 days and actual days elapsed) on the average daily difference between the amount of (i) the Maximum Facility Available and (ii) the greater of (a) the Deemed Minimum Loan Amount or
(b) the sum of the principal amount of all Base Rate and Prime Rate Borrowing Tranches then outstanding. All Unused Facility Fees shall be payable monthly in arrears on each Payment Date and shall be set forth on the applicable Monthly Payment Statement. Unused Facility Fee payments which cover less than one (1) month shall be prorated based on the actual number of days elapsed. Any accrued but unpaid Unused Facility Fees shall also be due and payable on the Revolving Credit Note Expiration Date.

       2.4.4.     Minimum Usage Fee.
                  -----------------

                  The fee payable under this SECTION 2.4.4 shall only apply in
                                             -------------
the event that the Loan amount outstanding shall, at any time, be less than the Deemed Minimum Loan Amount. Accruing from the Closing Date until the Revolving Credit Note Expiration Date, Borrower agrees to pay to Lender, as further consideration for Lender's commitment hereunder, a nonrefundable minimum usage fee (the "Minimum Usage Fee") equal to the product obtained by (i) an assumed
          -----------------
Base Rate Borrowing Tranche in an amount equal to the Deemed Minimum Loan Amount times (ii) the lowest G-Fee shown on SCHEDULE 3.2 or SCHEDULE 3.2(A), whichever
                                     ------------    --------------
is currently applicable, provided that the Minimum Usage Fee shall be due and payable only if, and to the extent that, the foregoing calculation results in an amount which is greater than the sum of the G-Fee Amounts actually paid by Borrower on all Borrowing Tranches outstanding during the same computation period. The Minimum Usage Fee, if applicable, shall be computed for each calendar year, or part thereof, during the term of the Revolving Credit Note and shall be payable, if at all, annually in arrears on the Payment Date scheduled for January of each year of the term of the Revolving Credit Note, provided that any Minimum Usage Fee due in the year in which the Revolving Credit Note Expiration Date falls shall be due and payable on the Revolving Credit Note Expiration Date. Minimum Usage Fee payments which cover a period of less than one (1) calendar year shall be prorated based on the actual number of days elapsed. Any accrued but unpaid Minimum Usage Fees shall also be payable on the Revolving Credit Note Expiration Date.

       2.4.5.     Minimum Servicing Fee.
                  ---------------------

                  To the extent Servicer has not otherwise received for any Month during the term of the Revolving Credit Note, a Servicing Fee Payment at least equal to the Minimum Servicing Fee (including, but not limited to, those instances where Borrower has repaid the outstanding principal balance of the Revolving Credit Note under SECTION 2.11), Borrower agrees to pay to Servicer an
                            ------------
amount equal to the difference between the Minimum Servicing Fee and the Servicing Fee Payment otherwise due with respect to such Month. The Minimum Servicing Fee, if any, shall be payable hereunder monthly in arrears on each Payment Date. Minimum Servicing Fee payments which cover a period of less than one (1) Month shall be prorated based on the actual number of days elapsed. Any accrued but unpaid Minimum Servicing Fee shall also be payable on the Revolving Credit Note Expiration Date. Notwithstanding the characterization assigned to the payments under this SECTION 2.4.5, such payment obligation shall be deemed
                        -------------
interest payable under this Agreement for the purpose of calculating the Facility Debt Service Coverage Ratio.

   2.5.           Loan Requests under the Revolving Credit Note.
                  ---------------------------------------------

                  Except as otherwise provided herein, Borrower may from time to time prior to the Revolving Credit Note Expiration Date request Lender to make an advance under the Revolving Credit Note to the extent of the Maximum Facility Available less the outstanding principal balance of all Base Rate and Prime Rate Borrowing Tranches then outstanding, by delivering to Lender via facsimile, a request therefor (a "Loan Request") fully completed, authorized and executed by
                     -----------
Servicer and an Authorized Officer of Borrower, all in the form attached hereto as SCHEDULE 2.5. Borrower may at any one time submit one (1) or more Loan
   ------------
Requests; each Loan Request shall specify the items set forth on SCHEDULE 2.5,
                                                                 ------------
including, but not limited to, (i) the proposed Borrowing Date (which Borrowing Date shall be in accordance with the requirements of SECTION 2.6); (ii) the
                                                     -----------
amount of the proposed Borrowing Tranche, which shall each not be less than Three Million and NO/100 Dollars ($3,000,000.00); and (iii) in the case of a Loan Request for a Base Rate Borrowing Tranche, (a) the Interest Period for purposes of determining the Reference Bills(SM) Rate (or such alternative index as may be selected by Lender in accordance with the provisions of SECTION 3.4);
                                                                  -----------
and (b) the Base Rate, including the Reference Bills(SM) Rate (or such alternative index as may be selected by Lender in accordance with the provisions of SECTION 3.4) and Margin that comprise such Base Rate.
   -----------

       2.5.1.     Sublimits.
                  ---------

                  Notwithstanding anything to the contrary set forth herein, Borrower may borrow hereunder only to the extent that after giving effect to such borrowing:

                  2.5.1.1. prior to the Revolving Credit Note Expiration Date, the Loan to Value Ratio shall not exceed seventy percent (70%) (the "Maximum Loan to Value Ratio");
 ---------------------------

                  2.5.1.2. prior to the Revolving Credit Note Expiration Date, the Facility Debt Service Coverage Ratio shall not be less than 1.60 :
1.00;

                  2.5.1.3. the number of Borrowing Tranches outstanding shall not exceed fifteen (15);

                  2.5.1.4.    the Loan shall not exceed the Commitment; and

                  2.5.1.5. the sum of the outstanding principal balance of all Fixed Rate Notes , if any are then outstanding, shall at all times be Three Million and NO/100 Dollars ($3,000,000.00) less than the Commitment.

                  Notwithstanding the foregoing, in the event the Facility Debt Service Coverage Ratio is less than 1.60 : 1.00 at any time prior to the Revolving Credit Note Expiration Date, Borrower shall be entitled to renew or consolidate (but not increase the outstanding principal amount of) such existing outstanding Base Rate Borrowing Tranches or convert the Prime Rate Borrowing Tranche, if then outstanding, to a Base Rate Borrowing Tranche with an Interest Period of thirty (30) days, provided that, (i) as of the date of such renewal or consolidation (a) no Event of Default, Potential Default or Material Adverse Change, other than Borrower's failure to comply with SECTION 2.5.1.2, shall then
                                                     ---------------
exist, (b) Borrower's failure to comply with SECTION 2.5.1.2 shall have been for
                                             ---------------
a period of less than ninety (90) days and (c) Borrower is otherwise in full compliance with all other terms and conditions of the Loan Documents and (ii) throughout the period of Borrower's non-compliance with the SECTION 2.5.1.2,
                                                            ---------------
Borrower complies with the provisions of SECTION 4.5. Borrower may assure
                                         -----------
compliance with SECTION 2.5.1.2 pursuant to the mandatory prepayment/collateral
                ---------------
pool addition provisions of SECTION 4.3.2.
                            -------------

   2.6.           Borrowing Tranches.
                  ------------------

                  After receipt by Lender of a Loan Request pursuant to SECTION
                                                                        -------
2.5, and subject to the Sublimits of Section 2.5.1 and the provisions of SECTION
---                                                                      -------
5.2, Lender, relying on the truth and accuracy of the matters set forth in the
---
Loan Request (but without any obligation to inquire into the truth and accuracy of such matters), shall fund the amount requested in such Loan Request to Borrower in U.S. Dollars and immediately available funds on the Borrowing Date. The Borrowing Date shall be the Business Day set forth in the Loan Request, provided that such date is at least two (2) but not more than five (5) Business Days after the date of the Loan Request. Lender shall fund the amounts requested in any Loan Request by 3:00 p.m. Eastern Time on the Borrowing Date.

   2.7.           The Note.
                  --------

                  The obligation of Borrower to repay the aggregate unpaid principal amount of the Loan, together with interest thereon, shall be evidenced by the Revolving Credit Note and any Fixed Rate Notes then outstanding, all payable to the order of Lender.

    2.8.          Use of Proceeds.
                  ---------------

                  The proceeds of the Loan may be used for any lawful purpose, as may be limited by Borrower's organizational documents.

   2.9.           Additions to the Collateral Pool.
                  --------------------------------

                  2.9.1.      Procedure for Proposing a Real Property Addition
                              -----------------------------------------------
to the Collateral Pool.
----------------------

                  Borrower or Proposed Borrower, as the case may be, may propose to add one or more multi-family real properties to the Collateral Pool by delivering to Lender (i) a written proposal for addition of the proposed real property(ies), (ii) a Mortgage Review Fee for each proposed real property, (iii) a Seismic Report Fee, if and as applicable, for each proposed real property and
(iv) the Underwriting Materials with respect to the proposed real property(ies) and with respect to Proposed Borrower, if applicable, provided that, no more than one (1) such proposal shall be submitted to Lender in any one (1) Month. Upon Lender's receipt of the Mortgage Review Fee, the Seismic Report Fee, if and as applicable, and all Underwriting Materials, Lender shall notify Borrower or Proposed Borrower of the same. The determination of whether Borrower or Proposed Borrower has provided Lender with all Underwriting Materials shall be in Lender's discretion. For purposes of this SECTION 2.9, Borrower or Proposed
                                          -----------
Borrower may submit a multi-family real property for addition to the Collateral Pool, if Borrower or Proposed Borrower has a contract to purchase such real property, provided that Borrower or Proposed Borrower consummates the purchase of such real property on or before the date such real property is proposed to be added to the Collateral Pool. Both the Mortgage Review Fee and the Seismic Report Fee, if any, shall be deemed earned upon delivery thereof, whether or not Lender approves or disapproves such real property for addition hereunder. Borrower shall pay all reasonable costs and expenses that Lender and Servicer incur in connection with any such proposal to add a real property to the Collateral Pool, including, but not limited to, attorney's fees and any costs and expenses incurred with respect to third party reports, whether or not Lender approves or disapproves such real property for addition hereunder.

                  2.9.2.      Procedure for Adding a Real Property to the
                              -------------------------------------------
Collateral Pool.
---------------

                              2.9.2.1.   With respect to any multi-family real
property that Borrower or Proposed Borrower, as the case may be, proposes for addition to the Collateral Pool, Lender shall, within thirty (30) days of the date on which Lender notifies Borrower or Proposed Borrower that it has received all Underwriting Materials, use its best efforts to accept or reject in writing the proposed real property on the basis of whether such proposed real property meets Lender's then current requirements for addition to the Collateral Pool, and in the event that Lender accepts the proposed real property for addition to the Collateral Pool, Lender shall use its best efforts to add such real property to the Collateral Pool within thirty (30) days of the date of such acceptance, subject to Borrower's or Proposed Borrower's timely performance of all obligations listed under SECTION 2.9.2.2. Notwithstanding anything contained
                         ---------------
herein to the contrary, no real property shall be submitted for addition which (i) will yield an Additional Collateral
Facility (to be determined by Lender in accordance with its underwriting policies and procedures) of less than Five Million and NO/100 Dollars ($5,000,000.00) or (ii) is not fully stabilized and rehabilitated. The failure of Lender to respond to Borrower or Proposed Borrower's request within such thirty (30) day period shall be deemed a rejection by Lender of the proposal to add the real property to the Collateral Pool, unless Lender, in its sole discretion, shall opt to extend such thirty (30) day period. If Lender provides the reason(s) for such rejection, Borrower or Proposed Borrower shall have forty-five (45) days to cure or otherwise resolve to the satisfaction of Lender, the objections of Lender to such proposed real property (Lender, in its sole discretion, may require that Borrower provide within such forty-five (45) day cure period necessary updates of any or all of the Underwriting Materials). If Borrower or Proposed Borrower does not satisfy Lender's objections, then such proposal shall be deemed terminated (unless Lender, in its sole discretion, shall opt to extend such forty-five (45) day cure period), provided that any such termination shall not prevent Borrower or Proposed Borrower from subsequently resubmitting a real property (together with a Mortgage Review Fee, a Seismic Report Fee, if and as applicable, and the Underwriting Materials) for addition to the Collateral Pool, and further provided that Borrower may not resubmit the same real property for addition to the Collateral Pool more often than one (1) time in any twelve (12) month period. Notwithstanding anything contained in the foregoing to the contrary, under no circumstances shall the addition of any real property increase (a) the amount which may be borrowed under any Fixed Rate Note under any circumstances, or (b) the amount which may be borrowed under the Revolving Credit Note beyond the maximum principal amount of the Revolving Credit Note or the amount permitted in accordance with the Sublimits, whichever is lower.

                              2.9.2.2.   If and upon the date of acceptance by
Lender of a multi-family real property submitted for addition to the Collateral Pool (such acceptance to be in writing, together with Lender's determination of the initial Market Value of such real property and the Net Operating Income of such property), whether following the initial proposal of such real property or after satisfying any objections of Lender, such real property shall be added to the Collateral Pool, provided that, prior to such addition, Borrower or Proposed Borrower shall (i) pay the Addition Fee pursuant to SECTION 2.9.3, (ii) pay all
                                                    -------------
costs and expenses that Lender and Servicer incur in connection with the inclusion of such real property, including, but not limited to, attorney's fees,
(iii) submit the following to Lender: (a) all Collateral Pool Property Documents requested by Lender, including, without limitation, a reaffirmation of the Guaranty, fully executed and where appropriate duly acknowledged and filed of record in the appropriate official public records, (b) copies of all filing receipts and acknowledgements issued by any governmental authority evidencing any recordation or filing necessary to perfect Lender's Lien on the subject real property or other evidence satisfactory to Lender of such recordation and filing of the applicable Security Instrument, (c) evidence satisfactory to Lender that, subject to the Permitted Exceptions (1), in the case of personal property, the Lien constitutes a first priority security interest in favor of Lender and (2), in the case of real property, the Security Instrument constitutes a valid and perfected first priority Lien in favor of Lender (such evidence to be in the form of a title insurance policy acceptable to Lender in both form and substance), and (d) an opinion of counsel acceptable to Lender and (iv) in the case of a Proposed Borrower, such Proposed Borrower shall execute (a) separate allonges to the Revolving Credit Note and any Fixed Rate Notes then outstanding and (b) a joinder agreement, both of which shall be in form and substance satisfactory to Lender in its sole discretion. If Borrower or Proposed Borrower fails to perform any of the acts, where applicable, or to submit any of the documents and evidence listed under (i), (ii), (iii) and (iv) above together with any and all updates to the Underwriting Materials reasonably requested by Lender within forty-five (45) days of the date of Lender's acceptance, Lender may at its option reject the proposed real property and terminate such proposal. In the event that Borrower or Proposed Borrower performs all of the acts and submits all of the documents and evidence listed in (i), (ii), (iii) and (iv) above within forty-five (45) days of the date of Lender's acceptance, the proposed real property shall be added to the Collateral Pool.

                  2.9.3.  Addition Fee.
                          ------------

                  Borrower shall pay a fee (the "Addition Fee") equal to fifteen
                                                 ------------
basis points (.0015) of the Additional Collateral Facility of any real property added to the Collateral Pool. The Addition Fee shall be due and payable upon consummation of the addition of the proposed real property into the Collateral Pool.

        2.10.     Release of Collateral.
                  ---------------------

                  Prior to the Revolving Credit Note Expiration Date, Lender shall, upon thirty (30) days advance written notice, release the Liens granted hereunder with respect to a Collateral Pool Property or Properties which constitute(s) less than all Collateral Pool Properties, provided that (i) prior to such release Borrower shall pay (a) Lender a release fee of Five Thousand and NO/100 Dollars ($5,000.00) per each property to be released and (b) Lender and Servicer, respectively, all costs and expenses that Lender and Servicer incur in connection with such release, including, but not limited to, attorneys' fees,
(ii) at the time of the request for such release, no Event of Default or Potential Default shall exist, and (iii) after giving effect to such release, no Event of Default or Potential Default shall exist, and Borrower shall be in compliance with all provisions hereof, further provided that if such release would otherwise cause Borrower to be in non-compliance with the Sublimits set forth in SECTION 2.5.1, Borrower shall have the opportunity to cure the same
         -------------
prior to or simultaneously with such release by either (1) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (2) prepaying so much of the Revolving Credit Note and/or any Fixed Rate Notes then outstanding, as is necessary to cause compliance with the Sublimits, all in accordance with the provisions of SECTION 4.3.2.
                                                    -------------
Notwithstanding such thirty (30) day time period to obtain a release, Lender shall upon five (5) Business Days notice provide a "payoff letter" stating the amount necessary to obtain a release so as to effectuate a sale or refinance of the subject Collateral Pool Property. Upon the release of a Lien on a real property, if the owner of such property owns no other properties in the Collateral Pool, such owner shall be released from its obligations under the Loan Documents, except as otherwise expressly provided in the Loan Documents. Notwithstanding any of the foregoing to the contrary, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last property in the Collateral Pool unless Borrower has elected to terminate this Agreement in accordance with SECTION 2.13.3.
                             --------------

        2.11.     Payment of the Loan Balance Without Termination.
                  -----------------------------------------------

                  Prior to the Revolving Credit Note Expiration Date, Borrower shall have the right to repay (i) the entire Loan (i.e., the Revolving Credit Note and any Fixed Rate Notes then outstanding), (ii) the entire principal balance of the Revolving Credit Note or (iii) the entire principal balance of any or all Fixed Rate Notes then outstanding, subject in each instance to the provisions of SECTION 4.3, all without any release of any Lien, and subsequently
              -----------
re-borrow under the Revolving Credit Note (but not any prepaid or redeemed Fixed Rate Note, provided that, Borrower may subsequently convert any portion of the indebtedness evidenced by the Revolving Credit Note to a Fixed Rate Note pursuant to SECTION 2.1.1), provided that Borrower is at such time, and
            -------------
thereafter remains, in compliance with the provisions of this Agreement, including, without limitation, the obligations to pay all fees due and payable hereunder. Under no circumstances shall Borrower be entitled to any additional advances or re-advances under (a) any Fixed Rate Note or (b) the Revolving Credit Note on or after the Revolving Credit Note Expiration Date.

       2.12.      Valuations.
                  ----------

                  2.12.1.     Timing and Procedure of Valuation.
                              ---------------------------------

                  In addition to any other provisions requiring valuations hereunder, Lender shall perform, in accordance with its then current underwriting policies, practices and procedures consistently applied, an annual valuation (the "Valuation") to determine the then Market Value of each of the
                ---------
Collateral Pool Properties as of January 1st of each year, which Valuation shall be performed no later than July 1st of each calendar year during the term of the Revolving Credit Note commencing July 1, 2003. In connection with such Valuation, Borrower shall deliver to Servicer, within the first ninety (90) days of the applicable calendar year, a current rent roll and a twelve (12) month operating statement with respect to each Collateral Pool Property, which operating statement shall relate to the operations of the applicable Collateral Pool Property during the immediately preceding calendar year. Each operating statement and/or rent roll required to be provided pursuant to the terms of this
SECTION 2.12.1 shall be in such form and contain such detail as Servicer or
--------------
Lender may reasonably require.

                  2.12.2.     Valuations that Disclose a Decrease in Market
                              ---------------------------------------------
Value.

                  If any Valuation discloses that the Market Value of the Collateral Pool has decreased below the then current Market Value thereof and such Valuation shall cause Borrower to be in non-compliance with the Sublimits set forth in SECTION 2.5.1, Borrower shall within fifteen (15) days of notice
             -------------
from Lender of such decrease, cure the same by bringing the Loan into compliance with the Sublimits by either (i) pledging collateral in form, substance, value and in a manner all acceptable to Lender in its sole discretion, or (ii) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of SECTION 4.3.
                                                     -----------

       2.13.      Early Termination Rights.
                  ------------------------

                  2.13.1.     Borrower's Right to Terminate the Revolving Credit
                              --------------------------------------------------
Note.
                  Borrower shall have the right to terminate Borrower's obligations under the Revolving Credit Note at any time prior to the maturity date of the Revolving Credit Note (as the same may be extended), provided that Borrower (i) delivers to Lender thirty (30) days advance written notice of its irrevocable election to terminate such obligations specifying the Revolving Credit Note Expiration Date, (ii) repays all accrued interest on, and principal with respect to, the then outstanding Base Rate and Prime Rate Borrowing Tranches in full and (iii) performs all Obligations under this Agreement and the Revolving Credit Note, including, but not limited to, Borrower's obligations to pay all fees specified in SECTION 2.13.4.
   --------------

          2.13.2. Borrower's Right to Terminate any Fixed Rate Note.
                  -------------------------------------------------

          Borrower shall have the right to terminate Borrower's obligations under any Fixed Rate Note, provided that Borrower (i) delivers to Lender thirty
(30) days advanced written notice of its irrevocable election to terminate such obligations specifying the Fixed Rate Note Expiration Date, (ii) repays all accrued interest on, and principal with respect to, such Fixed Rate Note in full and (iii) performs all Obligations under this Agreement and the applicable Fixed Rate Note, including, but not limited to, Borrower's obligations to pay all fees specified in SECTION 2.13.4.
             --------------

          2.13.3. Borrower's Right to Terminate the Agreement.
                  -------------------------------------------

          Borrower shall have the right to terminate this Agreement in full and the parties' obligations under the Loan Documents at any time, provided that Borrower (i) delivers to Lender thirty (30) days advance written notice of its irrevocable election to terminate this Agreement specifying the Expiration Date (which must be the same date for any Fixed Rate Notes then outstanding and the Revolving Credit Note), (ii) repays all accrued interest on, and principal with respect to, the Loan in full and (iii) performs all Obligations under this Agreement, the Note and the other Loan Documents, including, but not limited to, Borrower's obligation to pay all fees specified in SECTION 2.13.4. In the event
                                                   --------------
Borrower has complied with the requirements set forth in this SECTION 2.13.3,
                                                              --------------
Lender shall release the Liens granted hereunder on the Expiration Date in accordance with SECTION 2.10.
                ------------

          2.13.4. Fees Due Upon Early Termination.
                  -------------------------------

                  2.13.4.1. In the event Borrower shall terminate Borrower's obligations under the Revolving Credit Note pursuant to the provisions of
SECTION 2.13.1, prior to the maturity date of the Revolving Credit Note (as the
--------------
same may be extended), Borrower shall pay (i) a Prepayment Fee with respect to each outstanding Base Rate Borrowing Tranche calculated in accordance with
SECTION 4.4, (ii) an early termination fee (the "Early Termination Fee") equal
-----------                                      ---------------------
to one percent (1.0%) of the maximum principal amount of the Revolving Credit Note and (iii) all accrued and unpaid fees due hereunder, including, without limitation, all accrued and unpaid Unused Facility Fees, Minimum Usage Fees and Minimum Servicing Fees.

                  2.13.4.2. In the event Borrower shall terminate Borrower's obligations under a Fixed Rate Note pursuant to the provisions of SECTION 2.13.2
                                                                  --------------
prior to its stated maturity date, Borrower shall pay a Prepayment Fee calculated in accordance with SECTION 4.4.
                              -----------

                  2.13.4.3. In the event Borrower shall terminate this Agreement in full and the parties' obligations under the Loan Documents pursuant to the provisions of SECTION
              -------

2.13.3, Borrower shall pay (i) a Prepayment Fee with respect to each Fixed Rate
-------
Note then outstanding calculated in accordance with SECTION 4.4, and (ii) the
                                                    -----------
fees due under SECTION 2.13.4.1, in the event Borrower shall elect an Expiration
               ----------------
Date which is prior to the maturity date of the Revolving Credit Note (as the same may be extended).

                  2.13.4.4. Notwithstanding any of the foregoing to the contrary, in the event all of the real properties comprising the Collateral Pool as of the Closing Date are refinanced pursuant to the provisions of SECTION 2.15
                                                                    ------------
hereof, then in such event Borrower shall not be responsible for the payment of any Early Termination Fee otherwise due and payable pursuant to the provisions of this SECTION 2.13.
        ------------

     2.14. Material Adverse Change.
           -----------------------

           If (i) Borrower, Guarantor or a Collateral Pool Property experiences a Material Adverse Change or (ii) a Material Adverse Change occurs with respect to this Agreement, the Guaranty or the other Loan Documents taken as a whole, Borrower shall promptly notify Lender of the same in writing. If, prior to the Revolving Credit Note Expiration Date, Lender shall receive notice of a Material Adverse Change in accordance with the preceding sentence, or otherwise becomes aware of a Material Adverse Change, which Material Adverse Change affects a Collateral Pool Property, Lender shall promptly conduct a Valuation of the affected Collateral Pool Property pursuant to SECTION 2.12. Until such time as
                                              ------------
such Valuation shall be completed, the Collateral Pool Property which experienced the Material Adverse Change, or which is owned by a Borrower that experienced a Material Adverse Change, shall be deemed (but only for the purposes of determining whether any new borrowing request satisfies all of the Sublimits set forth in SECTION 2.5.1) to have a Market Value equal to a value to
                       -------------
be reasonably determined and quantified by Lender upon the information then available to Lender. Lender shall promptly provide Borrower with written notice of the results of such Valuation. If the results of such Valuation disclose that the Market Value of the affected Collateral Pool Property has decreased, then the Market Value shall thereafter be deemed to be the amount shown in such Valuation. In the event that such Valuation hereunder shall cause Borrower to be in non-compliance with the Sublimits set forth in SECTION 2.5.1, Borrower shall,
                                                  -------------
within fifteen (15) days of the notice of such valuation, cure the same by bringing the Loan into compliance with the Sublimits by either (i) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (ii) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of
SECTION 4.3. If Lender shall receive notice of a Material Adverse Change from
-----------
Borrower hereunder, or otherwise becomes aware of a Material Adverse Change which affects Borrower or the enforceability of this Agreement, the Guaranty or the Loan Documents taken as a whole, Borrower shall immediately provide any information or documents requested by Lender, including, but not limited to, (a) with respect to a Material Adverse Change which affects Borrower or Guarantor, financial statements and the business plan to cure such Material Adverse Change, of Borrower or Guarantor, as the case may be and (b) with respect to a Material Adverse Change with affects the enforceability of this Agreement, the Guaranty or the other Loan Documents taken as a whole, replacement documents in form and substance acceptable to Lender in its discretion, together with a legal opinion regarding the enforceability of such replacement documents, acceptable to Lender in its discretion.

     2.15. Release of Collateral Followed by a Permanent Loan.
           --------------------------------------------------

          2.15.1. Permanent Loan.
                  --------------

          At any time prior to the date which is one hundred and eighty (180) days prior to the Revolving Credit Note Expiration Date, Borrower may request that Lender cause Servicer to make a permanent loan (the "Permanent Loan") to be
                                                          --------------
secured by one or more Collateral Pool Properties designated by Borrower (the "Permanent Loan Collateral") to be simultaneously released from the Collateral
 -------------------------
Pool and encumbered in favor of Servicer as security for Borrower's obligations under the Permanent Loan, which request shall be made in accordance with the provisions of SECTION 2.15.2. The Permanent Loan shall be made in accordance
              --------------
with the terms and conditions of the Streamlined Refinancing Program. Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last property in the Collateral Pool prior to the Expiration Date.

          2.15.2. Procedure for Making a Permanent Loan.
                  -------------------------------------

          Borrower may request that Lender cause Servicer to make a Permanent Loan to Borrower, which request (i) shall be in writing, which writing shall specify (a) the Collateral Pool Property(ies) that will constitute the Permanent Loan Collateral, which amount shall be equal to or greater than Five Million and NO/100 Dollars ($5,000,000.00), (b) the original principal amount of the requested Permanent Loan, (c) the related reduction in the Maximum Facility Available, if applicable, (d) whether Borrower has selected Lender's then current early rate lock delivery option, and (e) any corresponding prepayment of the Loan in accordance with the provisions of SECTION 4.3, and (ii) shall be
                                              -----------
accompanied by (a) any fees then due and owing under Freddie Mac's Streamlined Refinancing Program for each Collateral Pool Property proposed by Borrower to be subject to the Permanent Loan, (b) any Prepayment Fee and other fees due hereunder and (c) the Underwriting Materials. Following receipt of all of the items specified in (i) and (ii) of the previous sentence, Lender shall use its best efforts to consent to Borrower's request within sixty (60) days of such notice, provided that (1) at the time of such request no Event of Default or Potential Default exists, (2) the Permanent Loan shall be made in accordance with the terms and conditions of the Streamlined Refinancing Program, (3) after giving effect to such release no Event of Default or Potential Default shall exist and Borrower will be in compliance with all provisions hereof, provided, however, that if any release occasioned by a Permanent Loan would otherwise cause Borrower to be in non-compliance with the Sublimits set forth in SECTION
                                                                       -------
2.5.1, Borrower shall have the opportunity to cure the same, prior to or
-----
simultaneously with the release and the consummation of the Permanent Loan (which shall occur pursuant to the Streamlined Refinancing Program), by either
(A) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (B) prepaying so much of the Revolving Credit Note and/or any Fixed Rate Notes then outstanding as is necessary to cause compliance with the Sublimits, all in accordance with the provisions of
SECTION 4.3, (4) Borrower shall provide evidence to Lender of title insurance in
-----------
form and substance acceptable to Lender and in the face amount of the Permanent Loan, (5) the proposed Borrower under the Permanent Loan shall execute and deliver such documents as Lender, in its discretion, may request in order to evidence the making of the Permanent Loan and in order to grant Lender a first priority Lien on the real and personal property constituting the Permanent Loan Collateral subject, in each case, to any Permitted Exceptions, and (6) Borrower shall pay Lender and Servicer any fees then due and owing under Freddie Mac's Streamlined Refinancing Program. Thereafter, Lender shall use its best efforts to consummate the Permanent Loan within thirty (30) days of the granting of

Lender's consent hereunder. Notwithstanding the foregoing, in the event that Borrower selects Lender's then current early rate lock delivery option, Lender shall use its best efforts, subject to Borrower's timely compliance with Lender's requests, to lock the interest rate for the requested Permanent Loan within seven (7) Business Days of Borrower's notice hereunder. Any Permanent Loan granted pursuant to the foregoing provisions shall not reduce the amount which may be borrowed on account of the Revolving Credit Note or converted to a Fixed Rate Borrowing Tranche pursuant to the provisions of SECTION 2.1.1
                                                           -------------
(subject, in all cases, to the Sublimits). Notwithstanding anything to the contrary contained herein, (x) no Permanent Loan may be consummated after the Revolving Credit Note Expiration Date, and (y) Borrower may only elect to apply the proceeds of a Permanent Loan to prepayment of any Fixed Rate Note in accordance with the provisions of SECTION 4.3. Simultaneous with the closing of
                                  -----------
the Permanent Loan, Lender shall release the Lien granted hereunder on the Permanent Loan Collateral.

     2.16. Guaranty.
           ---------

           Guarantor has agreed to execute and deliver the Guaranty to Lender on the Closing Date, pursuant to which Guarantor will guarantee (i) a portion of Borrower's Obligations under this Agreement, the Note and the other Loan Documents as specified in the Guaranty, including, without limitation, a portion of all fees and other amounts which may become due and payable hereunder on or prior to the Expiration Date and (ii) all of the recourse obligations set forth in Sections 2(b) through (f) of the Guaranty. Notwithstanding the foregoing, pursuant to SECTION 9.24 at all times during which Guarantor shall also be a
            ------------
Borrower hereunder, the Guaranty shall evidence Guarantor's guarantee of one hundred percent (100%) of Borrower's Obligations under this Agreement, the Note and the other Loan Documents, including, without limitation, all fees and other amounts which may become due and payable hereunder on or prior to the Expiration Date and (b) all of the recourse obligations set forth in Sections 2(b) through
(f) of the Guaranty. The Guaranty shall remain in full force and effect until and through the Expiration Date. Pursuant to the Guaranty, Guarantor shall covenant at all times prior to the Expiration Date (1) to maintain a Consolidated Adjusted Tangible Net Worth greater than or equal to One Billion Four Hundred Million and NO/100 Dollars ($1,400,000,000.00) (such covenant, the "Guarantor's Financial Covenants"), (2) to deliver to Servicer (A) within sixty
 -------------------------------
(60) days of the end of each calendar quarter, Guarantor's financial statements and 10-Q filing with the Securities and Exchange Commission (each with respect to such calendar quarter), together with a statement detailing (and certifying to Lender the accuracy of) Guarantor's computation of Consolidated Adjusted Tangible Net Worth for such quarter, (B) on or prior to April 1st of each year, Guarantor's annual financial statements and 10-K filing with the Securities and Exchange Commission (each with respect to the preceding calendar year), together with a statement detailing (and certifying to Lender the accuracy of) Guarantor's computation of Consolidated Adjusted Tangible Net Worth for such calendar year and (C) in a prompt manner any and all other information Lender may deem necessary in its discretion to enable Lender to verify Guarantor's continued compliance with Guarantor's Financial Covenant and (3) to promptly notify Lender (A) in the event Guarantor should at any time fail to comply with Guarantor's Financial Covenant or (B) upon the occurrence of a Material Adverse Change with respect to Guarantor. Further pursuant to the Guaranty, Guarantor shall represent and warrant that Guarantor (aa) is in compliance with Guarantor's Financial Covenant as of the date of this

Agreement, (bb) is not aware of any event or occurrence which will or is likely to have a material adverse effect on Guarantor's Financial Covenant and (cc) has been provided with a complete copy of this Agreement, the Note and all of the other Loan Documents and has read, understands and is familiar with the provisions hereof and thereof. In addition, pursuant to the Guaranty, Guarantor shall from time to time, (I) upon Lender's election, execute and deliver to Lender agreements, in form and substance acceptable to Lender, reaffirming Guarantor's obligations under the Guaranty, notwithstanding any amendments or other revisions or changes which may have occurred to this Agreement, the Note or any of the other Loan Documents and (II) join in the execution of any Loan Request or Renewal Request to be submitted by Lender to Borrower in accordance with the provisions hereof, reaffirming Guarantor's obligations under the Guaranty, provided that any failure of Lender to request any such reaffirmation, or Guarantor to execute the same shall in no way affect Guarantor's obligations under the Guaranty. In the event and for so long as Guarantor fails to meet Guarantor's Financial Covenant or a Material Adverse Change shall then exist with respect to Guarantor, the G-Fee shall be determined in accordance with
SCHEDULE 3.2(A); in all other events the G-Fee shall be determined in accordance
---------------
with SCHEDULE 3.2. Notwithstanding the foregoing, the Guaranty shall remain in
     ------------
full force and effect notwithstanding any failure of Guarantor to meet Guarantor's Financial Covenant or the occurrence of a Material Adverse Change with respect to Guarantor.

     2.17. Extension Option.
           ----------------

           Borrower shall have the right to extend the term of the Revolving Credit Note for an additional four (4) years, by providing written notice to Lender of such intent no earlier than three hundred and sixty (360) days and no later than one hundred and eighty (180) days prior to the fifth (5/th/) anniversary of the Closing Date. In the event no Event of Default or Potential Default shall then exist, the term of the Revolving Credit Note shall be extended for an additional four (4) year period commencing on the fifth (5/th/) anniversary of the Closing Date and terminating on the ninth (9/th/) anniversary of the Closing Date upon the same terms and conditions set forth herein and in the other Loan Documents. Notwithstanding any of the foregoing to the contrary, Lender, in its sole discretion, shall have the right to redetermine the G-Fee matrices with respect to all amounts payable under a Base Rate Borrowing Tranche during such extension period, including resetting the G-Fee percentages and Facility Debt Service Coverage Ratios listed on SCHEDULE 3.2 and SCHEDULE 3.2A.
                                                ------------     -------------
Lender shall notify Borrower of its determination with respect to the same at least sixty (60) days prior to the fifth (5/th/) anniversary of the Closing Date, which notice shall include Lender's redetermination of all such percentages and Facility Debt Service Coverage Ratios to be used to determine any G-Fee payable under a Base Rate Borrowing Tranche, which percentages and Facility Debt Service Coverage Ratios shall govern the determination of any G-Fee payable hereunder during such extension period. In the event Lender shall provide Borrower with notice of such redetermination, Borrower shall, on or prior to the fifth (5/th/) anniversary of the Closing Date, promptly execute and deliver to Lender any amendments to this Agreement, the Revolving Credit Note or any of the Loan Documents and title endorsements as Lender shall require, in its sole discretion, evidencing the redetermination of such percentages and Facility Debt Service Coverage Ratios, and Borrower shall cause Guarantor to execute any reaffirmation of its Guaranty requested by Lender in connection with any actions taken by Borrower hereunder. Any failure of Borrower to execute and/or deliver such documents on or prior to the fifth (5/th/) anniversary of the Closing Date shall render Borrower's election of the extension period null and void and of no further force and effect, and the Revolving Credit Note shall then expire on the fifth (5/th/) anniversary of the Closing Date, unless sooner terminated pursuant to the provisions hereof. Borrower shall pay all expenses Lender shall incur with respect to the amendments discussed in the prior sentence, including, without limitation, attorneys' fees. No redetermination under this SECTION 2.17 shall affect in any
                                               ------------
way the terms of any Fixed Rate Note, including the interest rate payable thereunder or the G-Fee attributable to any Fixed Rate Borrowing Tranche.

3.   INTEREST RATES
     --------------

     3.1.  Interest Rate.
           -------------

           The interest rate on each Borrowing Tranche evidenced by the Revolving Credit Note shall be either the Prime Rate or the Base Rate, as specified in the Loan Request. The interest rate on any Fixed Rate Borrowing Tranche shall be the interest rate set forth in the applicable Fixed Rate Note. Interest rates under this Credit Agreement and the Note shall be computed on the basis of a year of 360 days and actual days elapsed.

     3.2.  Interest Rate Determinations.
           ----------------------------

           3.2.1.  Prime Rate and Base Rate Determinations.
                   ---------------------------------------

           The initial Prime Rate applicable to any Borrowing Tranche hereunder shall equal the Prime Rate as of the Borrowing Date. The Prime Rate shall thereafter fluctuate in accordance with any changes to the Prime Rate as published from time to time during the term of the Prime Rate Borrowing Tranche. The Base Rate applicable to any Borrowing Tranche hereunder shall, subject to the provisions set forth in the following sentence, equal the Base Rate set forth in the Loan Request. In the event that the Base Rate determined on the Borrowing Date is more than twenty-five basis points (.0025) higher or lower than the Base Rate set forth in the Loan Request, the Base Rate shall be equal to the Reference BillsSM Rate (or such alternative index as may be selected by Lender in accordance with the provisions of SECTION 3.4) plus the Margin, as
                                            -----------
each exists on the Borrowing Date. Thereafter, (i) the portion of the Base Rate attributable to the Reference BillsSM Rate (or such alternative index as may be selected by Lender in accordance with the provisions of SECTION 3.4) for any
                                                        -----------
Base Rate Borrowing Tranche shall be redetermined as of each renewal of such Borrowing Tranche pursuant to SECTION 3.3.3 and (ii) the portion of the Base
                              -------------
Rate attributable to the Margin for all Base Rate Borrowing Tranches then outstanding shall be redetermined as of each determination and redetermination of the G-Fee. In all events, the same Margin shall apply to all Base Rate Borrowing Tranches then outstanding. The portion of the Margin attributable to the G-Fee shall be determined based on the Facility Debt Service Coverage Ratio in accordance with the table set forth in SCHEDULE 3.2, provided that so long as
                                          ------------
(a) Guarantor fails to meet Guarantor's Financial Covenant or (b) a Material Adverse Change shall then exist with respect to Guarantor, the G-Fee shall be determined in accordance with the table set forth in SCHEDULE 3.2(A). The
                                                     ---------------
Facility Debt Service Coverage Ratio and the G-Fee for all Base Rate Borrowing Tranches then outstanding and/or requested shall be determined and redetermined as of each (A) Loan Request, (B) Renewal Request, (C) conversion pursuant to SECTION 2.1.1, (D) anniversary of
                                            -------------
the Closing Date, (E) addition or deletion of a real property to or from the Collateral Pool pursuant to SECTIONS 2.9, 2.10 and 2.15 respectively, and (F)
                            ------------  ----     ----
expiration of an Interest Period for any Base Rate Borrowing Tranche.

          3.2.2.  Base Rate and Margin Quotations.
                  -------------------------------

          Borrower may call Lender on or before the date on which a Loan Request is to be delivered or prior to the end of an Interest Period, to receive both a calculation of the resulting Facility Debt Service Coverage Ratio for a proposed Base Rate Borrowing Tranche and an indication of the rates then in effect, including the Margin, but it is acknowledged that such projection shall not be binding on Lender or Borrower, nor shall such projection affect the rate of interest which thereafter is actually in effect when the election is made.

     3.3. Interest Periods.
          ----------------

          Upon each Loan Request for a new Base Rate funding, and upon each Renewal Request applicable to a Base Rate Borrowing Tranche, Borrower shall notify Lender of the period (the "Interest Period") (which may only be (i) a
                                  ---------------
thirty (30) day, sixty (60) day or ninety (90) day period or (ii) subject to a four basis point (.0004) increase in the G-Fee otherwise applicable to such Base Rate Borrowing Tranche, a one hundred and eighty (180) day or three hundred and sixty (360) day period) for which the Reference BillsSM Rate or LIBO Rate, as the case may be, shall be determined.

          3.3.1.  Interest Period to End on a Business Day.
                  ----------------------------------------

          If the last day of any Interest Period is not a Business Day, the Interest Period shall be deemed to mature on the Business Day immediately following such date.

          3.3.2.  No Interest Periods Beyond the Revolving Credit Note
                  -----------------------------------------------------
Expiration Date.
---------------

          Borrower shall not select or renew an Interest Period for any Base Rate Borrowing Tranche (i) prior to the fifth (5/th/) anniversary of the Closing Date that would end after the earlier to occur of (a) the fifth (5/th/) anniversary of the Closing Date or (b) the Revolving Credit Note Expiration Date or (ii) after the fifth (5/th/) anniversary of the Closing Date that would end after the Revolving Credit Note Expiration Date (such date described in (i) and
(ii), the "Required Maturity Date"). If at the time of any such selection or
           ----------------------
renewal the period of time remaining prior to the Required Maturity Date is less than thirty (30) days, then such Borrowing Tranche shall be deemed a Prime Rate Borrowing Tranche. No advance made as part of a Prime Rate Borrowing Tranche may remain outstanding in excess of thirty (30) days at any one time.

          3.3.3.  Renewals.
                  --------

          In the case of a redetermination of an Interest Period at the end of an Interest Period, for purposes of calculating interest due under the applicable Base Rate Borrowing Tranche the first day of the new Interest Period shall be the date immediately following the last day of the preceding Interest Period (such date, the "Renewal Date"), without duplication in payment of
                        ------------
interest for such
day. For each Borrowing Tranche bearing interest at the Base Rate, if no new Interest Period is specified within two (2) Business Days prior to the last day of such Interest Period, by delivery to Lender via facsimile of a fully completed, authorized and executed request therefor (a "Renewal Request") in the
                                                        ---------------
form attached hereto as SCHEDULE 3.3.3, the Base Rate Borrowing Tranche shall be
                        --------------
renewed for an Interest Period of thirty (30) days at the Base Rate then applicable to a Base Rate Borrowing Tranche disbursed on the applicable Renewal Date having a thirty (30) day Interest Period. Borrower may convert a Prime Rate Borrowing Tranche to a Base Rate Borrowing Tranche by delivering to Lender via facsimile, a fully completed, authorized and executed Renewal Request in the form attached hereto as SCHEDULE 3.3.3. Notwithstanding anything contained
                        --------------
herein to the contrary, in the event the Facility Debt Service Coverage Ratio is at any time during the term of the Revolving Credit Note less than 1.60 : 1:00, Borrower may renew or consolidate (but not increase the outstanding principal amount of) any Base Rate Borrowing Tranche(s) then outstanding or convert the Prime Rate Borrowing Tranche, if then outstanding, to a Base Rate Borrowing Tranche, with an Interest Period of thirty (30) days, in accordance with the provisions of this SECTION 3.3.3, provided that, as of the date of such renewal
                   -------------
or consolidation (i) no Event of Default or Potential Default, other than Borrower's failure to comply with SECTION 2.5.1.2 shall then exist, (ii)
                                  ---------------
Borrower's failure to comply with SECTION 2.5.1.2 shall have been for a period
                                  ---------------
of less than ninety (90) days, and (iii) Borrower is otherwise in full compliance with all other terms and conditions of the Loan Documents, including the provisions of SECTION 4.5. Borrower may elect to prepay the Loan pursuant to
                  -----------
SECTION 4.3.1 in order to assure compliance with SECTION 2.5.1.2.
-------------                                    ---------------

          3.3.4. Interest After Default.
                 ----------------------

          So long as (i) any payment under this Agreement remains past due for thirty (30) days or more, or (ii) any other Event of Default has occurred and is continuing, interest on the Loan shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid installment or the occurrence of such other Event of Default at the default rate set forth in the Note. If the unpaid principal balance and all accrued interest on the Revolving Credit Note is not paid in full on the Revolving Credit Note Expiration Date, or if the unpaid principal balance and all accrued interest on any Fixed Rate Note is not paid in full on the stated maturity date of such Fixed Rate Note, the unpaid principal balance and all accrued interest on the Loan shall thereafter bear interest at the default rate set forth in the Note. Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (b) during the time that any installment is delinquent for more than thirty (30) days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and (c) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any installment is delinquent for more than thirty (30) days or any other Event of Default has occurred and is continuing, Lender's risk of nonpayment will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest set forth in the Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional costs and expenses Lender will incur by reason of Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

          3.3.5. Late Charge.
                 -----------

          If any amount payable under this Agreement, the Note or any other Loan Document, other than (i) the outstanding amount of the Revolving Credit Note payable on the Revolving Credit Note Expiration Date, (ii) the then outstanding amount of any Fixed Rate Note payable on the stated maturity date of such Fixed Rate Note, or (iii) the then outstanding amount of the Loan payable upon acceleration of the Note, is not received by Lender as provided in the Note, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge as specified in the Note. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable specified in the Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the default rate specified in the Note.

     3.4. Reference Bills(SM) Rate Unascertainable: Illegality; Increased Costs.
          -------------------------------------------------------------------

          3.4.1. Unascertainable.
                 ---------------

          In the event Freddie Mac shall at any time cease to designate any unsecured general obligations of Freddie Mac as "Reference Bills(SM)", at its option, Lender may (i) select from time to time another unsecured general obligation of Freddie Mac having original maturities most comparable to the term of the Interest Period for the applicable Borrowing Tranche, and issued by Freddie Mac at regularly scheduled auctions within the sixty (60) day period prior to the first day of such Interest Period, and the term "Reference Bills
(SM)" as used herein shall mean such other unsecured general obligations as selected by Lender; or (ii) for any one or more Interest Periods, use the applicable LIBO Rate for purposes of determining the Base Rate for such Interest Period(s). If Freddie Mac has not conducted an auction of its Reference Bills
(SM) or other unsecured general obligations within sixty (60) days prior to the first day of the Interest Period for the proposed Borrowing Tranche, the Base Rate shall be determined as the LIBO Rate plus the Margin for such Interest Period(s).

          3.4.2. Illegality; Increased Costs.
                 ---------------------------

          If at any time Lender shall have reasonably determined that (i) adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, (ii) a contingency has occurred which materially and adversely affects the London interbank market, (iii) the making, maintenance or funding of any Borrowing Tranche bearing interest in part at the LIBO Rate has been made unlawful by Lender's compliance in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law, but other than as a result of any misconduct by Lender), (iv) the Base Rate as determined by the LIBO Rate will not adequately and fairly reflect the cost to Lender of the establishment or maintaining of any such Borrowing Tranche, or (v) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a

Borrowing Tranche are not available to Lender in the London interbank market, then Lender shall have the rights specified in SECTION 3.4.3.
                                               -------------

          3.4.3. Lender's Rights.
                 ---------------

          In the case of any event specified in SECTION 3.4.2 above, Lender
                                                -------------
shall promptly notify Borrower thereof. Upon the date as shall be specified in such notice, the obligation of Lender to make advances under any Borrowing Tranche(s) at the Base Rate shall be suspended until Lender shall have later notified Borrower of Lender's reasonable determination that the circumstances giving rise to such previous determination no longer exist. If at any time Lender notifies Borrower that it has made a determination under SECTION 3.4.2,
                                                                -------------
then with respect to any Loan Request previously submitted but not yet funded and with respect to each Borrowing Tranche on which an Interest Period shall thereafter expire, the applicable Borrowing Tranche(s) shall, from and after the date specified in such notice, be deemed to bear interest at the Prime Rate.

4.        PAYMENTS
          --------

          4.1. Payments.
               --------

               All payments and prepayments to be made in respect of principal, interest, Unused Facility Fees, Minimum Usage Fees, Minimum Servicing Fees, any Early Termination Fee or other fees or amounts due from Borrower hereunder shall be due and payable on the date when due without presentment, demand, protest, or notice of any kind, including, but not limited to, notice of Lender's intent to accelerate Borrower's Obligations under the Loan and notice of such acceleration, all of which (unless expressly provided in the Loan Documents) are hereby waived by Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to Lender in immediately available funds when due. Lender's Monthly Payment Statement shall, in the absence of manifest error, be conclusive as to the amount of principal of and interest on the Loan and other amounts owing under this Agreement, provided that Borrower may challenge the accuracy of any Monthly Payment Statement within one (1) year of the date of such Monthly Payment Statement.

          4.2. Payment Dates.
               -------------

               Subject to the provisions of SECTION 4.3, interest on the Loan
                                            -----------
shall be payable in arrears and shall be due, together with all other amounts set forth on the applicable Monthly Payment Statement, prior to 12:00 Noon Eastern Time on the first Business Day immediately prior to the first day of any Month during the term hereof (the "Payment Date"), and shall be paid by wire
                                   ------------
transfer of immediately available funds to an account specified by Servicer. Lender shall deliver to Borrower an invoice (the "Monthly Payment Statement")
                                                  -------------------------
detailing the interest, Unused Facility Fees, Minimum Usage Fees, Minimum Servicing Fees and other fees due and payable. Except in the case of a prepayment under SECTION 4.3, Lender shall deliver the Monthly Payment Statement
                 -----------
detailing charges due for the current calendar month via fax at least five (5) Business Days prior to the first day of the succeeding Month. In the instance of a renewal of an Interest Period pursuant to SECTION 3.3.3, interest on such
                                            -------------
renewed Borrowing Tranche shall be due and payable on the next Payment Date, subject to any adjustments in interest rates, as if the Interest Period had not expired and then been renewed. Interest on prepayments under SECTION 4.3 shall be due on the date
                                            -----------
such prepayment is due. Interest on the principal amount of the Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

     4.3. Prepayments.
          -----------

          4.3.1. Voluntary Prepayments.
                 ---------------------

                 4.3.1.1. Borrower shall have the right, at its option, from time to time to prepay one or more Fixed Rate Notes then outstanding (but not the Revolving Credit Note) subject, however, to the terms and conditions set forth in this SECTION 4.3. Notwithstanding anything contained herein to the
              -----------
contrary, no prepayment under one or more Fixed Rate Notes may be less than the outstanding principal balance and accrued interest on the Fixed Rate Note(s) prepaid. Whenever Borrower desires to prepay one or more Fixed Rate Notes in full, Borrower shall provide a prepayment notice to Lender at least thirty (30) days prior to the date of the proposed prepayment, identifying the Fixed Rate Note(s) to be prepaid and setting forth the proposed prepayment date. Any such prepayment notice shall be irrevocable. In all instances, the principal balance of the Fixed Rate Note(s) which is (are) the subject of such notice, together with interest on such principal balance, shall be due and payable by 12:00 Noon Eastern Time on the date specified in the prepayment notice as the date on which such Fixed Rate Note(s) is (are) to be prepaid in full. Lender shall, upon receipt of such prepayment notice, prepare and deliver to Borrower within ten
(10) days of such receipt, via facsimile or other electronic transmittal, a statement of interest due with respect to such prepayment. Notwithstanding any of the foregoing to the contrary, in the event of a prepayment of the last Fixed Rate Note then outstanding after the Revolving Credit Note Expiration Date, such prepayment shall be performed in accordance with the provisions of SECTION 2.13,
                                                                   ------------
as such prepayment will terminate Borrower's Obligations under the Fixed Rate Note and this Agreement.

                 4.3.1.2. Borrower shall have no right to prepay the Revolving Credit Note, in whole or in part, except as follows: (i) prepayment of a Base Rate Borrowing Tranche as required under SECTION 4.3.2, (ii) prepayment of a
                                         -------------
Prime Rate Borrowing Tranche, (iii) prepayment of a Base Rate Borrowing Tranche where Borrower has previously prepaid in advance all interest applicable to such Borrowing Tranche which would have otherwise accrued over the applicable Interest Period, (iv) repayment of all or a part of a Base Rate Borrowing Tranche upon the expiration of such Borrowing Tranche's Interest Period, and (v) prepayment upon termination of the Revolving Credit Note in accordance with
SECTION 2.13.1.
--------------

          4.3.2. Mandatory Prepayment / Collateral Pool Addition.
                 -----------------------------------------------

                 4.3.2.1. If, at the time of the release of a portion of the Collateral Pool pursuant to SECTION 2.10 or SECTION 2.15 or a conversion
                            ------------    ------------
pursuant to SECTION 2.1.1, Borrower shall be in violation of any of the
            -------------
Sublimits set forth in SECTION 2.5.1, Borrower may cure such violation prior to
                       -------------
or simultaneously with such release or conversion, as the case may be, by either (i) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion or (ii) (a) prepaying that portion of the Revolving Credit Note outstanding as is necessary to cause compliance with all of the Sublimits and (b), if the Revolving Credit Note has been paid in full, prepaying that portion of one or more Fixed Rate Notes then outstanding as is necessary to cause such compliance. Lender shall deliver to Borrower as soon as practicable, but in any event within two (2) Business Days prior to such release or conversion, a statement of the principal and interest due with respect to any required prepayment. Any required prepayment of a portion of one or more Fixed Rate Notes then outstanding pursuant to this
SECTION 4.3.2.1 which results from either (1) a release of a portion of the
---------------
Collateral pursuant to SECTION 2.10 or (2) a conversion under and pursuant to
                       ------------
SECTION 2.1.1, shall be accompanied by a Prepayment Fee calculated in accordance
-------------
with SCHEDULE 4.4(B) and any required prepayment of all or a portion of the
     ---------------
Revolving Credit Note pursuant to this SECTION 4.3.2.1 shall be made without any
                                       ---------------
Prepayment Fee or similar fee or penalty.

                 4.3.2.2. If at the time of a Valuation pursuant to SECTION
                                                                    -------
2.12.2 or a Material Adverse Change pursuant to SECTION 2.14, Borrower shall be
------                                          ------------
in violation of any of the Sublimits set forth in SECTION 2.5.1, Borrower shall
                                                  -------------
cure such violation within fifteen (15) days of notice of such Valuation or Material Adverse Change, by either (i) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (ii)
(a) prepaying that portion of the Revolving Credit Note as is necessary to cause compliance with all of the Sublimits and, (b) if the Revolving Credit Note has been paid in full, prepaying that portion of one or more Fixed Rate Notes then outstanding as is necessary to cause such compliance. Notwithstanding anything in the preceding sentence to the contrary, in the event the Facility Debt Service Coverage Ratio is less than 1.60 : 1.00 at any time prior to the Revolving Credit Note Expiration Date in violation of SECTION 2.5.1.2, Borrower
                                                      ---------------
shall cure such violation within ninety (90) days of notice of such violation, by either (1) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion or (2) (A) prepaying that portion of the Revolving Credit Note as is necessary to cause compliance with the Sublimit set forth in SECTION 2.5.1.2 and, (B) if the Revolving Credit Note has
                      ---------------
been paid in full, prepaying that portion of one or more Fixed Rate Notes then outstanding as is necessary to cause such compliance. Lender shall deliver to Borrower within two (2) Business Days following the notice of Valuation, Material Adverse Change or violation of SECTION 2.5.1.2, as the case may be, a
                                        ---------------
statement of the principal and interest due with respect to any required prepayment. Any required prepayment of a portion of one or more Fixed Rate Notes then outstanding pursuant to this SECTION 4.3.2.2 shall be accompanied by a
                                  ---------------
Prepayment Fee calculated in accordance with SCHEDULE 4.4(B), and any required
                                             ---------------
prepayment of all or a portion of the Revolving Credit Note pursuant to this
SECTION 4.3.2.2 shall be made without any Prepayment Fee or similar fee or
---------------
penalty.

                 4.3.2.3. In the event of a casualty or condemnation affecting any of the Collateral Pool Properties, any award and/or proceeds payable with respect to such casualty or condemnation and applied to Borrower's Obligations in accordance with the provisions of the applicable Security Instrument shall be applied to one or more Fixed Rate Notes then outstanding and/or the Revolving Credit Note in Lender's sole discretion, without any Prepayment Fee or other penalty, and Borrower may then elect to terminate either this Agreement and the parties' obligations under the Loan Documents or Borrower's Obligations under either the
Revolving Credit Note or the Fixed Rate Note, if any, in accordance with the provisions of SECTION 2.13.
              ------------

                 4.3.2.4. Any mandatory prepayment of the Revolving Credit Note or any Fixed Rate Note in accordance with the provisions of this SECTION 4.3.2
                                                                 -------------
shall be applied, as directed by Borrower, to a particular (i) Base Rate Borrowing Tranche or Borrowing Tranches, in the event of a mandatory prepayment of the Revolving Credit Note or (ii) Fixed Rate Borrowing Tranche, in the event of a mandatory prepayment of any Fixed Rate Note, or, in either instance in the absence of any specific direction from Borrower, as selected by Lender in its sole discretion. Notwithstanding any of the foregoing, Borrower may not in any instance apply any mandatory prepayment of a Borrowing Tranche to a second or subsequent Borrowing Tranche, as the case may be, unless and until the first or prior Borrowing Tranche, as the case may be, has been paid in full. Notwithstanding any of the foregoing to the contrary, in the event of a mandatory prepayment under the provisions of this SECTION 4.3.2 of the last
                                                  -------------
Fixed Rate Note then outstanding after the Revolving Credit Note Expiration Date, such prepayment shall be performed in accordance with the provisions of
SECTION 2.13, as such prepayment will terminate Borrower's Obligations under the
------------
Fixed Rate Note and this Agreement.

     4.4. Prepayment Fee.
          --------------

          Upon (i) Lender's exercise of any right of acceleration under this Agreement, the Note, or any other Loan Document following an Event of Default, or (ii) a voluntary prepayment under SECTION 4.3.1.1 or 4.3.1.2(v), Borrower
                                     ---------------    ----------
shall pay to Lender a prepayment fee (the "Prepayment Fee") to be determined (a)
                                           ---------------
in accordance with SCHEDULE 4.4(A), with respect to any amounts being prepaid
                   --------------
under the Revolving Credit Note and (b) in accordance with SCHEDULE 4.4(B), with
                                                           --------------
respect to any amounts being prepaid under any Fixed Rate Note, provided that, in the instance of a prepayment under item (i) above, the Prepayment Fee shall be determined based on all amounts outstanding under the applicable Note at the time of acceleration in addition to all interest accrued and all other sums and fees payable to Lender under such Note, in lieu of determining the same based on the principal amounts being prepaid under the Revolving Credit Note as specified in SCHEDULE 4.4(A) or the principal balance of the applicable Fixed Rate Note as
   --------------
specified in SCHEDULE 4.4(B).
             --------------

     4.5. Additional Payment Obligations.
          ------------------------------

          Notwithstanding anything to the contrary set forth herein or in
SCHEDULE 3.2 or SCHEDULE 3.2(A), as the case may be, if and for so long as
------------    ---------------
Lender shall determine in accordance with the provisions of SECTION 3.2.1 that
                                                            -------------
the Facility Debt Service Coverage Ratio is less than 1.60 : 1.00, then the G-Fee applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (.0100) plus the highest G-Fee shown on SCHEDULE 3.2 or SCHEDULE 3.2(A),
                                        ------------    --------------
whichever was applicable at the time of Lender's determination. In the event that the Facility Debt Service Coverage Ratio shall continue to be less than
1.60 : 1.00 for a period of ninety (90) consecutive days, the same shall constitute an Event of Default.

     4.6. Additional Compensation in Certain Circumstances.
          ------------------------------------------------

          4.6.1.  Increased Costs Resulting from Taxes, Etc.
                  -----------------------------------------

          If any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any written request or directive of any Official Body (other than as a result of any misconduct by Lender) which is applicable to
Lender:

                  4.6.1.1. subjects Lender to any tax or changes the basis of taxation with respect to this Agreement, the Note, the Loan or payments by Borrower of any principal, interest, fees, or other amounts due from Borrower hereunder or under the Note (except for taxes on the overall net income of Lender);

                  4.6.1.2. imposes upon Lender any condition or denies Lender any right, the result of which is to increase the cost to, reduce the income receivable by, or impose any expense (including breakage costs) upon Lender with respect to this Agreement, the Note or the making, maintenance or funding of any Borrowing Tranche by an amount which Lender in its discretion deems to be material;

then Lender shall from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by Lender to be necessary to compensate Lender for such increase in cost. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by Borrower to Lender thirty (30) days after such notice is given.

          4.6.2.  Termination.
                  -----------

          Upon the occurrence of any event described in SECTION 4.6.1, Borrower
                                                        -------------
may elect to terminate either this Agreement and the parties' obligations under the Loan Documents, or Borrower's obligations under either the Revolving Credit Note or the Fixed Rate Note, if any, in accordance with the provisions of
SECTION 2.13, provided that Borrower's obligations hereunder shall only
------------
terminate upon Borrower's repayment of the Loan in full.

          4.6.3.  Indemnity.
                  ---------

          In addition to the compensation required by SECTION 4.6.1, Borrower
                                                      -------------
shall jointly and severally indemnify Lender and Servicer against all liabilities, losses or expenses (including breakage costs) which Lender and/or Servicer sustains or incurs as a consequence of any:

                  4.6.3.1. attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request under
SECTION 2.5, any request to release a Collateral Pool Property under SECTION
-----------                                                          -------
2.10, or notice relating to prepayments under SECTION 4.3, or
----                                          -----------

                  4.6.3.2. default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest,

Prepayment Fee, Unused Facility Fee, Minimum Usage Fee, Minimum Servicing Fee, Early Termination Fee or any other amount due hereunder.

          If Lender sustains or incurs any such loss or expense, it shall from time to time notify Borrower of the amount determined in good faith by Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Lender shall deem reasonable) to be necessary to indemnify Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination (which shall be conclusive absent manifest error). Such amount shall be due and payable by Borrower to Lender thirty (30) days after such notice is given.

5.   CONDITIONS OF LENDING

          The obligation of Lender to fund the Loan hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to (i) the funding of and/or conversion of indebtedness to any Fixed Rate Borrowing Tranche(s) and (ii) the funding of any Base Rate or Prime Rate Borrowing Tranche(s), and to the satisfaction of the following further conditions:

     5.1. Initial Borrowing.
          -----------------

          On the Closing Date:

          5.1.1. Delivery of Loan Documents.
                 --------------------------

          All Loan Documents not previously executed and delivered to Lender shall have been duly executed and delivered to Lender, together with all appropriate financing statements.

          5.1.2. Validity of Representations.
                 ---------------------------

          The representations and warranties of Borrower contained in SECTION 6
                                                                      ---------
and in each of the other Loan Documents shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and Borrower shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist.

          5.1.3. Officer's Certificate.
                 ---------------------

          There shall be delivered to and for the benefit of Lender a certificate, in form and substance satisfactory to Lender, dated the Closing Date and signed by an Authorized Officer, certifying as appropriate as to:

                 5.1.3.1. all required actions taken by Borrower in connection with this Agreement and the other Loan Documents;

                 5.1.3.2. the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower for purposes of this Agreement and the true signatures of such Authorized Officers, on which Lender may conclusively rely;

                 5.1.3.3. copies of the organizational documents of Borrower, including its certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as applicable, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower in each state where organized or qualified to do business, and bring-down certificates by facsimile dated within thirty (30) days of the Closing Date, all of which shall be attached to such officer's certificate; and

                 5.1.3.4. the matters described in SECTION 5.1.8.
                                                   -------------

          5.1.4. Opinion of Counsel.
                 ------------------

          There shall be delivered to Lender a written opinion of counsel for Borrower dated the Closing Date and in form and substance satisfactory to Lender and its counsel as to matters customary to the transactions contemplated herein, or as Lender may reasonably request.

          5.1.5. Legal Details.
                 -------------

          All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to Lender and counsel for Lender, and Lender shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Lender and said counsel, as Lender or said counsel may reasonably request.

          5.1.6. Payment of Fees.
                 ---------------

          Borrower shall have paid or caused to be paid to Lender and Freddie Mac, to the extent not previously paid, all fees accrued through the Closing Date and all of Lender's and Freddie Mac's costs and expenses, including, but not limited to, attorneys' fees, title insurance premiums, surveys, appraisals, all costs incurred in obtaining environmental, engineering and credit reports, all third party due diligence costs and other costs and expenses incurred by either Lender or Freddie Mac in connection with the closing of this Loan.

          5.1.7. Consents.
                 --------

          All material consents required to effectuate the transactions contemplated hereby shall have been obtained.

          5.1.8. No Material Adverse Change.
                 --------------------------

          Since the date of Borrower's formation, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of Borrower.

          5.1.9.   No Violation of Laws.
                   --------------------

          The making of the Loan shall not contravene any Law applicable to Borrower, its Affiliates or Lender.

          5.1.10.  No Actions or Proceedings.
                   -------------------------

          No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          5.1.11.  Collateral Initially Included in Collateral Pool.
                   ------------------------------------------------

          With respect to the Collateral which is part of the Collateral Pool at Closing, Borrower shall have delivered all Underwriting Materials required hereunder for inclusion of such Collateral into the Collateral Pool, and Lender shall have approved the inclusion therein.

          5.1.12.  Other Conditions.
                   ----------------

          Borrower shall have satisfied such other reasonable conditions as required by Lender or Lender's legal counsel.

     5.2. Each Subsequent Borrowing Tranche.
          ---------------------------------

          At the time of funding of any Borrowing Tranche (excluding renewals, conversions and continuances of any outstanding Borrowing Tranche which do not increase the outstanding principal amount of the Loan made hereunder) other than the funds advanced on the Closing Date, and after giving effect to the proposed extensions of credit: (i) the representations and warranties of Borrower contained in SECTION 6 and in the other Loan Documents shall be true and correct
             ---------
in all material respects on and as of the date of the funding of such Borrowing Tranche with the same effect as though such representations and warranties had been made on and as of the date of the funding of such Borrowing Tranche (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein, and except such changes as would not constitute a Material Adverse Change) and Borrower shall have performed and complied with all covenants and conditions hereof; (ii) no Event of Default or, to the knowledge of Borrower, Potential Default shall have occurred and be continuing or shall exist; (iii) the funding of any Borrowing Tranche shall not contravene any Law applicable to Borrower, its Affiliates or Lender; (iv) Borrower shall have delivered to Lender a duly executed and completed Loan Request or Renewal Request, as the case may be; and (v) Borrower shall have paid all fees and expenses incurred by Lender or Servicer in connection therewith.

6.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     6.1. Representations and Warranties.
          ------------------------------

          Borrower represents and warrants to Lender as follows:

          6.1.1.  Organization and Qualification.
                  ------------------------------

          Borrower is a corporation, partnership, limited liability company, or real estate investment trust, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization or formation, as the case may be, and Borrower has the lawful power to own or lease the Collateral Pool Properties and to engage in the business it presently conducts or proposes to conduct. Borrower is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it, or the nature of the business transacted by it, or both, makes such licensing or qualification necessary and where the failure to be so qualified would result in a Material Adverse Change.

          6.1.2.  Single Asset Borrower.
                  ---------------------

          Subject to the provisions of SECTION 9.24, Borrower is a single asset
                                       ------------
entity, with a purpose limited to owning, maintaining and operating only the Collateral Pool Property.

          6.1.3.  Power and Authority.
                  -------------------

          Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Loan contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

          6.1.4.  Validity and Binding Effect.
                  ---------------------------

          This Agreement has been duly and validly executed and delivered by Borrower and each other Loan Document which Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of Borrower on and after its date of delivery thereof, enforceable against Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. There is no offset, defense, counterclaim or right of rescission with respect to any of the Loan Documents.

          6.1.5.  No Conflict.
                  -----------

          Neither the execution and delivery of this Agreement or the other Loan Documents by Borrower, nor the consummation of the transactions herein or therein contemplated, or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach or violation of (i) the terms and conditions, as applicable, of the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of Borrower, (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which Borrower is a party or is subject, or by which Borrower is bound, or
(iii) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of Borrower (other than Liens granted under the Loan Documents), nor will they result in or require (except as specifically contemplated by this Agreement) the creation or imposition of any lien of any nature upon any of the collateral of Borrower.

          6.1.6. Litigation.
                 ----------

          There are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against Borrower or its Affiliates at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. Neither Borrower nor its Affiliates are in violation of any order, writ, injunction or decree of any Official Body which may result in any Material Adverse Change.

          6.1.7. Title to Collateral Pool Properties.
                 -----------------------------------

          Borrower has good and marketable title to all Collateral Pool Properties and to all other assets which it purports to own or which are reflected as owned on its books and records, free and clear of all Liens and encumbrances except the Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (i) the ability of Borrower to pay in full all sums due under the Note or any of its other Obligations in a timely manner, (ii) the use of any Collateral Pool Property for the use currently being made thereof, (iii) the operation of any Collateral Pool Property as currently being operated, or (iv) the value of any Collateral Pool Property.

          6.1.8. Use of Proceeds.
                 ---------------

          Borrower intends to use the proceeds of the Loan in accordance with
SECTION 2.8.
-----------

          6.1.9. Full Disclosure.
                 ---------------

          Neither this Agreement nor any other Loan Document, nor any material certificate, statement, agreement or other documents furnished to Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of Borrower or any of its Affiliates which has not been set forth in this Agreement or in the certificates, statements, agreements, financial projections or other documents furnished in writing to Lender prior to or at the date hereof in connection with the transactions contemplated hereby.

          6.1.10. Taxes.
                  -----

          All federal, state, local and other tax returns required to have been filed with respect to Borrower and its Affiliates have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of Borrower or its Affiliates for any period.

          6.1.11. Consents and Approvals.
                  ----------------------

          Except for the filing of financing statements and the relevant Collateral Pool Property Documents in the appropriate state and county filing offices, there are no other filings, consents or approvals necessary for the execution of this Agreement by Borrower or its performance hereunder or under the Loan Documents, all of which shall have been obtained or made on or prior to the Closing Date.

          6.1.12. No Event of Default; Compliance with Instruments.
                  ------------------------------------------------

          No event has occurred and is continuing, and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date or thereafter under or pursuant to the Loan Documents, which constitutes an Event of Default or a Potential Default. Neither Borrower nor any of its Affiliates is, by execution of this Agreement and the Collateral Pool Property Documents, as applicable, in violation of (i) any term of its certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents, or (ii) any material agreement or instrument to which it is a party or by which it, or any of its Collateral Pool Properties, may be subject or bound where such violation would constitute a Material Adverse Change.

          6.1.13. Security Interests.
                  ------------------

          The Liens and security interests granted to and for the benefit of Lender pursuant to the Loan Documents constitute and will continue to constitute first priority security interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other Law,
                                      -----------------------
entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law, subject to the Permitted Exceptions. Upon the filing of financing statements relating to said security interests in each office in which filing is required under the Uniform Commercial Code, all such action as is necessary or advisable to establish such rights of Lender will have been taken, and there will be, upon execution and delivery of the Loan Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six (6) months prior to the expiration of such filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by Borrower. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices. Without limiting the foregoing representations and warranties, Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments, in such form as Lender may require to perfect or continue the perfection of such security interests.

           6.1.14.      Mortgage Liens.
                        --------------

           The Liens granted to and for the benefit of Lender pursuant to the Collateral Pool Property Documents constitute a valid first priority Lien under applicable Law, subject to any Permitted Exceptions. All such action as will be necessary or advisable to establish such Lien of Lender and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be, as of the date of execution and delivery of the Collateral Pool Property Documents, no necessity for any further action in order to protect, preserve and continue such Lien and such priority (except for the timely filing in the required offices of Uniform Commercial Code financing statement continuations). All filing fees and other expenses in connection with each such action have been or will be paid by Borrower.

           6.1.15.      Insurance.
                        ---------

           All insurance policies and other bonds to which Borrower and its Affiliates are a party are valid and in full force and effect. No notice has been given, no claim has been made, and no grounds exist, to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Borrower and its Affiliates in accordance with prudent business practice in the industry of Borrower and its Affiliates.

           6.1.16.      Material Contracts; Burdensome Restrictions.
                        -------------------------------------------

           All material contracts relating to Borrower and its Affiliates, taken as a whole, are valid, binding and enforceable upon Borrower and such Affiliates, as applicable, and, to Borrower's knowledge, each of the other parties thereto in accordance with their respective terms (except as disclosed in writing by Borrower to Lender prior to the date hereof). There is no default under any such contracts by Borrower, or to Borrower's knowledge, by any of the other parties thereto, except for defaults which would not result in a Material Adverse Change. Neither Borrower nor any of its Affiliates is bound by any contractual obligation, or subject to any restriction in any organizational document or any requirement of Law, which is reasonably expected to result in a Material Adverse Change.

           6.1.17.      Investment Companies; Regulated Entities.
                        ----------------------------------------

           Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, or under the "control" of an "investment company," as such terms are defined in the Investment Company Act of 1940, and shall not become such an "investment company" or under such "control." Borrower is not subject to any other federal or state statute or regulation limiting its ability to incur any debt.

           6.1.18.      Pension Plans and Benefit Arrangements.
                        --------------------------------------

           The representations and warranties set forth in SECTION 6.1.18 shall
                                                           --------------
only apply to the extent Borrower is at any time, and from time to time, subject to the provisions of ERISA.

                        6.1.18.1. Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Pension Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Pension Plan, or with respect to any Multiemployer Plan, which could result in any material liability of Borrower or any other member of the ERISA Group. Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Law pertaining thereto. With respect to each Pension Plan and Multiemployer Plan, Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                        6.1.18.2. Each Multiemployer Plan is able to pay benefits thereunder when due.

                        6.1.18.3. Neither Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Pension Plan.

                        6.1.18.4. No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Pension Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Pension Plan.

                        6.1.18.5. The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan.

                        6.1.18.6. Neither Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan. Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan that such Multiemployer Plan has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                        6.1.18.7. To the extent that any Benefit Arrangement is insured, Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                        6.1.18.8. All Pension Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and any Law.

           6.1.19.      Other Indebtedness.
                        ------------------

           Other than the Loan, Borrower (not including United Dominion Realty Trust, Inc.) has not incurred any debt other than (i) unsecured trade debt incurred in the ordinary course of business and (ii) subordinate intercompany debt.

           6.1.20.      Solvency.
                        --------

           Borrower is Solvent. After giving effect to the transactions contemplated by the Loan Documents, including the Loan incurred thereunder and the Liens granted to and for the benefit of Lender, Borrower will be Solvent. Borrower has not entered into this Credit Agreement or any Loan Document with the actual intent to hinder, delay or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower does not intend to, and Borrower does not believe that it will, incur debts and liabilities beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

           6.1.21.      Agreements.
                        ----------

           Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to result in a Material Adverse Change. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Borrower or any Collateral Pool Property is bound.

           6.1.22.      No Bankruptcy Filing.
                        --------------------

           Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency Laws or the liquidation of all or a major portion of its assets or property of Borrower and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower.

           6.1.23.      Formation.
                        ---------

           Borrower was formed in the following states: (i) Heritage-Ivystone L.P., Heritage-London Park L.P., Heritage-Springfield L.P., and ASV-VII Properties, Inc. were each formed in the State of Arizona, (ii) UDR Pecan Grove, L.P. was formed in the State of Delaware and (iii) UDR

Arizona Properties, LLC and United Dominion Realty Trust, Inc., were each formed in the Commonwealth of Virginia.

           6.1.24.      Compliance.
                        ----------

           Borrower, each Collateral Pool Property and the use thereof and operations thereat by Borrower, comply in all material respects with all applicable Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Official Body, the violation of which is reasonably likely to result in a Material Adverse Change. All required permits, licenses and certificates for the lawful use and operation of the Collateral Pool Properties, including, but not limited to, certificates of occupancy, apartment licenses or the equivalent, have been obtained and are in full force and effect.

           6.1.25.      Not a Foreign Person.
                        --------------------

           Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

           6.1.26.      Labor Matters.
                        -------------

           Borrower is not a party to any collective bargaining agreements.

           6.1.27.      Condemnation.
                        ------------

           No taking, condemnation or eminent domain proceeding has been commenced or, to the knowledge of Borrower, is contemplated with respect to all or any portion of any Collateral Pool Property or for the relocation of roadways providing access to any Collateral Pool Property.

           6.1.28.      Utilities and Public Access.
                        ---------------------------

           Each Collateral Pool Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of such Collateral Pool Property for its use as a multifamily residential property. All public utilities necessary to the continued use and enjoyment of each Collateral Pool Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve each Collateral Pool Property either (i) without passing over other property or (ii), if such utilities pass over other property, pursuant to valid easements. All roads necessary for the full utilization of each Collateral Pool Property for its current purpose have been completed and dedicated to public use and accepted by all Official Bodies or are the subject of access easements for the benefit of such Collateral Pool Property.

           6.1.29.      No Joint Assessment; Separate Lots.
                        ----------------------------------

           Borrower has not and shall not suffer, permit or initiate the joint assessment of any Collateral Pool Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of such Collateral Pool Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Collateral Pool Property as a single lien. Each Collateral Pool Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

           6.1.30.      Assessments.
                        -----------

           Except as disclosed in the title insurance policies, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting any Collateral Pool Property, nor, to the knowledge of Borrower, are there any contemplated improvements to any Collateral Pool Property that may result in such special or other assessments.

           6.1.31.      No Liabilities.
                        --------------

           Borrower has no liabilities or obligations including, without limitation, contingent obligations (including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

           6.1.32.      No Prior Assignment.
                        -------------------

           As of the Closing Date, (i) Lender shall be assignee of Borrower's interest under any leases with respect to the Collateral Pool Properties, and
(ii) there are no prior assignments of any such leases or any portion of the rents due and payable thereunder, or to become due and payable thereunder, which are presently outstanding.

           6.1.33.      Certificate of Occupancy.
                        ------------------------

           Borrower has obtained in its own name (or is the express successor or assignee of) all permits necessary to use and operate the Collateral Pool Properties for the uses described in SECTION 2.8, and all such permits are in
                                      ----------
full force and effect. The use being made of each Collateral Pool Property is in conformity in all respects with the certificate of occupancy and/or permits for such Collateral Pool Property and any other restrictions, covenants or conditions affecting such Collateral Pool Property, including without limitation, the applicable zoning and land use ordinances. Each Collateral Pool Property contains all equipment necessary to use and operate such Collateral Pool Property in a first-class manner. Borrower will continue to operate each Collateral Pool Property in the manner in which it is presently being operated.

           6.1.34.      Intellectual Property.
                        ---------------------

           All trademarks, trade names and service marks that Borrower owns or has pending, or under which Borrower is licensed, are in good standing and uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to any asserted trademarks, trade names or service marks of others. To the knowledge of Borrower there is no infringement by others of any trademarks, trade names or service marks of Borrower.

           6.1.35.      Conduct of Business.
                        -------------------

           Borrower does not conduct its business "also known as", "doing business as" or under any other name.

           6.1.36.      Title Insurance.
                        ---------------

           Each Collateral Pool Property is covered by a title insurance policy acceptable to Lender.

           6.1.37.      No Default.
                        ----------

           The execution, delivery and performance of the obligations imposed on Borrower, if any, under this Agreement, the Note and the other Loan Documents will not cause Borrower to be in default under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound. There is no litigation or other claim pending before any court or administrative or governmental body or overtly threatened by a written communication against Borrower, any Collateral Pool Property, or any other property of Borrower which would result in a Material Adverse Change or which is not covered by insurance.

           6.1.38.      Condition of the Collateral Pool Properties.
                        -------------------------------------------

           To the extent that any Collateral Pool Property has been damaged by fire, water, wind, earthquake or other cause of loss, such Collateral Pool Property has been fully restored.

           6.1.39.      Non-Residential Leases.
                        ----------------------

           Each Collateral Pool Property is a multi-family housing project. Gross income derived from commercial space, if any, located in any Collateral Pool Property shall not exceed fifty percent (50%) of the total gross income of such Collateral Pool Property. Neither Borrower, nor any general partner, managing member or principal thereof is an Affiliate or otherwise related to the lessee under any leases for laundry equipment, telecommunications, television or similar systems on or about any of the Collateral Pool Properties.

           6.1.40.      No Low Income Housing Tax Credit.
                        --------------------------------

           Except as disclosed to Lender in writing, Borrower has not claimed, nor does Borrower intend to claim, a low income housing tax credit for any of the Collateral Pool Properties under Section 42 of the Internal Revenue Code of 1986, or any successor Section thereto. Should Borrower later decide to pursue claiming such a tax credit, Borrower will not proceed without obtaining Lender's prior written consent to do so, to be granted in Lender's sole discretion.

           6.1.41.      No Restrictions.
                        ---------------

           Except as disclosed to Lender in writing, there are no rent level restrictions or tenant income restrictions on any Collateral Pool Property.

           6.1.42.      No Adverse Affect on the Loan.
                        -----------------------------

           Nothing involving the Collateral Pool Properties, Borrower or Borrower's credit standing may be reasonably expected to (i) cause any payments under this Agreement, the Note or any other Loan Documents to become delinquent or (ii) adversely affect the Market Value of any Collateral Pool Property.

           6.1.43.      Term of Leases.
                        --------------

           Except as disclosed to Lender in writing, all residential leases with respect to the Collateral Pool Property are for terms of two (2) years or less.

           6.2.         Updates.
                        -------

           Borrower shall provide with each Loan Request that will result in an increase in the Loan, written revisions to any representations or warranties in this Agreement which have become outdated or incorrect in any material respect. In addition, should any such updates, corrections or additions relate to a matter which would be a Material Adverse Change, Borrower shall promptly provide Lender in writing with such revisions as may be necessary or appropriate, to correct or update same. Notwithstanding the providing of revised information, a breach of warranty or representation resulting from the prior inaccuracy or incompleteness shall not be deemed to have been cured thereby or waived by Lender unless and until Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates; further provided that no representation or warranty shall be deemed to have been updated by any such revision unless and until Lender funds the additional Loan Request.

           6.3.         Survival of Representations and Warranties.
                        ------------------------------------------

           Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Note and continue (a) for so long as any amount remains owing to Lender under this Agreement, the Note or any of the other Loan Documents or (b) until the date on which Lender releases all assets in the Collateral Pool from any Lien securing the Loan Documents pursuant to the provisions of SECTION 2.10 or SECTION 2.15, whichever is later. All
              ------------    ------------
representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

7.         COVENANTS
           ---------

           7.1.         Covenants.
                        ---------

           Borrower covenants and agrees that until the later of (i) payment in full of the Loan and interest thereon, and satisfaction of all of the other Obligations of Borrower under the Loan Documents and (ii) the Expiration Date, Borrower shall comply at all times with the following covenants:

         7.1.1. Preservation of Existence.
                -------------------------

         Borrower shall, and shall cause each of its Affiliates to, maintain its legal existence as a corporation, general or limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary or desirable.

         7.1.2. Maintenance of Real Estate Properties and Leases.
                ------------------------------------------------

         Borrower (i) shall not commit waste or permit impairment or deterioration of the Collateral Pool Properties, (ii) shall not abandon any Collateral Pool Property, (iii) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of any Collateral Pool Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair (provided that Lender shall make any insurance proceeds or condemnation awards received by Lender available to Borrower for restoration and repair), (iv) shall keep the Collateral Pool Properties in good repair, including the replacement of any personalty and fixtures located on any Collateral Pool Property with items of equal or better function and quality, (v) shall provide for professional management of the Collateral Pool Properties by a residential rental property manager satisfactory to Lender under a contract approved by Lender in writing (provided that Lender's approval is not required for a manager or a management agreement where an Affiliate of Borrower is the manager), (vi) shall not change the use of any Collateral Pool Property as a multi-family residential property,
(vii) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect any Collateral Pool Property, Lender's security or Lender's rights under this Agreement, and (viii) shall make any reasonable repairs to a Collateral Pool Property which is requested by Lender. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter any Collateral Pool Property or any part thereof except in connection with the replacement of tangible personalty.

         7.1.3. Collateral Agreements.
                ---------------------

         Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

         7.1.4. Inspection Rights.
                -----------------

         Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of any Collateral Pool Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time.

         7.1.5. Single Asset Borrower.
                ---------------------

         Prior to the Expiration Date and subject to the provisions of SECTION
                                                                       -------
9.24, Borrower (i) shall not own or acquire any real or personal property other
----
than the Collateral Pool Properties and personal property related to the operation and maintenance of the Collateral Pool Properties, (ii) shall not operate any business other than the management and operation of the Collateral Pool Properties, and (iii) shall not maintain its assets in a way difficult to segregate and identify.

         7.1.6.  Use of Proceeds.
                 ---------------

         Borrower shall use the proceeds of the Loan only for lawful purposes in accordance with SECTION 2.8 hereof.
                -----------

         7.1.7.  Further Assurances.
                 ------------------

         Borrower shall, from time to time, at its expense, faithfully preserve and protect Lender's Lien on and security interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Exceptions, and shall do such other acts and things as Lender in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral, provided that
(i) the terms and conditions of this Agreement and the other Loan Documents are not changed thereby, (ii) Lender shall use its best efforts to minimize costs and expenses incurred in connection with a request under this subsection, and
(iii) Borrower's obligations hereunder or under any other Loan Documents are not increased or otherwise adversely affected thereby except for incidental costs and expenses such as recording fees and reasonable attorneys' fees and expenses.

         7.1.8.  Collateral Pool Properties.
                 --------------------------

                 7.1.8.1. Borrower shall be in compliance with the Sublimits set forth in SECTION 2.5.1 at such times as expressly required in this Agreement;
         -------------
and

                 7.1.8.2. Borrower shall own at all times the entire equity interest in each Collateral Pool Property.

         7.1.9.  Subsequent Periodic Valuations.
                 ------------------------------

         Borrower shall cooperate with Lender and its agent and provide such information in its possession as such parties shall reasonably require to complete a new Valuation for each Collateral Pool Property.

         7.1.10. Special ERISA Related Covenants.
                 -------------------------------

         The covenants set forth in this SECTION 7.1.10 shall only apply to the
                                         --------------
extent Borrower is at any time and from time to time subject to the provisions of ERISA.

                 7.1.10.1. Borrower shall at all times be a "real estate operating company" within the meaning of such term contained in 29 CFR (S) 2510.3-101(d) or an entity whose underlying assets are not deemed to be assets of a Pension Plan as defined in Section 3(3) of ERISA.

                 7.1.10.2. Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Pension Plans and Benefit Arrangements. Without limiting the generality of the foregoing, Borrower shall cause all of its Pension Plans and all Pension Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Pension Plans, Benefit Arrangements and Multiemployer Plans.

           7.1.10.3.     Borrower and members of the ERISA Group shall not:

                  (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Pension Plan;

                  (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Pension Plan;

                  (iii) engage in a Prohibited Transaction with any Pension Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                  (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Pension Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Pension Plan;

                  (v) fail to make when due any contribution to any Multiemployer Plan that Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                  (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Pension Plan (as such term is defined in ERISA), where any such withdrawal is likely to result in a material liability of Borrower or any member of the ERISA Group;

                  (vii) terminate, or institute proceedings to terminate, any Pension Plan, where such termination is likely to result in a material liability to Borrower or any member of the ERISA Group;

                  (viii) make any amendment to any Pension Plan with respect to which security is required under Section 307 of ERISA; or

                  (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

   7.1.11. Indebtedness.
           ------------

         Borrower shall not at any time create, incur, assume or suffer to exist any indebtedness, except:

                 7.1.11.1. Indebtedness under the Loan Documents;

                 7.1.11.2. Trade debt incurred in the ordinary course of business and any subordinate intercompany debt.

         7.1.12. Liens.
                 -----

         Borrower shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except the Permitted Exceptions. Upon Lender's reasonable request, which request shall not be made more frequently than annually unless Lender has a reasonable suspicion of a title defect, Borrower shall promptly perform or cause to be performed, at Borrower's sole cost and expense, a title search satisfactory to Lender, demonstrating compliance with the provisions of this SECTION 7.1.12.
                                                     --------------

         7.1.13. Liquidations, Mergers, Consolidations, Acquisitions.
                 ---------------------------------------------------

         Borrower shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person.

         7.1.14. Dispositions of Assets.
                 ----------------------

         Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, all or substantially all of its assets, provided that the foregoing shall not be construed to prevent Borrower from selling, conveying or leasing its assets as permitted pursuant to the terms of this Agreement.

         7.1.15. Affiliate Transactions.
                 ----------------------

         Borrower shall not acquire or purchase an asset in which any Affiliate has a direct or indirect ownership interest otherwise than upon terms which are no less favorable than those terms which would be obtained in an arms length transaction with a third party.

         7.1.16. Continuation of or Change in Business.
                 -------------------------------------

         Borrower shall not engage in any business activities except as permitted under its organizational documents and this Agreement.

         7.1.17. Changes in Organizational Documents; Name.
                 -----------------------------------------

         Borrower and its general partners, managing members, or principals shall not amend in any respect their respective certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, or limited partnership agreement

(as applicable) or other formation agreement or other organizational documents without first sending notice to Lender and obtaining the prior written consent of Lender, which shall be granted or denied within thirty (30) Business Days of Lender's receipt of the proposed amendment, a brief explanation of its purpose and effect, and such other documents as Lender may reasonably request. Borrower shall not amend, revise or otherwise change its name in any respect, without the prior written consent of Lender.

         7.1.18. Properties Under Development.
                 ----------------------------

         Except as disclosed to Lender in writing, no Collateral Pool Property shall be raw land or property under construction or development with respect to which property construction or reconstruction will be needed before the property can be leased to tenants paying rent.

         7.1.19. Further Documentation.
                 ---------------------

         In the event any further documentation or information is required by Lender to enable Lender to sell the Loan, Borrower shall provide, or cause to be provided to Lender, at Borrower's sole cost and expense, such documentation or information. Borrower shall execute and deliver to Lender such documentation, including, but not limited to, any amendments, corrections, deletions or additions to this Agreement, the Note, and the other Loan Documents as is required by Lender; provided that Borrower shall not be required to do anything that has the effect of (i) changing the material economic or other business terms of this Agreement, the Note, or any other Loan Documents or (ii) imposing on Borrower greater liability or obligation than that set forth in this Agreement, the Note or any other Loan Documents.

         7.1.20. Compliance with Lender Requirements.
                 -----------------------------------

         Borrower shall comply with the requirements of Lender in order to enable Lender to sell the Loan, provided that Borrower shall not be required to do anything that has the effect of (i) changing the material economic or other business terms of this Agreement, the Note, or any other Loan Documents or (ii) imposing on Borrower greater liability or obligation than that set forth in this Agreement, the Note or any other Loan Documents.

         7.1.21. Subordination of Leases.
                 -----------------------

         Borrower covenants, if any lease of any Collateral Pool Property is not subordinate to the Security Instrument securing such Collateral Pool Property, Borrower shall (i) use a new standard lease form containing subordination language acceptable to Lender, for all new leases of such Collateral Pool Property, and (ii) execute the new form of lease on any renewal of any existing leases of such Collateral Pool Property.

         7.1.22. Enforceability of Loan Documents.
                 --------------------------------

         In the event that any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right to specific performance) or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested, resulting in the failure to provide the practical benefit of the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, Borrower shall use its best efforts to cure any such defect(s) in such Loan Document(s), provided that if Borrower is unable to cure any such defect(s) within a reasonable time period, not to exceed thirty (30) days, Lender may in its discretion, upon ten (10) days notice to Borrower, accelerate Borrower's obligations under the Note.

         7.1.23. ERISA Matters.
                 -------------

         The provisions set forth in this SECTION 7.1.23 shall only apply to the
                                          --------------
extent Borrower is at any time and from time to time subject to the provisions of ERISA. In the event that any of the following occurs: (i) any Reportable Event, which Lender determines in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or the appointment of a trustee to administer or liquidate any Pension Plan, shall have occurred and be continuing;
(ii) proceedings shall have been instituted or other action taken to terminate any Pension Plan, or a termination notice shall have been filed with respect to any Pension Plan; (iii) a trustee shall be appointed to administer or liquidate any Pension Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer or liquidate any Pension Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, Lender determines in good faith that the amount of Borrower's liability is likely to cause a Material Adverse Change; (v) Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Pension Plan or a Multiemployer Plan; (vi) Borrower or any member of the ERISA Group shall make any amendment to a Pension Plan with respect to which security is required under Section 307 of ERISA; (vii) Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; or (viii) any applicable Law, rule or regulation is adopted, changed or interpreted by any governmental authority or agency or court with respect to or otherwise affecting one or more Pension Plans, Multiemployer Plans or Benefit Arrangements; and, with respect to any of the events specified in
(v), (vi), (vii) or (viii), Lender determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by Borrower and the other members of the ERISA Group, Borrower shall use best efforts to cure such occurrence(s), provided that if Borrower is unable to cure any such occurrence(s) within a reasonable time period, not to exceed thirty (30) days, Lender may in its discretion, upon ten
(10) days notice to Borrower, accelerate Borrower's obligations under the Note.

         7.2.    Reporting Requirements.
                 ----------------------

                 Borrower covenants and agrees that until the later of (i) payment in full of the Loan and satisfaction of all of Borrower's other Obligations hereunder and under the other Loan Documents and (ii) the Expiration Date, Borrower shall furnish or cause to be furnished to Lender:

         7.2.1.  Notice of Default.
                 -----------------

           If to the knowledge of Borrower an Event of Default or Potential Default has occurred with respect to Borrower, a certificate signed by an Authorized Officer of Borrower setting forth the details of such Event of Default or Potential Default and the actions that Borrower proposes to take with respect thereto;

           7.2.2.  Notice of Litigation.
                   --------------------

           Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person which (a) relate to the Collateral, or (b) involve a claim or series of claims in excess of Two Hundred Fifty Thousand and NO/100 Dollars ($250,000.00) which is not covered by Borrower's insurance policies and which if adversely determined would constitute a Material Adverse Change; and

           7.2.3.  Notice of Material Adverse Change.
                   ---------------------------------

           Borrower shall promptly notify Lender of any Material Adverse Change affecting Borrower, Guarantor, any Collateral Pool Property, this Agreement, the Guaranty, or the other Loan Documents, taken as a whole.

8.         DEFAULT
           -------

           8.1.    Events of Default.
                   -----------------

           The occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law) shall be an "Event of Default":

           8.1.1.  Payments Under Loan Documents.
                   -----------------------------

           Borrower shall fail to pay any principal under any Borrowing Tranche (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on any Loan or any other amount owing hereunder or under any other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

           8.1.2.  Breach of Representation or Warranty.
                   ------------------------------------

           Any representation or warranty made at any time by Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished and the result of such false or misleading representation, warranty, certificate, other instrument or statement is a Material Adverse Change which is not cured within thirty (30) days after written notice thereof from Lender to Borrower, or within such additional reasonable time as may be necessary, in Lender's judgment, to cure such breach, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed sixty (60) additional days;

           8.1.3.       Breach of Covenant.
                        ------------------

           Borrower shall default in the observance or performance of any covenant, condition or provision hereof or under any other Loan Document, which default is not otherwise specified as an "Event of Default" under (i) the provisions of this ARTICLE 8 or (ii) Sections 22(a) through (f) of any Security
                   ---------
Instrument with respect to the initial Collateral Pool Properties (or the same sections or any similar sections of any Security Instrument with respect to any future Collateral Pool Property(ies)) which is not cured within thirty (30) days after notice thereof from Lender to Borrower of such default, provided that no such notice or grace period shall apply in the case of any default which could, in Lender's judgment, absent immediate exercise by Lender of a right or remedy under this Agreement or any of the other Loan Documents, result in harm to Lender, impairment of the Note, or any rights of Lender under this Agreement or any security given under any other Loan Document;

           8.1.4.       Event of Default under the Loan Documents.
                        -----------------------------------------

           Borrower shall be in default under any provision of the Note, or any other Loan Document, including, without limitation, any Security Instrument, beyond any applicable cure period;

           8.1.5.       Final Judgments or Orders.
                        -------------------------

           Any final judgments or orders for the payment of money in excess of Five Hundred Thousand and NO/100 Dollars ($500,000.00) in the aggregate shall be entered against Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

           8.1.6.       Notice of Lien or Assessment.
                        ----------------------------

           A notice of Lien or assessment in excess of Two Million and NO/100 Dollars ($2,000,000) which is not a Permitted Exception is filed of record with respect to all or any part of any of Borrower's assets, or any taxes or debts owing at any time or times hereafter to the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, becomes payable and the same is not paid or otherwise discharged within thirty (30) days after the same becomes payable, unless the same is being contested in accordance with the Loan Documents;

           8.1.7.       Insolvency.
                        ----------

           Borrower ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

           8.1.8.       Cessation of Business.
                        ---------------------

           Borrower ceases to conduct the business of Borrower, or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of the business of Borrower, and such injunction, restraint or other preventive order is not dismissed within ten (10) Business Days after the entry thereof;

         8.1.9.   Lien Priority.
                  -------------

         The Liens granted to and for the benefit of Lender do not constitute valid first priority Liens (subject to Permitted Exceptions) under Law and such default shall continue unremedied for a period of thirty (30) Business Days after Borrower's knowledge of the occurrence thereof or such additional reasonable time period necessary to cure such default, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed sixty (60) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion); or

         8.1.10.  Bankruptcy and Other Proceedings.
                  --------------------------------

         Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state Law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state Law affecting debtor and creditor rights and is not dismissed or discharged within sixty (60) days after filing.

         8.1.11.  Material Adverse Change.

                  -----------------------

         There shall occur a Material Adverse Change which is not corrected to the reasonable satisfaction of Lender within thirty (30) days after the occurrence of such Material Adverse Change, or such additional reasonable time period necessary to cure such Material Adverse Change, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed thirty (30) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion).

         8.2.     Consequences of Event of Default.

                  --------------------------------

                  Upon an Event of Default under SECTION 8.1 Lender shall be
                                                 -----------
entitled to all of the rights and remedies granted to Lender under the Loan Documents and applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.

         8.3.     Notice of Sale.
                  --------------

                  Any notice required to be given by Lender of a sale, lease, or other disposition of the Collateral or any other intended action by Lender under the Uniform Commercial Code, if given at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

9.       MISCELLANEOUS
         -------------

         9.1.     Cooperation by Borrower; Borrower's Obligations.
                  -----------------------------------------------

                  Borrower grants to Lender the right to distribute on a confidential basis financial and other information concerning Borrower, Guarantor, each indemnitor, other Person, the Collateral Pool Properties, and other pertinent information with respect to the Loan to any party purchasing securities issued by Lender.

         9.2.     Successors and Assigns.
                  ----------------------

                  This Agreement shall be binding upon and shall inure to the benefit of Lender, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or Obligations hereunder or any interest herein.

         9.3.     Modifications, Amendments or Waivers.
                  ------------------------------------

                  Lender and Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lender or Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of Borrower hereunder or thereunder. Any such written agreement, waiver or consent (i) shall be effective to bind Lender and Borrower and (ii) shall be accompanied at all times by a written joinder agreement executed by Guarantor , consenting and/or agreeing to the same.

         9.4.     Forbearance.
                  -----------

                  Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Loan; reduce the payments due under this Agreement, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Agreement, the Note, or any other Loan Document; modify the terms and time of payment of the Loan; join in any extension or subordination agreement; release any Collateral Pool Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Agreement, the Note, or any other Loan Document.

                  Any forbearance by Lender in exercising any right or remedy under the Note, this Agreement, or any other Loan Document or otherwise afforded by applicable Law, shall be in writing and shall not be deemed a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Loan after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments on account of the Loan or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Loan shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender's receipt of any awards or proceeds shall not operate to cure or waive any Event of Default.

         9.5.     Remedies Cumulative.
                  -------------------

                  Each right and remedy provided in this Agreement is distinct from all other rights or remedies under this Agreement or any other Loan Document or afforded by applicable Law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

         9.6.     Reimbursement and Indemnification of Lender and Servicer by
                  -----------------------------------------------------------
                  Borrower; Taxes.
                  ---------------

                  Borrower agrees unconditionally upon demand to pay or reimburse to Lender and Servicer and to hold Lender and Servicer harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer) incurred by Lender and Servicer (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender or Servicer, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by Lender or Servicer hereunder or thereunder, provided that no Borrower shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(A) if the same results from Lender's negligence or willful misconduct or breach of this Agreement or any action taken with respect to a Collateral Pool Property after Lender has acquired title to such Collateral Pool Property in a foreclosure proceeding, or (B) if Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that Borrower shall remain liable to the extent such failure to give notice does not result in a loss to Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of Borrower, which shall not be unreasonably withheld. Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees unconditionally to hold Lender and Servicer harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         9.7.     Holidays.
                  --------

                  Whenever the funding of a Borrowing Tranche hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next Business Day, and such extension of time shall be included in computing interest and fees, except that the Loan shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         9.8.     Notices.
                  -------

                  All notices, requests, demands, directions and other communications given to or made upon any party hereto under the provisions of this Agreement shall be in writing unless otherwise expressly provided hereunder and shall be delivered or sent by telex, facsimile, certified mail or hand delivery if to Lender, to Lender at the address and numbers set forth below, and if to Borrower or Proposed Borrower, to each of them at the addresses and numbers set forth below, or in accordance with any subsequent unrevoked written direction from any party to the others. All such notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) if given by certified mail, three (3) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (d) if given by any other means (including by air courier), when delivered; provided, that all such notices to Lender shall not be
                          --------
effective until received.

                  Lender's Notice Address and Numbers:

                  GMAC Commercial Mortgage Corporation
                  Attention:  Executive Vice President - Servicing
                  200 Witmer Road
                  Horsham, Pennsylvania 19044

                  with a copy to:

                  GMAC Commercial Mortgage Corporation
                  Attention:  General Counsel
                  200 Witmer Road
                  Horsham, Pennsylvania 19044

                  Borrower's Notice Address:

                  United Dominion Realty Trust, Inc.
                  400 East Cary Street
                  Corporate Offices
                  Richmond, Virginia 23219

Copies of all notices to Borrower shall also be sent to: Sherman & Howard, 633 Seventeenth Street, Suite 3000, Denver, Colorado 80202, Attention: James Cunningham, Esq., provided that any failure to provide such copies to such addressee shall in no way impair the effectiveness of any such notice.

         9.9.     Severability.
                  ------------

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Agreement contains the entire agreement between the parties as to the rights granted and the obligations assumed in this Agreement. This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

         9.10.    Governing Law; Consent to Jurisdiction and Venue.
                  ------------------------------------------------

                  This Agreement, and any Loan Document which does not itself expressly identify the Law that is to apply to it, shall be governed by the Laws of the Commonwealth of Virginia. Borrower agrees that any controversy arising under or in relation to this Agreement or any other Loan Document which does not expressly identify the Law that is to apply to it, shall be litigated exclusively in the courts of the Commonwealth of Virginia. The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

         9.11.    Prior Understanding.
                  -------------------

                  This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         9.12.    Duration; Survival.
                  ------------------

                  All representations and warranties of Borrower contained herein or made in connection herewith shall survive the funding of the initial advance hereunder and shall not be waived by the execution and delivery of this Agreement, any investigation by Lender, the funding of any Borrowing Tranche, or payment in full of the Loan. All covenants and agreements of Borrower contained herein shall continue in full force and effect from and after the date hereof so long as Borrower may borrow hereunder and until the later of (i) the Expiration Date and (ii) payment in full of the Obligations. All covenants and agreements of Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Note, shall survive payment in full of the Loan and the Expiration Date. Notwithstanding any of the foregoing to the contrary, in no event shall (a) the release of Lender's Lien on any Collateral Pool Property,
(b) the maturity, expiration or early termination of the Revolving Credit Note or any Fixed Rate Note, or (c) the expiration or early termination of this Agreement, be deemed to terminate any covenants, agreements, representations or warranties contained in this Agreement, the Note or any of the other Loan Documents, to the extent that such covenant, agreement, representation or warranty shall, by its terms, survive the release, maturity, expiration or early termination of this Agreement, the Note or any of the other Loan Documents.

         9.13.    Disclosure of Information.
                  -------------------------

                  Lender may furnish information regarding Borrower or the Collateral Pool Properties to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Loan, including, but not limited to, trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under applicable Law to prohibit such disclosure, including, but not limited to, any right of privacy.

         9.14.    Exceptions.
                  ----------

                  The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         9.15.    Relationship of Parties; No Third Parties Benefited.
                  ---------------------------------------------------

                  The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Agreement shall create any other relationship between Lender and Borrower. No creditor of any party to this Agreement and no other person shall be a third party beneficiary of this Agreement or any other Loan Document. Without limiting the generality of the preceding sentence, (i) an agreement, if any, including any Servicing Agreement, between Lender and Servicer for interim advancement of funds shall constitute a contractual obligation of such Servicer that is independent of the obligation of Borrower for the payment of the Loan, (ii) Borrower shall not be a third party beneficiary of any Servicing Agreement, and
(iii) no payment by Servicer under any such agreement will reduce the outstanding principal amount of the Loan or any interest accrued thereon.

         9.16.    Authority to File Notices.
                  -------------------------

                  Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower's cost and expense and in Borrower's name, any notices that Lender considers reasonably necessary or desirable to protect the Collateral.

         9.17.    WAIVER OF TRIAL BY JURY.
                  -----------------------

                  BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO

TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL
COUNSEL.


         9.18.    Interpretation.
                  --------------

                  Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the articles, sections and schedules of this Agreement are for convenience only and do not define or limit any terms or provisions. In the event of a conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall control.

         9.19.    Brokerage Fee.
                  -------------

                  Borrower represents to Lender that no broker or other Person is entitled to a brokerage fee or commission as a result of Borrower's actions or undertakings in connection with the financing contemplated hereunder and agrees to hold Lender harmless from all claims for brokerage commissions which may be made as a result of such actions or undertakings, if any.

         9.20.    Advertising.
                  -----------

                  Lender may include the name of Borrower, the name and location of any Collateral Pool Property, the Loan amount and the number of apartment units contained in any Collateral Pool Property on Lender's client list and in any typical advertisement.

         9.21.    Time of Essence.
                  ---------------

                  Time is of the essence with respect to each obligation of Borrower and Lender hereunder.

         9.22.    Counterparts.
                  ------------

                  This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         9.23.    Transfers of Collateral Pool Properties to Affiliates of
                  --------------------------------------------------------
                  Borrower.
                  --------

                  Notwithstanding any of the provisions of this Agreement or any of the other Loan Documents to the contrary, provided that no Event of Default or Potential Default shall then exist, Borrower shall have the right to transfer title to any of the Collateral Pool Properties to an Affiliate of Borrower which shall assume the transferor Borrower's obligations under this Agreement, the Note, the applicable Security Instrument and certain other Loan Documents to be determined by Lender, provided that prior to any such transfer and assumption Borrower and/or such Affiliate shall (i) pay to Lender (a) a review fee in the amount of Three Thousand and NO/100 Dollars ($3,000.00) and (b) all costs and expenses that Lender and Servicer incur in connection with such transfer and assumption, including, but not limited to, attorney's fees, (ii) submit the following to Lender: (a) documents acceptable to Lender, in its discretion, evidencing the transfer of the applicable Collateral Pool Property to such Affiliate, (b) an assumption agreement acceptable to Lender in its discretion, (c) a reaffirmation of the Guaranty, acceptable to Lender in its discretion, (d) evidence satisfactory to Lender that, subject to the Permitted Exceptions (1), with respect to the personal property located on the subject real property, Lender's Lien continues to constitute a first priority security interest in favor of Lender notwithstanding such transfer and assumption and (2), with respect to the subject real property, the applicable Security Instrument continues to constitute a valid and perfected first priority Lien in favor of Lender notwithstanding such transfer and assumption (such evidence to be in the form of a title insurance policy acceptable to Lender in both form and substance), and (e) an opinion of counsel acceptable to Lender and (iii) in the instance in which such Affiliate is not then a party to this Agreement and the other Loan Documents, such Affiliate shall execute (a) separate allonges to the Revolving Credit Note and any Fixed Rate Notes then outstanding and (b) a joinder agreement, both of which shall be in form and substance satisfactory to Lender in its sole discretion. Upon completion of such transfer, if the transferor no longer owns any properties subject to the Lien of the Security Instrument, such transferor shall be released from its obligations hereunder from and after the date of such transfer, except for those obligations which expressly survive such release, provided that the foregoing shall not be deemed (absent further action) to release United Dominion Realty Trust, Inc. from its obligations under the Guaranty. Notwithstanding any of the foregoing or any other provisions contained herein or in any of the other Loan Documents, any Transfer (as defined in the applicable Security Instrument) of any Collateral Pool Property to an entity that is not an Affiliate shall constitute an Event of Default.

         9.24.    Full Recourse Guaranty.
                  ----------------------

                  Notwithstanding any of the foregoing to the contrary and subject to the terms of this SECTION 9.26, Lender hereby acknowledges that (i)
                             ------------
United Dominion Realty Trust, Inc., the owner of (a) the Collateral Pool Property commonly known as Heron Lake Apartments, located in Kissimmee, Florida and (b) the Collateral Pool Property commonly known as Sycamore Ridge Apartments, located in Columbus, Ohio, is not a single asset entity, and accordingly, does not satisfy certain of the representations, warranties and covenants required of, or imposed upon, Borrower under this Agreement and (ii) United Dominion Realty Trust Inc. may add one or more multi-family real properties to the Collateral Pool pursuant to the provisions of SECTION 2.9
                                                                -----------
without satisfying such single asset entity representations, warranties and covenants. During any time at which United Dominion Realty Trust, Inc. is a Borrower under this Agreement, the Note and the other Loan Documents, Guarantor, shall guarantee one hundred percent (100%) of Borrower's Obligations under this Agreement, the Note and the other Loan Documents, including, without limitation,
(1) all fees which may become due and payable on or prior to the Expiration Date and (2) all of the recourse obligations set forth in Sections 2(b) through (f) of the Guaranty. Notwithstanding the foregoing, during any time at which United Dominion Realty Trust, Inc. is no longer a Borrower under this Agreement, the Note and the other Loan Documents, due to any combination of (A) the transfer of the above-named properties (and any other Collateral Pool Property(ies) then owned by United Dominion Realty Trust, Inc.) to one or more single asset entities that are Affiliates of Borrower and the assumption by such transferee(s)
of the obligations of United Dominion Realty Trust, Inc. under this Agreement, the Note, the applicable Security Instrument and certain other Loan Documents to be determined by Lender, all in accordance with the provisions of SECTION 9.23
                                                                  ------------
and/or (B) the release of any such properties pursuant to the provisions of
SECTION 2.10, Guarantor shall guarantee (x) a portion of Borrower's Obligations
------------
under this Agreement, the Note and the other Loan Documents as specified in the Guaranty, including ,without limitation, a portion of all fees which may become due and payable on or prior to the Expiration Date and (y) all of the recourse obligations under Sections 2(b) through (f) of the Guaranty.

         9.25.    Indemnity and Certification Regarding Certain Surveys Provided
                  --------------------------------------------------------------
                  to Lender.
                  ---------

                  Borrower and Lender hereby acknowledge that Borrower has not delivered to Lender updated surveys with respect to the following four (4) Collateral Pool Properties: (i) South Grand at Pecan Grove Apartments, located in Austin, Texas, (ii) Heron Lake Apartments, located in Kissimmee, Florida,
(iii) Sycamore Ridge Apartments, located in Columbus, Ohio and (iv) The Towers at McCormick Ranch, located in Phoenix, Arizona. In connection therewith, (a) Borrower hereby certifies to Lender that no material changes have occurred with respect to any of such properties from (1) the respective dates set forth on the surveys presented to Lender with respect to such properties through (2) the Closing Date and (b) United Dominion Realty Trust, Inc. hereby indemnifies Lender against any and all liabilities, costs and expenses Lender may sustain or incur as a result of Borrower's failure to deliver such updated surveys. The indemnity and certifications set forth in this SECTION 9.25 shall be deemed to
                                               ------------
have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. In the event (1) the certification contained herein shall prove to have been false or misleading or (2) United Dominion Realty Trust, Inc. shall breach its indemnity obligations provided herein, the same shall, at Lender's election, constitute an Event of Default.

         9.26.    Provisions regarding the Springfield Apartments in Denton,
                  ----------------------------------------------------------
                  Texas.
                  -----

                  The parties hereby agree that the Collateral Pool Property known as the Springfield Apartments in Denton, Texas consists of two lots, Lot 1 and Lot 2. The legal descriptions of Lot 1 and Lot 2 are attached hereto as
SCHEDULE 9.26. The Security Instrument with respect to such Collateral Pool
-------------
Property grants Lender a first priority lien and security interest in both Lot 1 and Lot 2. Notwithstanding the inclusion of such property in the Collateral Pool, the same (and any income generated therefrom) shall not be included as a Collateral Pool Property for the purpose of determining the Net Operating Income and the Market Value of the Collateral Pool (and the resulting determinations of the Facility Debt Service Coverage Ratio and Loan to Value Ratio), unless and until (i) Lender shall have received, reviewed and approved new Underwriting Materials with respect to Lot 2, which Underwriting Materials shall be submitted to Lender no later than sixty (60) days after the Closing Date and (ii) Borrower shall have paid to Lender any and all costs and expenses that Lender and Servicer may incur in connection with the re-underwriting of such property, including, but not limited to, attorney's fees and expenses. Borrower shall have the right to release Lot 2 from the Collateral Pool pursuant to the provisions of SECTION 2.10, provided that Borrower shall not be required to pay
   ------------
the release fee specified in item (i)(a) of SECTION 2.10 in connection with any
                                            ------------
such partial release. The foregoing shall in no way be deemed to permit Borrower to release Lot 1 pursuant to the provisions of SECTION 2.10 unless Borrower (a)
                                               ------------
has previously released Lot 2 pursuant to the provisions hereof or (ii) simultaneously releases Lot 2 in accordance with the provisions of SECTION 2.10;
                                                                   ------------
any such release of Lot 1 shall be made in strict accordance with the provisions of SECTION 2.10.
   ------------

10.    PROVISIONS WITH RESPECT TO THE FIXED RATE NOTE.
       ----------------------------------------------

           This ARTICLE 10 is for information purposes only; each of the
                ----------
provisions discussed in this Article are contained elsewhere in this Agreement. In the event of any conflict between any of the provisions contained in this Article and any other provisions contained in this Agreement, such other provisions shall prevail. Lender and Borrower hereby acknowledge that certain provisions contained herein are specific to the operation of the Revolving Credit Note and are not applicable to the Fixed Rate Note(s), and accordingly, such provisions will not apply after the Revolving Credit Note Expiration Date and Borrower's payment in full of the indebtedness evidenced by the Revolving Credit Note (including, without limitation, all Unused Facility Fees and Minimum Servicing Fees payable hereunder). Without limiting any of the provisions of this Agreement, set forth below by reference to Section number is a list of provisions which specifically apply to the operation of any Fixed Rate Note having a maturity date later than the Revolving Credit Note Expiration Date:

     10.1. Fixed Rate Note Specific Provisions Contained in Section 1.
           ----------------------------------------------------------

           All of the provisions set forth in SECTION 1 of this Agreement shall
                                              ---------
specifically apply to the operation of any Fixed Rate Note following the Revolving Credit Note Expiration Date, provided that the definition of (i) "Expiration Date" shall be deemed to mean only the Fixed Rate Note Expiration
 ---------------
Date; (ii) "Loan" shall be deemed to refer only to the outstanding principal
            ----
balance of the Fixed Rate Note; and (iii) "Note" shall be deemed to refer to
                                           ----
only the Fixed Rate Note;

     10.2. Fixed Rate Note Specific Provisions Contained in Section 2.
           ----------------------------------------------------------

           The following provisions contained in SECTION 2 of this Agreement
                                                 ---------
shall specifically apply to the operation of the Fixed Rate Note following the Revolving Credit Note Expiration Date:

                                                        COMMENTS
                                                        --------

     .    Section 2.2 (Term)                     The term of the Loan shall
                                                 terminate on the Expiration
                                                 Date, which shall be the Fixed
                                                 Rate Note Expiration Date.


     .    Section 2.3 (Nature of Lender's        Lender shall have no obligation
          Obligations with Respect to the Loan)  to make any additional advances on account of any

                                                 Fixed Rate Note.

    . Section 2.4.4 (Minimum Usage Fee)          The Minimum Usage Fee shall be
                                                 payable if required under the
                                                 terms of Section 2.4.4.

    . Section 2.8 (Use of Proceeds)              Unchanged.

    . Section 2.9 (Additions to the              Unchanged.
      Collateral Pool)

    . Section 2.10 (Release of Collateral)       Unchanged.

    . Subsection 2.13.2 (Borrower's Right to     Borrower may terminate at any
      Terminate the Fixed Rate Note)             time.

    . Section 2.13.4.2 (Fees Due Upon            Unchanged.
      Termination of a Fixed Rate Note)

    . Section 2.13.4.3 (Fees Due Upon            Borrower shall be responsible
      Termination of this Agreement)             for the fees due  under item
      this Section.                              (i) of

    . Section 2.14 (Material Adverse             This Section shall only apply
      Change)                                    to the extent the same relates
                                                 to a Material Adverse Change to
                                                 (i) Borrower or (ii) the
                                                 enforceability of this
                                                 Agreement or any other Loan
                                                 Document, taken as a whole.


    10.3. Fixed Rate Note Specific Provisions Contained in Section 3.
          ----------------------------------------------------------

          The following provisions contained in SECTION 3 of this Agreement
                                                ---------
shall specifically apply to the operation of any Fixed Rate Note following the Revolving Credit Note Expiration Date:

                                                             COMMENTS
                                                             --------

    . Section 3.1 (Interest Rate)                Unchanged.

    . Subsection 3.3.4 (Interest After           Unchanged.
      Default) and 3.3.5 (Late Charge)

    10.4. Additional Fixed Rate Note Specific Provisions.
          ----------------------------------------------

          All of the provisions contained in SECTIONS 4 (except SECTION 4.5) and
                                             ----------         -----------
6 through 9 of this Agreement shall specifically apply to the operation of any Fixed Rate Note following the Revolving Credit Note Expiration Date.

                   [Signatures Commence on the Following Page]

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                     BORROWER:

WITNESS: HERITAGE-IVYSTONE L.P., an Arizona limited partnership

                                     By:  HERITAGE SGP CORPORATION, an Arizona
____________________________              corporation, its General Partner

Seal

                                          By: __________________________________
                                              Ella S. Neyland
                                              Executive Vice President and
                                              Treasurer

WITNESS:                             HERITAGE-LONDON PARK L.P., an Arizona
                                     limited partnership

                                     By:  HERITAGE SGP CORPORATION, an Arizona
____________________________              corporation, its General Partner

Seal

                                          By: __________________________________
                                              Ella S. Neyland
                                              Executive Vice President and
                                              Treasurer

WITNESS:                             HERITAGE-SPRINGFIELD L.P., an Arizona
                                     limited partnership

                                     By:  HERITAGE SGP CORPORATION, an Arizona
____________________________              corporation, its General Partner

Seal

                                          By: __________________________________
                                              Ella S. Neyland
                                              Executive Vice President and
                                              Treasurer

                   [Signatures Continue on the Following Page]

WITNESS: UDR PECAN GROVE, L.P., an Delaware limited partnership

                                     By:  SOUTH WEST REIT HOLDING, INC., a Texas
____________________________              corporation, its General Partner

Seal

                                          By: __________________________________
                                              Ella S. Neyland
                                              Executive Vice President and
                                              Treasurer

WITNESS:                             UDR ARIZONA PROPERTIES, LLC, a Virginia
                                     limited liability company

____________________________         By:  UNITED DOMINION REALTY, L.P., a
                                          Virginia limited partnership, its Sole
                                          Member

Seal

                                          By: UNITED DOMINION REALTY TRUST,
                                              INC., a Virginia corporation, its
                                              General Partner

                                              By: ______________________________
                                                  Ella S. Neyland
                                                  Executive Vice President and
                                                  Treasurer

WITNESS:                             ASV-VII PROPERTIES, INC., an Arizona
                                     corporation

                                              By: ______________________________
____________________________                      Ella S. Neyland
                                                  Executive Vice President and
                                                  Treasurer

Seal

WITNESS:                             UNITED DOMINION REALTY TRUST, INC., a
                                     Virginia corporation

                                              By: ______________________________
____________________________                      Ella S. Neyland
                                                  Executive Vice President and
                                                  Treasurer

Seal

                   [Signatures Continue on the Following Page]

                                      LENDER:

WITNESS:                              GMAC COMMERCIAL MORTGAGE CORPORATION, a
                                      California corporation

______________________________        By: __________________________________
                                      Name: ________________________________
Seal                                  Title: _________________________________

                   [Signatures continue on the Following Page]

                                 SCHEDULE 1.1(A)

                       LIST OF COLLATERAL POOL PROPERTIES
                      AND ASSOCIATED INITIAL MARKET VALUES

COLLATERAL POOL PROPERTY                                               INITIAL MARKET VALUE
------------------------                                               --------------------
Arbor Ridge Apartments, Houston, Texas                              $         7,902,000.00

Heron Lake Apartments, Kissimmee, Florida                           $        12,290,000.00

London Park Apartments, Houston, Texas                              $         8,750,000.00

Riviera Pines Apartments, Houston, Texas                            $         8,920,000.00

South Grand at Pecan Grove Apartments, Austin, Texas                $        27,870,000.00

Springfield Apartments, Denton, Texas                               $         8,300,000.00

Sycamore Ridge Apartments, Columbus, Ohio                           $        18,800,000.00

The Towers at McCormick Ranch, Phoenix, Arizona                     $         8,125,000.00

                                 SCHEDULE 1.1(B)

                                     LIST OF
                       COLLATERAL POOL PROPERTY DOCUMENTS

(a)    Mortgage/Deed of Trust/Deed to Secure Debt

(b)    UCC-1 Financing Statements

(c)    FIRPTA Certificate

(d)    Guaranty/Reaffirmation of Guaranty

(e)    Collateral Agreements (if any)

(f)    Documents evidencing O & M Programs (if any)

(g) Title insurance policy acceptable to Lender, in an amount equal to not less than the Commitment, which title insurance shall include the following endorsements (where and if applicable): (i) a tie-in endorsement, (ii) a multiple foreclosure endorsement, (iii) a first loss endorsement, (iv) a last dollar endorsement, (v) a variable rate mortgage endorsement, and (vi) a revolving credit endorsement.

                                 SCHEDULE 2.1.1

                             FORM OF FIXED RATE NOTE

                                MULTIFAMILY NOTE
                                ----------------
                  (FOR USE ONLY WITH THE FIXED RATE PORTION OF
               A COMBINED FIXED AND FLOATING RATE CREDIT FACILITY)

US $_________________                                      ___________ ___, 20__


                  FOR VALUE RECEIVED, the undersigned ("BORROWER") jointly and severally (if more than one) promises to pay to the order of ______________________________ ("_________"), a ______________, or any
subsequent holder of this Note, the principal sum of _______________ and NO/100 Dollars (US $_____________), with interest on the unpaid principal balance at the annual rate of __________ percent (___%).

1. DEFINED TERMS. As used in this Note, (i) the term "LENDER" means the holder of this Note, (ii) the term "SECURITY INSTRUMENT" means collectively, together with all amendments or modifications thereto, any and all multifamily open-end mortgages, deeds to secure debt, or deeds of trust now or hereafter securing the debt evidenced by (a) this Note, (b) that certain Multifamily Note (together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof, the "REVOLVING CREDIT NOTE") dated as of February 26, 2002 in favor of GMAC Commercial Mortgage Corporation in the principal sum of Seventy Million Six Hundred Sixty-Nine Thousand and NO/100 Dollars ($70,669,000.00), (c) [describe all Fixed Rate Notes which have been or may be executed] (such note(s) together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof, the "OTHER FIXED RATE NOTES"),
(iii) the term "INDEBTEDNESS" means the principal of, interest on, and any other amounts due at any time under, this Note, the Revolving Credit Note, the Other Fixed Rate Notes, if any, the Security Instrument, the Credit Agreement or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under
Section 12 of the Security Instrument, (iv) the term "CREDIT AGREEMENT" Means that certain Credit Agreement dated as of February 26, 2002 by and between [Borrower] and GMAC Commercial Mortgage Corporation, together with all amendments or modifications thereto, and (v) the term "EVENT OF DEFAULT" means
(a) the failure to make any payment of principal, interest or other amounts when due hereunder, or (b) any Event of Default under and as defined in the Credit Agreement or any other Loan Document. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement, or if not defined in the Credit Agreement, the meanings given to such terms in the Security Instrument.

2. ADDRESS FOR PAYMENT. All payments due under this Note shall be paid by wire transfer of immediately available funds to an account specified by Lender, whose address is

________________________________________________, or such other place or account as may be designated by written notice to Borrower from or on behalf of Lender.

3. PAYMENT OF PRINCIPAL AND INTEREST. Principal and interest shall be paid as follows:

       (a) Unless disbursement of principal is made by Lender to Borrower on the first day of the month, interest for the period beginning on the date of disbursement and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note. Interest under this Note shall be computed on the basis of a 360-day year and the actual number of days elapsed.

       (b) Consecutive monthly installments of interest only, computed on the basis of a 360-day year, and the actual number of days elapsed in the period from the previous payment date until the current payment date for which interest is being calculated, shall be payable on the first day of each month beginning on __________ 1, 20__, until the entire unpaid principal balance evidenced by this Note is fully paid.

       (c) Any accrued interest remaining past due for 30 days or more may, at Lender's discretion, be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note, and any reference below to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance. Any remaining principal and interest shall be due and payable on ____________ __, 20__ or on any earlier date on which the unpaid principal balance of this Note becomes due and payable, by acceleration or otherwise (the "MATURITY DATE"). The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

       (d) Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

4. APPLICATION OF PAYMENTS. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5. SECURITY. The Indebtedness is secured by, among other things, the Security Instrument, and reference is made to the Security Instrument and the Credit Agreement for other rights of Lender as to collateral for the Indebtedness. Each Security Instrument is or shall be recorded in the land records of the counties where each respective property is located.

6. ACCELERATION. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the applicable prepayment premium payable under the Credit Agreement, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice). Lender may exercise this option to accelerate regardless of any prior forbearance.

7. LATE CHARGE. If any monthly amount payable under this Note, the Credit Agreement, the Security Instrument or any other Loan Document, other than the then outstanding amount of the Loan payable on the Maturity Date or upon acceleration of this Note, is not received by Lender after the amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such amount (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted). Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the "LOAN"), and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

8. DEFAULT RATE. So long as (a) any monthly installment under this Note remains past due for thirty (30) days or more, or (b) any other Event of Default has occurred and is continuing, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at a rate (the "DEFAULT RATE") equal to the lesser of four (4) percentage points above the rate stated in the first paragraph of this Note and the maximum interest rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment under this Note is delinquent for more than thirty
(30) days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for more than thirty (30) days or any other Event of Default has occurred and is continuing, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9.     LIMITS ON PERSONAL LIABILITY.

       (a) Except as otherwise provided in this Paragraph 9, Borrower shall have no personal liability under this Note, the Security Instrument, the Credit Agreement or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Collateral Pool Property and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

       (b) Borrower shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of (1) failure of Borrower to pay to Lender upon demand, after an Event of Default, all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence; (2) failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument; or (3) failure of Borrower to comply with Section 14(d) or
(e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports.

       (c) For purposes of determining Borrower's personal liability under Paragraph 9(b), all payments made by Borrower or any guarantor of this Note with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument shall be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

       (d) Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default: (1) Borrower's acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument; (2) a Transfer (including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 21 of the Security Instrument, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company; or (3) fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender.

       (e) In addition to any personal liability for the Indebtedness, Borrower shall be personally liable to Lender for (1) the performance of all of Borrower's obligations under Section 18 of the Security Instrument (relating to environmental matters); (2) the costs of any audit under Section 14(d) of the Security Instrument; and (3) any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Paragraph 9, including fees and out of pocket expenses of attorneys and expert witnesses and the costs of conducting any independent audit of Borrower's books and records to determine the amount for which Borrower has personal liability.

       (f) To the extent that Borrower has personal liability under this Paragraph 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Collateral Pool Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Paragraph 9, the term "COLLATERAL POOL PROPERTY" shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding. To the fullest extent permitted by applicable law, in any action to enforce Borrower's personal liability under this Paragraph 9, Borrower hereby waives any right to set off the value of the Collateral Pool Property against such personal liability.

10. VOLUNTARY AND INVOLUNTARY PREPAYMENTS. Borrower may prepay this Note in whole but not in part, and only in accordance with the terms of the Credit Agreement.

11. COSTS AND EXPENSES. To the fullest extent permitted by applicable law, Borrower shall pay all expenses and costs, including fees and out-of-pocket expenses of attorneys (including Lender's in-house attorneys) and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12. FORBEARANCE. No delay or omission on the part of Lender or any holder hereof in exercising any right or remedy under this Note, the Credit Agreement, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13. WAIVER AND CONSENT. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note or any Allonge thereto (other than Lender or any holder of this Note) and all other third party obligors. Borrower and all endorsers and guarantors of this Note and any Allonge thereto (other than Lender or any holder of this Note), regardless of the time, order or place of signing, consent to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges, renewals or releases of collateral for this Note, and to any additions or releases of any other parties or persons primarily or secondarily liable.

14. LOAN CHARGES. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of this Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

15. COMMERCIAL PURPOSE. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise (which purpose is described more fully in the Credit Agreement), and not for personal, family, household, or agricultural purposes.

16. COUNTING OF DAYS. Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

17. JOINDER. In accordance with the provisions set forth in the Credit Agreement, certain affiliates of Borrower may become liable under this Note and the other Loan Documents by executing (a) an Allonge to this Note, (b) a joinder agreement in form satisfactory to Lender, and (c) any other documents reasonably required by Lender to evidence and/or secure such affiliate's obligations hereunder or under the other Loan Documents as set forth in the Credit Agreement.

18. GOVERNING LAW. This Note shall be governed by the laws of the Commonwealth of Virginia.

19. CAPTIONS. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

20. NOTICES; WRITTEN MODIFICATIONS. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument. Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment; provided, however, that in the event of a Transfer under the terms of the Security Instrument, any or some or all of the Modifications to Multifamily Note may be modified or rendered void by Lender at Lender's option by notice to Borrower/transferee.

21. CONSENT TO JURISDICTION AND VENUE. Any controversy arising under or in relation to this Note shall be litigated exclusively in the courts of the Commonwealth of Virginia. The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower irrevocably consents to jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

22. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

23. G-FEE. The interest rate stated above includes a G-Fee of ______ basis points (._____).

                     [Signatures commence on following page]

       IN WITNESS WHEREOF, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative. Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

                                        BORROWER:

WITNESS:                                ___________________________,
                                        a _________________________

____________________________            By:_____________________________________
                                           Name:  ______________________________
Seal                                       Title: ______________________________

                                  SCHEDULE 2.4

                                    FEE CHART

--------------------------------------------------------------------------------------------------------------------------------
    NO.                       ITEM                                 DETERMINATION OF FEE             CREDIT AGREEMENT SECTIONS
                                                                                                       REFERENCING SUCH FEE
--------------------------------------------------------------------------------------------------------------------------------
    1.     Mortgage Review Fee                            A fee $4,000 per property, payable (i)   Sections 1.1, 2.1.1, 2.4.1
                                                          in any instance in which a real          and 2.9
                                                          property is included in the Collateral
                                                          Pool and (ii) in certain instances in
                                                          connection with a conversion under
                                                          SECTION 2.1.1.
                                                          -------------
--------------------------------------------------------------------------------------------------------------------------------
    2.     Seismic Report Fee, if applicable              Lender's out-of -pocket costs and        Sections 1.1, 2.1.1, 2.4.1
                                                          expenses incurred in connection with     and 2.9
                                                          obtaining a seismic report, which, if
                                                          applicable, shall be payable in the
                                                          same instances in which the Mortgage
                                                          Review Fee is payable.
--------------------------------------------------------------------------------------------------------------------------------
    3.     Servicing Fee Payment                          Seven basis points (.0007) times the     Sections 1.1 and 2.4.5
                                                          principal amount of all Borrowing
                                                          Tranches then outstanding.
--------------------------------------------------------------------------------------------------------------------------------
    4.     Fee with respect to a conversion of            Ten basis points (.0010) times the       Section 2.1.1.2.
           indebtedness to a Fixed Rate Note, wherein     amount indebtedness converted.
           such conversion was requested after the
           first (1/st/) anniversary of the Closing Date
--------------------------------------------------------------------------------------------------------------------------------
    5.     Expansion Fee                                  Seventy-five basis points (.0075) time   Section 2.1.2.
                                                          any increase in the amount of the
                                                          Commitment pursuant to SECTION 2.1.2.
                                                                                 --------------
--------------------------------------------------------------------------------------------------------------------------------
    6.     Commitment Fee                                 Seventy-five basis points (.0075)        Section 2.4.2
                                                          times the
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                           Commitment.
--------------------------------------------------------------------------------------------------------------------------------
    7.     Unused Facility Fee                            Twelve basis points (.0012) per annum    Sections 1.1, 2.4.3.,
                                                          (computed on the basis of a year of      2.13.4.1, 2.16, 4.1, 4.2,
                                                          360 days and actual days elapsed) on     4.6.3.2 and Article 10
                                                          the average daily difference between
                                                          the amount of (i) the Maximum Facility
                                                          Available and (ii) the greater of (a)
                                                          the Deemed Minimum Loan Amount or (b)
                                                          the sum of the principal amount of all
                                                          Base Rate and Prime Rate Borrowing
                                                          Tranches then outstanding.
--------------------------------------------------------------------------------------------------------------------------------
    8.     Minimum Usage Fee                              The product obtained by (i) an assumed   Sections 1.1, 2.4.4,
                                                          Base Rate Borrowing Tranche in an        2.13.4.,1 4.1, 4.2, 4.6.3.2
                                                          amount equal to the Deemed Minimum       and Article 10
                                                          Loan Amount times (ii) the lowest
                                                          G-Fee shown on SCHEDULE 3.2 or
                                                                         ------------
                                                          SCHEDULE 3.2(A), whichever is
                                                          ---------------
                                                          currently applicable, provided that
                                                          the Minimum Usage Fee shall be due and
                                                          payable only if, and to the extent
                                                          that, the foregoing calculation
                                                          results in an amount which is greater
                                                          than the sum of the G-Fee Amounts
                                                          actually paid by Borrower on all
                                                          Borrowing Tranches outstanding during
                                                          the same computation period.
--------------------------------------------------------------------------------------------------------------------------------
    9.     Minimum Servicing Fee                          One-twelfth (1/12/th/) of the product    Sections 1.1, 2.4.5,
                                                          obtained by (i) an assumed Borrowing     2.13.4.1, 4.1, 4.2, 4.6.3.2
                                                          Tranche in an amount equal to the        and Article 10
                                                          Deemed Minimum Loan Amount times (ii)
                                                          the Servicing Fee.
--------------------------------------------------------------------------------------------------------------------------------
    10.    Addition Fee                                   Fifteen basis points (.0015) times the   Sections 1.1 and 2.9
                                                          Additional Collateral Facility of any
                                                          real property added to the Collateral
                                                          Pool pursuant to the provisions of
                                                          SECTION 2.9.
                                                          -----------
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
    11.    Release of Collateral Fee                      $5,000 per property, payable upon the    Section 2.10.
                                                          release of any property from the
                                                          Collateral Pool pursuant to the
                                                          provisions of SECTION 2.10.
                                                                        ------------
--------------------------------------------------------------------------------------------------------------------------------
    12.    Early Termination Fee                          One percent (1%) of the maximum          Sections 1.1, 2.13.4.1,
                                                          principal amount of the Revolving        2.13.4.4, 4.1, 4.2 and
                                                          Credit Note, which fee shall not be      4.6.3.2
                                                          payable in the event all of the real
                                                          properties comprising the Collateral
                                                          Pool as of the Closing Date are
                                                          refinanced pursuant to the provisions
                                                          of the SECTION 2.15.
                                                                 ------------
--------------------------------------------------------------------------------------------------------------------------------
    13.    Prepayment Fees                                To be determined in accordance with      Sections 1.1, 2.13, 2.15.2,
                                                          SCHEDULE 4.4(A) or 4.4(B), as            4.3.2, 4.4 and 4.6.3.2
                                                          ---------------    ------
                                                          applicable.
--------------------------------------------------------------------------------------------------------------------------------
    14.    Transfer Review Fee                            A fee of $3,000 in connection with       Section 9.23
                                                          each transfer pursuant to SECTION 9.23.
                                                                                    ------------
--------------------------------------------------------------------------------------------------------------------------------

[BORROWER MAY, SUBJECT TO LENDER'S CONSENT, REVISE THIS FORM OF LOAN REQUEST TO PROVIDE FOR MULTIPLE BORROWING TRANCHES UNDER A SINGLE LOAN REQUEST FORM]

                                  SCHEDULE 2.5

                                     FORM OF
                                  LOAN REQUEST

                              ______________, 20__

[Lender's Name and Address]
Attention:

Ladies and Gentlemen:

           Reference is made to the Credit Agreement dated as of _________ __, 20__, as amended (the "Credit Agreement") by and among _______________________ (collectively, "Borrower"), and ____________________, a _______________________
("Lender"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

           I, _______________, the _______________ of Borrower, a
_______________, do hereby certify on behalf of Borrower as of the date hereof, as follows:

           Borrower is entitled to and hereby requests Lender to make an advance under the Credit Agreement in the amount of $__________ (which must be greater than or equal to ___________________ and NO/100 Dollars ($_____________). Funds
should be delivered to Borrower by wire to the following account:

           Bank Name and Location: _____________________________________________
           ABA Number: _________________________________________________________
           Account Name: _______________________________________________________
           Account Number: _____________________________________________________
           Further Credit Instructions: ________________________________________
           Attention: __________________________________________________________

    (1)    The requested date of the advance (the "Borrowing Date") is _________
                                                   --------------
_____.

    (2)    The Borrowing Tranche shall bear interest at (check one):

                  _____  Prime Rate
                  _____  Base Rate

    (3) The Interest Period (if the Base Rate is selected) applicable to the advance is (check one):

                  _____  thirty (30) days
                  _____  sixty (60) days
                  _____  ninety (90) days
                  _____  one hundred and eighty (180) days*
                  _____  three hundred and sixty (360) days*

           [*subject to a four basis point (.0004) increase in the Margin otherwise applicable to such Borrowing Tranche]

    (4)    Borrower will (check one):

                  _____ Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.

                  _____ Prepay all interest for such Borrowing Tranche as of the Borrowing Date.

    (5) If applicable, the Base Rate for the Borrowing Tranche requested hereunder shall be ___________ (_____%) consisting of a Reference BillsSM Rate/LIBO Rate of __________ percent (___ %) and a Margin of ________ (__%).

    (6) Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the total number of Borrowing Tranches outstanding will be ________(__), which is not more than fifteen (15).

    (7) If applicable (i.e. in the event of a Loan Request for a Borrowing Tranche that will bear interest at the Base Rate), the maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):

           ____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)

           ______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).

    (8) This request for an advance is made pursuant to and in accordance with the provisions of the Credit Agreement. The proceeds of such advance are to be used for a permitted purpose under Section 2.8 of the Credit Agreement.

    (9) The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.

    (10) To the best of Borrower's knowledge and belief following diligent inquiry, the advance of the funds requested herein will not cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.1 of the Credit Agreement.

    (11) To the best of Borrower's knowledge and belief following diligent inquiry, the computations set forth in Paragraphs 19 through 22 as certified by Servicer are accurate.

    (12) All of the covenants and all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, and all of the other terms, covenants and conditions contained in the Loan Documents continue to be materially true and correct and continue to be complied with on the date hereof, and will continue to be materially true and correct and will continue to be complied with as of the date of, and subsequent to, the requested advance.

    (13) No Potential Default or Event of Default has occurred or is continuing under the Loan Documents.

    (14) There has been no Material Adverse Change to any Collateral Pool Property or Borrower since the date of the last Loan Request that will cause Borrower to be in violation of the Sublimits after the funding of the Borrowing Tranche requested herein or will render the Base Rate requested herein inaccurate.

    (15) All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.

    (16) All items that Borrower is required to furnish to Lender pursuant to the Credit Agreement accompany this request and are true and complete in all respects.

    (17)   The undersigned is an Authorized Officer of Borrower.

    (18)   Notice of this Loan Request shall be deemed received by Lender when
(i) sent by facsimile to (703) 714-3273 and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) Scott Runkles ((703) 714-2926), (2) Kathy Hurley ((703) 714-2639), (3) Jane Campbell
((703) 714-3201) or such other names and numbers as Lender may specify upon prior written notice to Borrower.

               [The Loan Request continues on the following page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.

                                      BORROWER:


                                      a ________________________________________


                                      By:_______________________________________
                                         Name:
                                         Title:




               [The Loan Request continues on the following page]

               19. The current Loan to Value Ratio is ___________(__%), which is less than or equal to the Maximum Loan to Value Ratio specified in Section
2.5.1.1 of ______ percent (__%), determined as follows:

                    A.     The current Loan balance               $_____________

                    B.     The current aggregate Market           $_____________
                           Value of the Collateral Pool

                    C.     Item A divided by Item B and then      ____________%
                           multiplied by 100% equals the
                           Loan to Value Ratio

               20. Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the Loan to Value Ratio will equal _________________(__%), which is less than or equal to the Maximum Loan to Value Ratio set forth in SCHEDULE 2.5.1.1 of the Credit Agreement of _______ percent
                   ----------------
(__%), determined as follows:

                    A.     The Loan balance upon                  $_____________
                           disbursement of the funds
                           comprising the Borrowing
                           Tranche(s) requested herein

                    B.     The current aggregate Market           $____________
                           Value of the Collateral Pool

                    C.     Item A divided by Item B and then      ____________%
                           multiplied by 100% equals the
                           Loan to Value Ratio

               21.  The current Facility Debt Service Coverage Ratio is ______ :
1.00, which is not less than ____ : 1.00, determined as follows:

                    A.     Net Operating Income of the            $_____________
                           Collateral Pool Properties
                           determined by Lender

                    B.     Facility Debt Service (as defined in   $_____________
                           the Credit Agreement) annualized

                    C.     Item A divided by Item B equals the    ____________%
                           Facility Debt Service Coverage Ratio

               22. Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the Facility Debt Service Coverage Ratio will be ______ : 1.00, which is not less than ____ : 1.00, determined as follows:

                    A.     Net Operating Income of the            $_____________
                           Collateral Pool Properties as
                           determined by Lender

                    B.     Facility Debt Service (as defined      $_____________
                           in the Credit Agreement) annualized

                    C.     Item A divided by Item B equals        ____________%
                           the Facility Debt Service Coverage
                           Ratio

         Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 19 through 22 above (acknowledging that Servicer has relied, with Lender's consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.

                                SERVICER:


                                a_______________________________________________


                                By:_____________________________________________
                                   Name:
                                   Title:

                                Dated:___________________________________

                                  SCHEDULE 3.2

                           G- FEE TABLE WITH GUARANTY

-----------------------------------------------------------------------------------------------------------

            Facility Debt Service Coverage Ratio                       G-Fee*

-----------------------------------------------------------------------------------------------------------
Greater than or equal to 1.60 : 1.00 but less than                     .61%
1.80 : 1.00

-----------------------------------------------------------------------------------------------------------
Greater than or equal to 1.80 : 1.00 but less than                     .54%
2.00 : 1.00

-----------------------------------------------------------------------------------------------------------
Greater than or equal to 2.00 : 1.00 but less than                     .51%
2.25 : 1.00

-----------------------------------------------------------------------------------------------------------
Greater than or equal to 2.25 : 1.00                                   .47%
-----------------------------------------------------------------------------------------------------------

* The G-Fee shall be increased by four basis points (.0004) for any Base Rate Borrowing Tranches having 180 or 360 day Interest Periods.

                                 SCHEDULE 3.2.A

                          G- FEE TABLE WITHOUT GUARANTY

-----------------------------------------------------------------------------------------------------------------

            Facility Debt Service Coverage Ratio                                   G-Fee*

-----------------------------------------------------------------------------------------------------------------
Greater than or equal to 1.60 : 1.00 but less than                                 .82%
1.80 : 1.00

-----------------------------------------------------------------------------------------------------------------
Greater than or equal to 1.80 : 1.00 but less than                                 .65%
2.00 : 1.00

-----------------------------------------------------------------------------------------------------------------
Greater than or equal to 2.00 : 1.00 but less than                                 .57%
2.25 : 1.00

-----------------------------------------------------------------------------------------------------------------
Greater than or equal to 2.25 : 1.00                                               .50%
-----------------------------------------------------------------------------------------------------------------

* The G-Fee shall be increased by four basis points (.0004) for any Base Rate Borrowing Tranches having 180 or 360 day Interest Periods.

[BORROWER MAY, SUBJECT TO LENDER'S CONSENT, REVISE THIS FORM OF RENEWAL REQUEST TO PROVIDE FOR THE RENEWAL OF MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM OR TO PROVIDE FOR THE SPLITTING OF A MATURING BORROWING TRANCHE INTO MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM]

                                 SCHEDULE 3.3.3

                                 RENEWAL REQUEST

                               ______________, 20__

[Lender's Name and Address]
Attention:

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement dated as of ___________, 20__, as amended (the "Credit Agreement") by and among
                                    ----------------
_______________________ (collectively, "Borrower"), and ____________________, a
                                        --------
_______________________ ("Lender"). Unless otherwise defined herein, terms
                          ------
defined in the Credit Agreement are used herein with the same meanings.

                  I, __________________, the _______________ of Borrower, a
__________________________, do hereby certify on behalf of Borrower as of the date hereof, as follows:

                  _____Borrower hereby requests Lender to renew the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____.

                  or
                  --

                  _____ Borrower, in accordance with the provisions of the Credit Agreement, will repay $___________ of the outstanding principal amount of the Borrowing Tranche originally funded in the amount of $____________, whose Interest Period will mature on ________, ____, prior to such maturity date, and hereby requests Lender to renew such Borrowing Tranche in the amount of the remaining principal balance of such Borrowing Tranche, the remaining principal balance being equal to $___________.

                  or
                  --

                  _____ Borrower hereby requests Lender to convert $_______________ of the Borrowing Tranche currently bearing interest at the Prime Rate into a Borrowing Tranche bearing interest at the Base Rate.

                  or
                  --

                  _____ Borrower hereby requests Lender to combine two (2) or more Borrowing Tranches pursuant to the provisions of the Credit Agreement into a single Borrowing Tranche, specifically Borrower hereby requests that Lender combine the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____ with the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____ [add descriptions of additional Borrowing Tranches as necessary.

                  1. The Borrowing Tranche shall bear interest at (check one):

                           _____   Prime Rate
                           _____   Base Rate

                  2. The Interest Period (if the Base Rate is selected) applicable to the renewed Borrowing Tranche is (check one):

                           _____  thirty (30) days
                           _____  sixty (60) days
                           _____  ninety (90) days
                           _____  one hundred and eighty (180) days*
                           _____  three hundred and sixty (360) days*

                           [*subject to a four basis point (.0004) increase in the Margin otherwise applicable to such Borrowing Tranche]

                  3.       Borrower will (check one):

                           _____ Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.

                           _____ Prepay all interest for such Borrowing Tranche as of the Borrowing Date.

                  4. The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.

                  5. If applicable, the Base Rate for the Borrowing Tranche renewed hereunder shall be ___________ (_____%) consisting of a Reference Bills(SM) Rate/LIBO Rate of ___________ percent (____ %) and a Margin of ________ (____%).

                  6. If applicable (i.e. in the event of the renewal a Borrowing Tranche bearing interest at the Base Rate), the maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):

                           ____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)

                        ______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).

                  7. To the best of Borrower's knowledge and belief following diligent inquiry, the computations set forth in Paragraphs 12 through 14 as certified by Servicer are accurate.

                  8.    [Check one of the following:]

                        ____ No Potential Default or Event of Default has occurred or is continuing under the Loan Documents; or

                        ____ No Potential Default or Event of Default, other than Borrower's non-compliance with Section 2.5.1.2 of the Credit Agreement, has
                                    ---------------
occurred or is continuing under the Loan Documents, Borrower is otherwise in full compliance with the terms of the Loan Agreement, and will not increase the outstanding principal balance of the Loan pursuant to this Renewal Request.

                  9. All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.

                  10.   The undersigned is an Authorized Officer of Borrower.

                  11. Notice of this Loan Request shall be deemed received by Lender when (i) sent by facsimile to (703) 714-3273 and (ii) verbally confirmed by telephone call to either (when called in the following order of priority):
(1) Scott Runkles ((703) 714-2926), (2) Kathy Hurley ((703) 714-2639), Jane
Campbell ((703) 714-3201) or such other names and numbers as Lender may specify upon prior written notice to Borrower

              [The Renewal Request continues on the following page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.


                                          BORROWER:


                                          a_____________________________________

                                          By:___________________________________
                                             Name:
                                             Title:




              [The Renewal Request continues on the following page]

                  12. The current Loan to Value Ratio is ___________(__%), which is less than or equal to the Maximum Loan to Value Ratio specified in
Section 2.5.1.1 of _____ percent (__%), determined as follows:

                        A.        The current Loan balance        $_____________

                        B.        The current aggregate Market    $____________
                                  Value of the Collateral Pool

                        C.        Item A divided by Item B        ____________%
                                  and then multiplied by 100%
                                  equals the Loan to Value
                                  Ratio

                  13. The current Facility Debt Service Coverage Ratio is ______ : 1.00, which [check one:]
                        ___ is less than ____ : 1.00, or

                        ___ is greater than or equal to ____ : 1.00,

                  determined as follows:

                        A.        Net Operating Income of the     $_____________
                                  Collateral Pool Properties
                                  determined by Lender

                        B.        Facility Debt Service (as       $_____________
                                  defined in the Credit
                                  Agreement) annualized

                        C.        Item A divided by Item B        ____________%
                                  equals the Facility Debt
                                  Service Coverage Ratio

                  14. Following the renewal of the Borrowing Tranche for the Interest Period requested herein, the Facility Debt Service Coverage Ratio will be ______ : 1.00, which [check one:]

                        ___ is less than ____ : 1.00, or

                        ___ is greater than or equal to ____ : 1.00,

                  determined as follows:

                        A.        Net Operating Income of the     $_____________
                                  Collateral Pool Properties as
                                  determined by Lender

                        B.        Facility Debt Service (as       $_____________
                                  defined in the Credit
                                  Agreement) annualized

                        C.        Item A divided by Item B        ____________%
                                  equals the Facility Debt
                                  Service Coverage Ratio




         Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 12 through 14 above (acknowledging that Servicer has relied, with Lender's consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.

                                        SERVICER:


                                        a_______________________________________


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Dated:__________________________________

                                  SCHEDULE 4.4A

                 PREPAYMENT FEE FOR BASE RATE BORROWING TRANCHES

     1.   Definitions - As used in this Schedule 4.4, the words and terms set
          -----------
forth below shall have the meanings set forth below. Capitalized terms used in this Schedule 4.4 and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     (a) Interest Period Balance: shall mean the number of days remaining in the Interest Period for the applicable Borrowing Tranche as of the Prepayment Date.

     (b) Reference Bills(SM) Rate: shall mean that portion of the Base Rate for the applicable Borrowing Tranche attributable to the Reference Bills(SM) Rate for the applicable Borrowing Tranche, expressed as a decimal calculated to four (4) digits.

     (c)  Prepayment Date: shall mean (i) in the case of a prepayment under
          Section 4.3.1 of the Credit Agreement, the date on which the prepayment is made or (ii) in any other case in which a Prepayment Fee is payable pursuant to the terms of the Credit Agreement, the date on which Lender accelerates the unpaid principal balance of the Revolving Credit Note.

     (d) Reinvestment Rate: shall mean, as of the date that is five (5) Business Days prior to the Prepayment Date, the Reference Bills(SM) Rate for the Reference Bills(SM) which matures as close as possible, but not prior to, the maturity date of the Interest Period for the applicable Borrowing Tranche, expressed as a decimal calculated to four (4) digits.

     2.   Determination of the Prepayment Fee - The Prepayment Fee payable under
          -----------------------------------
Section 4.4 of the Credit Agreement applicable to any particular Borrowing Tranche shall be equal to the greater of the amounts obtained by the formulae set forth in subparagraphs (a) and (b) below.

          (a)  the amount obtained by:

               (i)   dividing:

                     (A)  the Interest Period Balance

                     by

                     (B)  three hundred and sixty (360) days

               (ii) then multiplying the figure obtained in (i) above by one percent (1%); and

               (iii) then multiplying the figure obtained in (ii) above by the amount of principal being prepaid; or

          (b)  the amount obtained by

               (i)   multiplying

                     (A) the amount of principal being prepaid

                     by
                     --

                     (B) the excess (if a positive number) of the Reference
                         Bills(SM) Rate over the Reinvestment Rate;

               (ii) then dividing the figure obtained in (i) above by three hundred and sixty (360) days; and

               (iii) then multiplying the figure obtained in (ii) above by the
                     Interest Period Balance.

               Notwithstanding the foregoing, if the Reinvestment Rate is greater than or equal to the Reference Bills(SM) Rate the fee calculated under this subparagraph (b) shall equal zero.

               If at any time a prepayment occurs of a Borrowing Tranche bearing interest at the LIBO Rate, for purposes of computing the fee payable under this subparagraph (b), all references in this
               Schedule 4.4 to Reference Bills(SM) Rate shall be deemed to refer to LIBO Rate, as the context requires.

          Borrower recognizes that prepayment of any amount due under the Revolving Credit Note, whether voluntary or involuntary resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth above represents a reasonable estimate of the damages Lender will incur because of a prepayment. Borrower further acknowledges that the above prepayment premium provisions are a material part of the consideration for the Loan, and acknowledges that the terms of the Revolving Credit Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions. Set forth below, for informational purposes only, is an example of the computation of the Prepayment Fee, based on a hypothetical (i) principal amount being prepaid of Five Million and NO/100 Dollars ($5,000,000.00), (ii) Interest Period Balance of fifteen (15) days, (iii) Reference Bills(SM) Rate of 2.75% and (iv) Reinvestment Rate of 2.25%. Based on such hypothetical amounts:

          (a)  the computation set forth in Section 2(a) above is as follows:

               (i) the Interest Period Balance (15 days) divided by three hundred sixty (360) days yields an amount equal to approximately .041666;

               (ii) one percent (1%) of the figure obtained in (i) above (approximately .041666) is an amount equal to approximately .0004166;

               (iii) the product of the figure obtained in (ii) above
                     (approximately .0004166) times the amount of principal being prepaid ($5,000,000.00) is an amount equal to approximately $2,083.33.

          (b)  the computation set forth in Section 2(b) is as follows:

               (i) the product of the principal being prepaid ($5,000,000.00) times the excess of the Reference Bills Rate (2.75%) over the Reinvestment Rate (2.25%) (such excess .5%) is an amount equal to $25,000.00;

               (ii) the figure obtained in (i) above ($25,000.00) divided by 360 days is an amount equal to approximately 69.4444;

               (iii) the product of the figure obtained in (ii) above
                     (approximately 69.4444) times the Interest Period Balance (15 days) is an amount equal to approximately $1,041.67.

          As the figure obtained under the calculation set forth in (a) ($2,083.33) exceeds the figure obtained under the calculation set forth in (b) ($1,041.67), the Prepayment Fee under this example would be equal to the figure obtained in (a) or $2,083.33.

                                 SCHEDULE 4.4(B)

             PREPAYMENT FEE SCHEDULE WITH RESPECT TO FIXED RATE NOTE

     1. If a prepayment of the Fixed Rate Note is made between the date of the Fixed Rate Note and the date that is six (6) months prior to the maturity date of the applicable Fixed Rate Note (the "Yield Maintenance Period"), the
                                        ------------------------
prepayment premium shall be whichever is the greater of subparagraphs a and b below:

          a.   1.0% of the amount of principal being prepaid; or

          b.   the product obtained by multiplying:

               (1) the amount of principal being prepaid, by

               (2) the excess (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate, by

               (3) the Present Value Factor.

          For purposes of subparagraph b, the following definitions shall apply:

          Monthly Note Rate: one-twelfth (1/12) of the annual interest rate of the Fixed Rate Note, expressed as a decimal calculated to five digits.

          Prepayment Date: in the case of a voluntary prepayment, the date on which the prepayment is made; in the case of the application by Lender of collateral or security to a portion of the principal balance, the date of such application; and in any other case, the date on which Lender accelerates the unpaid principal balance of the Fixed Rate Note.

          Assumed Reinvestment Rate: one-twelfth (1/12) of the yield rate as of the date 5 Business Days before the Prepayment Date, on the 5.00% U.S. Treasury Security due August 15, 2011, as reported in The Wall Street Journal, expressed as a decimal calculated to five digits. In the event that no yield is published on the applicable date for the Treasury Security used to determine the Assumed Reinvestment Rate, Lender, in its discretion, shall select the non-callable Treasury Security maturing in the same year as the Treasury Security specified above with the lowest yield published in The Wall Street Journal as of the applicable date. If the publication of such yield rates in The Wall Street Journal is discontinued for any reason, Lender shall select a security with a comparable rate and term to the

          Treasury Security used to determine the Assumed Reinvestment Rate. The selection of an alternate security pursuant to this Paragraph shall be made in Lender's discretion.

          Present Value Factor: the factor that discounts to present value the costs resulting to Lender from the difference in interest rates during the months remaining in the Yield Maintenance Period, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding, expressed numerically as follows:

          n = number of months remaining in Yield Maintenance Period

          ARR = Assumed Reinvestment Rate

     2. If the prepayment is made after the expiration of the Yield Maintenance Period but before the period set forth in Paragraph 3 below, the prepayment premium shall be 1.0% the amount of principal being repaid.

     3. No prepayment premium shall be payable with respect to (A) any prepayment made from and after the date that is ninety (90) days prior to the maturity date of the applicable Fixed Rate Note, or (B) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

Borrower recognizes that prepayment of the unpaid principal balance of the Fixed Rate Note, whether voluntary or involuntary resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth above represents a reasonable estimate of the damages Lender will incur because of a prepayment. Borrower further acknowledges that the above prepayment premium provisions are a material part of the consideration for the Loan, and acknowledges that the terms of the Fixed Rate Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

                                  SCHEDULE 9.26


                    LEGAL DESCRIPTION OF LOTS 1 AND LOT 2 OF
                    ----------------------------------------
                      THE COLLATERAL POOL PROPERTY KNOWN AS
                      -------------------------------------
                 SPRINGFIELD APARTMENTS LOCATED IN DENTON, TEXAS
                 -----------------------------------------------

                           LEGAL DESCRIPTION OF LOT 1
                           --------------------------

                           LEGAL DESCRIPTION OF LOT 2
                           --------------------------


                                      -37-